UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Palo Alto Networks, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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paloalto® NETWORKS

CYBERSECURITY
PARTNER OF CHOICE

2024
PROXY STATEMENT

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS

WHAT WE DO

Palo Alto Networks is the global cybersecurity leader, committed to making each day safer than the one before with industry-leading, AI-powered solutions in network security, cloud security and security operations. Powered by Precision AI™, our technologies deliver precise threat detection and swift response, minimizing false positives and enhancing security effectiveness. Our Platformization approach integrates diverse security solutions into a unified, scalable platform, streamlining management and providing operational efficiencies with comprehensive protection.

OUR VISION

Cybersecurity consolidation is the future. And we're already there.

Letter from our Chair

“The rollout of our new Secure AI by Design portfolio has begun. Our solutions, powered by Precision AITM, are your ultimate defense in an AI-first world.”

Dear Fellow Shareholders:

I have never been more excited about the future of our company and our industry. As I have expressed in this letter over the past several years, I am incredibly proud of the work Palo Alto Networks and its employees have done with our customers and partners to achieve our vision - a world where each day is safer and more secure than the one before.

FISCAL 2024 ACHIEVEMENTS

I am pleased to report that fiscal 2024 was another year of strong financial performance by Palo Alto Networks. Our revenue of $8.03 billion (a 16% year-over-year increase), Next-Generation Security (“NGS”) annual recurring revenue (“ARR”) of $4.22 billion (a 43% year-over-year increase) and remaining performance obligations (“RPO”) of $12.7 billion (a 20% year-over-year increase) demonstrate that our strategy is deeply resonating with customers. At the heart of this performance is the continued broad adoption of our three platforms: Network Security, Cloud Security and Security Operations. In Network Security, we continued to see our firewall-as-a-platform billings grow in a healthy manner, up 17% in fiscal year 2024, driven by growth in our SASE and software firewall offerings. Our Cloud Security platform maintained momentum to become the first pure-play cybersecurity cloud security business to achieve $700 million in ARR1. In Security Operations, we saw our Cortex® platform exceed $900 million in ARR, and firmly established Cortex XSIAM® as the transformation platform for security operations. In fiscal 2024, Cortex XSIAM achieved approximately $500 million in bookings, up more than 2x versus fiscal 2023.

None of these accomplishments are possible without the dedication and engagement of our over 15,000 employees, located all over the world. We believe our ongoing success depends on our employees. We continue to prioritize an employee-centric people strategy grounded on core tenets of personalization, fairness and equity, and choice that are built upon our core values of disruption, execution, collaboration, inclusion, and integrity. We are proud of the workplace recognitions that the company received in fiscal 2024, including Newsweek’s “Global Most Loved Workplaces”, Comparably’s “Best Company Culture” and “Best Company for Women” and Disability Equality Index’s “Best Places to Work for People with Disabilities.”

LOOKING AHEAD

As we look to fiscal 2025 and beyond, Palo Alto Networks continues to build on its strong foundation of transformative innovation, financial performance and profitable growth. Our customers’ buy-in and our leadership positions across cybersecurity gives me conviction that this is the time for us to invest in our long-term growth. In fiscal 2024, we embarked on an ambitious plan to accelerate Platformization - our strategy to accelerate customer adoption of our platforms across our portfolio. While there is more work to be done, I am pleased with the early momentum that we achieved with our Platformization strategy in fiscal 2024, and we expect this strategy to be a driving force toward our goal of $15 billion in NGS ARR in 2030.

Achievement of our aspirations cannot be done without talking about artificial intelligence (“AI”). In 2024, we witnessed the acceleration of our efforts to innovate with the arrival of generative AI, the continued momentum of Cortex XSIAM and the introduction of our Secure AI by Design product offerings — AI Access Security (“AI Access”), AI security posture management (“AI-SPM”) and AI Runtime Security (“AI Runtime”), as well as our Precision AITM security bundle. We introduced AI Access to enable organizations’ workforces to use AI tools with confidence, giving security teams full visibility, robust controls, data protection and proactive threat prevention measures. With AI-SPM, we are securing our customers’ AI ecosystem by identifying vulnerabilities and prioritizing misconfigurations in models, applications and resources. And with AI Runtime, we are helping organizations to confidently build AI-powered applications by securing their entire AI application ecosystem, protecting against runtime threats. I personally believe AI is going to be one of the biggest inflection points in technology in over a decade and likely, more importantly, to significantly increase the total addressable market in cybersecurity. Our heritage of innovation – and our instinct to always have an eye on the frontier of technological innovation – prepares us to harness the power of a new generation of AI capabilities. We look forward to more opportunities ahead as we remain committed to the long-term interests of our shareholders and a broad range of stakeholders critical to our success, including employees, customers, the communities we operate in, and our partners and suppliers.

(1)	Cloud Security ARR represents annual recurring revenue for Prisma Cloud and VM-Series consumed in the public cloud.

2024 Proxy Statement	3

Letter from our Chair

OUR ANNUAL MEETING
As in the past, this year’s Proxy Statement is constructed to maximize clarity and understanding about the company’s strategies, successes and challenges. Several of our key initiatives are worth prefacing here.
Shareholder Engagement. We remain guided by, and appreciative of, the perspectives of our shareholders as expressed through their engagement with us. Due, in part, to the disappointing “Say-on-Pay” vote result at our 2023 annual meeting, we redoubled our efforts and engaged in discussions with shareholders holding approximately 55% of our outstanding shares as of June 30, 2024. We conversed with you on a wide variety of topics, including executive compensation, business strategy, risk management oversight, sustainability, inclusion and diversity, and corporate governance. We understand the importance of having a true dialogue with our investors, and we are committed to meaningful outreach and discussion with our shareholders in the coming year.
Executive Compensation. We remain committed to an executive compensation program that is truly pay-for-performance. For fiscal 2024, 100% of our named executive officers’ equity compensation awards were performance-based, with different performance targets than the cash incentive plan awards, and over 97% of my compensation and, on average, approximately 94% of our other named executive officers’ compensation was performance-based. Understanding that you were not completely satisfied with our executive compensation program in fiscal 2024, our Compensation and People Committee made a number of important changes to our executive compensation programs for fiscal 2025, particularly to the equity compensation program, which we believe address the core concerns raised by you. In the pages that follow, our Lead Independent Director, John Donovan, and our Compensation and People Committee describe these changes to you in detail.
Our Commitment to Responsible Business Practices. We recognize our responsibilities to provide safety, security and sustainability to our workforce, suppliers, communities and environment. Elsewhere in this Proxy Statement, we discuss our efforts throughout fiscal 2024 to reduce our impacts on climate change, to invest in our people and our communities, and to operate with integrity in all we do. Your Board and executive leadership team take seriously their duty to oversee these environmental, social and governance strategies and are proud of our progress to date.
You are cordially invited to attend the 2024 Annual Meeting of Shareholders of Palo Alto Networks, Inc. to be held on Tuesday, December 10, 2024 at 11:00 A.M., Pacific Time.
This year’s annual meeting will be a virtual meeting conducted via a live webcast. You will be able to listen to the annual meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/PANW2024 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. If you did not receive a 16-digit control number, please reach out to your broker for further instructions.
On behalf of our Board, we thank you for your investment in Palo Alto Networks and for your continued trust. We look forward to the annual meeting on December 10, 2024.
Thank you,
Nikesh Arora
Chair and Chief Executive Officer
For important information regarding our use of forward-looking statements, please see page 8 of this proxy statement.

4	2024 Proxy Statement

Letter from our Lead Independent Director

“The Board recognizes that we are leading this company for our shareholders’ benefit. Thank you for the trust you place in us and the opportunity to serve you and our company as directors.”

Dear Fellow Shareholders:

As the lead independent director of the Palo Alto Networks Board of Directors, I wanted to write to you separately this year to cover topics of interest to you as shareholders. As always, the Board’s primary responsibility was to oversee the company’s efforts to deliver meaningful and sustainable value to our shareholders.

FISCAL 2024 HIGHLIGHTS

The company had another successful year, both financially and technologically. Through the dedicated efforts of our executive team and employees, we achieved record financial results, as discussed in our Chair’s letter, and were at the forefront of innovation, particularly with the launch of our Secure AI by Design product offerings powered by Precision AITM.

In addition, we are thrilled to have completed acquisitions that further our mission to be the cybersecurity partner of choice, protecting our digital way of life. The acquisition of Talon™ Cyber Security led to our launch of SASE’s first natively-integrated enterprise browser, which has attracted more attention to our SASE offerings, and helps secure work for users on any managed or unmanaged device, working in any location, on any web application. In addition, the Board is excited by the prospects of our expanding partnership with IBM and expect it will further accelerate the adoption of Cortex XSIAM®.

The Board believes that the company and the cybersecurity industry are at an inflection point as a result of the advances in generative AI and the need for vendor consolidation to deliver optimal cybersecurity outcomes. With our broad platform of products, Palo Alto Networks is uniquely situated to benefit from these conditions. Following the completion of the first half of fiscal 2024, the company made a strategic shift to focus even more intentionally on Platformization to accelerate the broad adoption of our product platforms. We expected this strategic shift to meaningfully increase long-term shareholder value creation, even though these longer-term benefits would come, in part, at the expense of certain elements of our short-term performance. Our executive team enthusiastically embraced this strategy despite the negative impact it could have had on their compensation. This ultimately lead to the fiscal 2024 portion of recent equity awards resulting in 0% payout attributable to fiscal 2024 performance.

SHAREHOLDER ENGAGEMENT AND EXECUTIVE COMPENSATION

During fiscal 2023, the Compensation and People Committee of our Board granted Nikesh Arora, our Chief Executive Officer, a significant performance-based restricted stock unit retention award. The committee reached its decision following a rigorous and data-driven assessment, concluding that Nikesh had typified our leadership ethos – one that values high integrity and high performance for the benefit of our shareholders. The committee also recognized that he led the transformation of our company from a market leader in next generation firewalls into the world’s cybersecurity leader, with best-of-breed products across network security, cloud security and security operations. During his tenure, our financial performance and product innovation has accelerated, and our market capitalization increased from $19.1 billion (as of May 31, 2018, the last trading day prior to announcing Nikesh as our Chief Executive Officer) to $76.5 billion (as of July 31, 2023, the last day of fiscal 2023), and it continued to increase substantially throughout fiscal 2024. With Nikesh at the helm, Palo Alto Networks has delivered extraordinary value creation for our shareholders and has become the largest pure-play cybersecurity company in the world.	21
Meetings with investors

Representing 33% of our outstanding shares, while offering meetings to investors representing 47% of our outstanding shares (each as of June 30, 2024).

2024 Proxy Statement	5

Letter from our Lead Independent Director

As a Board, we were disappointed that, at our 2023 annual meeting of shareholders, only 38% of the votes cast were in favor of our fiscal 2023 executive compensation program. Understanding that you were not completely satisfied, I personally led our shareholder outreach efforts to ensure that I, on behalf of the Board, heard from you directly. Collectively, the Chair of our Compensation and People Committee and I personally met with shareholders representing 33% of our outstanding shares, and I offered meetings to 47%. From your feedback, we distilled a number of important changes to our executive compensation programs, particularly to the equity compensation program, which we believe address the core concerns raised by you. While some of the changes we are making in response to shareholder feedback could not be reflected in compensation decisions made for fiscal 2024, because certain of our fiscal 2024 pay decisions had already been made when that feedback was received, we have implemented these changes in our fiscal 2025 pay decisions and also reflected them in the equity awards for fiscal 2023 and fiscal 2024 where possible. The changes include:

●	Reducing the maximum payout of our performance stock unit awards by 33.3%, from 600% to 400% of the target number of performance stock units, for fiscal 2025, fiscal 2024, and fiscal 2023 awards.
●	Updating the financial measures used in performance stock unit awards to annual NGS ARR and annual non-GAAP earnings per diluted share, further aligning executive compensation to the success of our Platformization strategy and focus on profitability, including for the remaining performance periods in the fiscal 2023 and fiscal 2024 performance stock unit awards.
●	Clearly defining the threshold performance levels for each performance metric in our fiscal 2025 cash incentive plan such that if either metric’s performance is more than 10% below its respective target for fiscal 2025, then there is no funding of or payout from our cash incentive plan.
●	Enhancing the disclosures around our compensation practices, as reflected in the compensation, discussion and analysis (“CD&A”) contained in this Proxy Statement, as well as in a letter from our Compensation and People Committee.

We encourage you to read this letter, as well as the entire CD&A. We believe that you will conclude that your Board has taken to heart the feedback we have received from our shareholders and designed an executive compensation program deserving of your support.

On behalf of our Board, I thank you for your investment in Palo Alto Networks and your continued trust. I look forward to the annual meeting on December 10, 2024.

Thank you,

John M. Donovan
Lead Independent Director

6	2024 Proxy Statement

Notice of 2024 Annual Meeting of Shareholders

Date and Time	Virtual Meeting Site	Who Can Vote
Tuesday, December 10, 2024 11:00 AM Pacific Time	www.virtualshareholder meeting.com/PANW2024	Shareholders of record as of October 18, 2024 are entitled to vote

Voting Items

Items of Business		Board Vote Recommendation	For Further Details
1.	To elect three Class I directors named in the accompanying proxy statement to serve until our 2027 annual meeting of shareholders and until their successors are duly elected and qualified.	“FOR” each director nominee	Page 52
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2025.	“FOR”	Page 66
3.	To approve, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation.	“ONE YEAR”	Page 69
4.	To approve, on an advisory basis, the compensation of our named executive officers.	“FOR”	Page 70
5.	To approve an amendment to the Palo Alto Networks, Inc. 2021 Equity Incentive Plan to increase the number of plan shares reserved for issuance.	“FOR”	Page 126
6.	To consider and vote upon a shareholder proposal, if properly presented at the Annual Meeting, regarding a report on climate risks to retirement plan beneficiaries.	“AGAINST”	Page 138

Shareholders will also act on such other business that may properly come before the 2024 Annual Meeting of Shareholders (the "Annual Meeting") or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. Please act as soon as possible to vote your shares, even if you plan to attend the Annual Meeting online. On or about October 29, 2024, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report and how to vote. For instructions to vote your shares and more information, see “About the Annual Meeting” on page 144.

We appreciate your continued support of Palo Alto Networks and look forward to receiving your proxy.

By Order of the Board of Directors,

Bruce Byrd
Executive Vice President, General Counsel and Corporate Secretary
October 29, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 10, 2024: THE NOTICE OF 2024 ANNUAL SHAREHOLDERS’ MEETING AND PROXY STATEMENT AND THE 2024 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM.

HOW TO VOTE

Online
Visit www.proxyvote.com prior to the Annual Meeting, 24 hours a day, seven days a week.
By Phone
Call the phone number located on your proxy card or voting instruction form.
By Mail
Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.
QR CODE
Scan the QR code on your voting materials to vote with your mobile device

2024 Proxy Statement	7

3	Letter from our Chair
5	Letter from our Lead Independent Director
7	Notice of 2024 Annual Meeting of Shareholders
9	About Us
12	Our Board at a Glance
15	Our Corporate Governance at a Glance
16	Shareholder Engagement at a Glance
17	Executive Compensation at a Glance
	17	Our Compensation Best Practices	18	Significant At-Risk Compensation
19	Corporate Responsibility at a Glance
20	Proxy Roadmap
21	Corporate Governance
	21	Corporate Governance Highlights	37	Select Oversight Areas
	22	Board Responsiveness to Shareholders	38	Enterprise Risk Management Program
	25	Leadership Structure	39	Succession Planning
	28	Board Committees and Responsibilities	39	Communications with the Board of Directors
	33	Annual Board and Committee Self-Evaluations
			40	Corporate Governance Guidelines and Code of Business Conduct and Ethics
	35	Board’s Role in Strategy Oversight
	35	Board’s Role in Risk Oversight	40	Compensation and People Committee Interlocks and Insider Participation
41	Corporate Responsibility
	41	An Overview of Our Environmental, Social and Governance Strategies	43	Environmental
			45	Social
	41	ESG Oversight and Governance	49	Our ESG Journey
50	Voting Roadmap
52		Proposal No. 1 Election of Directors
	53	Director Tenure and Refreshment	63	Director Independence
	53	Board Diversity	64	Director Compensation
	54	Board Skills and Experience Matrix	65	Director Stock Ownership Guidelines
	55	Directors	65	Director Attendance
	62	Identification and Evaluation of Director Nominees
66		Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
	66	Fees Paid to the Independent Registered Public Accounting Firm	67	Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

	66	Auditor Independence

			68	Report of the Audit Committee
69		Proposal No. 3 Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation
70		Proposal No. 4 Advisory Vote on the Compensation of our Named Executive Officers
71	Executive Compensation
	71	Letter from our Compensation and People Committee	102	Fiscal 2025 Compensation Decisions
			103	Other Aspects of Our Executive Compensation Programs
	74	Compensation Discussion and Analysis
	78	We Followed Through on Our Commitments	108	Report of the Compensation and People Committee
	79	Compensation-Setting Process
	82	CEO and NEO Pay for Performance Alignment for Fiscal 2024	109	Executive Compensation Tables
			124	Executive Officers
126		Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan
	126	Why Should Shareholders Vote to Approve the Amendment to the 2021 Plan?	129	Summary of the 2021 Plan
138		Proposal No. 6 Shareholder Proposal – Report on Climate Risks to Retirement Plan Beneficiaries
	138	Shareholder’s Proposal and Supporting Statement	139	Company Opposing Statement
141	Security Ownership of Certain Beneficial Owners and Management
143	Related Person Transactions
144	About the Annual Meeting
150	Other Matters
	150	Delinquent Section 16(a) Reports	150	Fiscal Year 2024 Annual Report and SEC Filings
151	Appendix A
	151	Calculation of Billings and Organic Operating Margin	153	Non-GAAP Financial Measures and Other Key Metrics
	152	Calculation of Adjusted Operating Margin, Free Cash Flow Margin and Adjusted Free Cash Flow Margin
154	Appendix B
	154	Amended and Restated 2021 Equity Incentive Plan

Highlights

12	Our Board at a Glance
15	Our Corporate Governance at a Glance
17	Executive Compensation at a Glance
50	Voting Roadmap
54	Board Skills and Experience Matrix
71	Letter from our Compensation and People Committee
74	Compensation Discussion and Analysis
126	Amendment to Our 2021 Equity Incentive Plan

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our future prospects, social, environmental and sustainability plans and goals, and executive compensation plans, made in this document are forward-looking. We use words such as “anticipates,” “believes,” “continue,” “estimate,” “expects,” “future,” “intends”, “may,” “plan,” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ materially from those expected or implied in any forward-looking statement include, but are not limited to those discussed in the section titled “Risk Factors” in our 2024 Annual Report on Form 10-K. Unless otherwise provided herein, all statements in this Proxy Statement are as of the date of the filing of this Proxy Statement, and we do not assume any obligation to update forward-looking statements.

References to our website in this Proxy Statement are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement.

In this Proxy Statement, the terms “the Company,” “we,” and “our” refer to Palo Alto Networks, Inc. and the term “Board” refers to the Board of Directors of Palo Alto Networks, Inc.

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the Letters from our Chair, our Lead Independent Director and our Compensation and People Committee, and the sections of this Proxy Statement titled “Report of the Audit Committee” and “Report of the Compensation and People Committee” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing.

8	2024 Proxy Statement

About Us

Our Company

Palo Alto Networks is a global cybersecurity provider with a vision of a world where each day is safer and more secure than the one before. We were incorporated in Delaware in 2005 and are headquartered in Santa Clara, California. Our principal executive offices are located at 3000 Tannery Way, Santa Clara, CA 95054.

We empower enterprises, organizations, service providers, and government entities to protect themselves against today’s most sophisticated cyber threats. Our cybersecurity platforms and services help secure enterprise users, networks, clouds, and endpoints by delivering comprehensive cybersecurity backed by industry-leading artificial intelligence and automation. A key element of our strategy is to help our customers simplify their security architectures through consolidating disparate point products. We execute on this strategy by developing our capabilities and packaging our offerings into platforms which are able to cover many of our customers’ needs in the markets in which we operate. Our Platformization strategy combines various products and services into a tightly integrated architecture and makes security faster, less complex, and more cost-effective. We focus on delivering value in four sectors of the cybersecurity industry: Network Security, Cloud Security, Security Operations, and Threat Intelligence and Security Consulting.

Our Corporate Values

Our corporate decisions are guided by our corporate values, which were co-created by our employees. Foremost among these is integrity, which is the foundation of everything we do and every decision we make. We believe that collaboration enhances our ability to disrupt entrenched beliefs, which we think ultimately leads to innovation. Our ability to execute on our innovations and deliver products and services that address the cybersecurity needs of our customers is critical to our long-term success. Finally, we are intentional about including diverse points of view, perspectives, experiences, and ideas in our decision-making process. True inclusion and diversity exists when we have representation of all ethnicities, orientations and identities, and cultures in our workforce. We believe that our core values make us a better company.

“Best Company Culture” and “Best Company for Women” “Palo Alto Networks’ culture in the Top 5% compared to similar sized companies”	Recognized as a Best Place to Work for People with Disabilities	“Palo Alto Networks is on InHerSight’s list of the 50 best companies to work for. . .”	“Most Loved Workplace” - “Palo Alto Networks puts its people first . . . The company is dedicated to employee development, innovation and collaboration”
December 2023 (Comparably)	July 2024 (Disability:IN)	July 2024 (InHerSight)	June 2024 (Newsweek)

2024 Proxy Statement	9

About Us

Our 2024 Financial and Business Highlights

We delivered another year of outstanding results for our shareholders in fiscal 2024, with a strong year of financial performance and execution. Highlights include:

●	Total revenue increased to $8.03 billion, by 16% compared to fiscal 2023.
●	Next-Generation Security annual recurring revenue, or “NGS ARR”, increased to $4.22 billion, by 43% compared to fiscal 2023.(1)
●	Remaining performance obligations, or “RPO”, increased to $12.7 billion, by 20% compared to fiscal 2023.
●	GAAP net income per diluted share (“EPS”) increased to $7.28, by 469% compared to fiscal 2023.(2)
●	Continued to drive innovation through the launch of our Secure AI by Design product offers and our Precision AI security bundle.
●	Continued to return capital to our shareholders through our stock repurchase program, totaling $4.1 billion over the last six years.

Building a Stronger and More Profitable Palo Alto Networks

Total Revenue ($ in billions)	NGS ARR ($ in billions)

RPO ($ in billions)	Earnings Per Diluted Share(2) ($)

RETURN OF CAPITAL

Fiscal 2019-2024
$4.1 Billion

(1)	NGS ARR is annualized allocated revenue of all active contracts as of the final day of the reporting period for Prisma and Cortex offerings inclusive of the VM-Series and related services, and certain cloud-delivered security services.
(2)	EPS increased to $7.28 in fiscal 2024, 469% compared to fiscal 2023, primarily due to our recognition of a deferred tax benefit from the net release of our valuation allowance on United States ("U.S.") federal, U.S. states other than California, and United Kingdom deferred tax assets in fiscal 2024.

10	2024 Proxy Statement

About Us

Delivering Superior Shareholder Returns

Five-Year Total Shareholder Return

As shown below, our total shareholder return over the past five years significantly outperformed our 2024 compensation peer group and the S&P 500. See “Compensation Discussion and Analysis—Compensation Process—Competitive Positioning” for a list of our 2024 compensation peer group.

Source: S&P Capital IQ, based on the latest closing price as of July 31, 2024. Our compensation peer group includes only publicly-traded companies as of such date.

2024 Proxy Statement	11

Our Board at a Glance

Our Board comprises a diverse group of highly qualified leaders in their respective fields who bring unique perspectives. All directors have either held senior leadership positions at large companies or otherwise gained significant and wide-ranging management experience in their respective fields (including strategic, financial, public company financial reporting, compliance, risk management, and leadership development). Many of our directors also have public company experience (serving as chief executive officer, chief operating officer, or chief financial officer, or on boards of directors and board committees), and as a result have a deep understanding of corporate governance practices, including risk and management oversight.

12	2024 Proxy Statement

Our Board at a Glance

2024 Proxy Statement	13

Our Board at a Glance

Skills and Experience

Our directors have the breadth and depth of expertise necessary to guide our business strategy and create shareholder value. The Board is independent, with diverse backgrounds, experience and perspectives.

Leadership & Governance
Senior Leadership Experience	Global/International Experience	Public Company Board Experience and Corporate Governance

Risk Management	Financial Knowledge and Expertise	Human Capital Management
Risk Management Experience	Financial Knowledge and Expertise	Human Capital Management

Strategic
Industry and IT/Technical Expertise	Cybersecurity/Information Security/Security	Diverse Backgrounds and Experiences

Emerging Technologies and Business Models Experience	Sales, Marketing and Brand Management Experience

14	2024 Proxy Statement

Our Corporate Governance at a Glance

1 BOARD COMPOSITION

See Page 53

- Consider nominees and candidates in light of current skill sets and needs of the Board
- All candidates and nominees evaluated and considered for their expertise, experience, leadership and diversity, including gender, ethnicity and background
- Board comprised of diverse directors, including gender, ethnic, racial and experiential diversity
  - Appointed four new directors since 2019, including three who brought gender, ethnic and/or racial diversity to the Board
- Deliberate annual assessment of Board composition against anticipated future needs, including succession planning

2 BOARD LEADERSHIP AND STRUCTURE

See Page 25

- Board leadership reviewed annually
- Clearly defined roles for Board leadership
- Strong Lead Independent Director, who leads executive sessions of the Board
- Strong Board independence, with eight independent directors
- Independent Board committees, with frequent executive sessions
- Strong partnership between Chair and Lead Independent Director

3 BOARD EFFECTIVENESS

See Page 33

- Annual Board evaluation process includes assessments and reviews of the Board, committees and individual directors
- Director orientation and continuing director education
- High standards of corporate governance
- Board meeting agendas set by Chair in collaboration with Lead Independent Director

4 ENGAGED OVERSIGHT

See Page 35

- Frequent review of oversight during the year, including over significant risks in
  - Culture, employee retention and human capital management (Compensation and People Committee)
  - Sustainability and corporate governance (Governance and Sustainability Committee)
  - Security and cybersecurity (Security Committee)
  - Financial reporting, internal controls over financial reporting, and enterprise risk relating to financial matters (Audit Committee)
- Mergers, acquisitions and other strategic transactions (Corporate Development Committee)
- Engaged in setting corporate strategy
- Engaged in management succession planning to ensure next generation of leadership
- Strong Lead Independent Director, who actively engages in management oversight

5 BOARD ACCOUNTABILITY

See Page 22

- Transparent lines of accountability to our shareholders
- A robust and interactive shareholder engagement program based on dialogue, transparency and responsiveness to shareholder concerns
  - In response to shareholder feedback, adopted majority voting for uncontested elections of directors, including a resignation policy in the event a director does not receive a majority of the vote
- Updated executive compensation program to address shareholder feedback and further align to the Company's strategy to focus on Platformization and profitability
- Appropriate director compensation structured in a manner that is aligned with shareholder interests and informed by market data provided by our independent compensation consultant

2024 Proxy Statement	15

Shareholder Engagement at a Glance

We are proud of our investor engagement program and committed to maintaining outreach that is truly a dialogue with our shareholders. Our relationship with our shareholders is an important part of our Company’s success. In fiscal 2024, we once again engaged in robust shareholder engagement, with a focus on executive compensation, corporate governance, sustainability, and social responsibility, as well as other matters of particular import to our shareholders. Our Lead Independent Director played a central role in developing and implementing our program, and once again actively participated in our shareholder engagement efforts in fiscal 2024.

Our Lead Independent Director and management team regularly update our Board and its committees on our engagement efforts, providing summaries and analyses of our shareholders’ feedback. The feedback that we received from our shareholders resulted in significant improvement in our compensation and corporate governance practices, as described in detail in this proxy statement, including our adoption in May 2022 of majority voting for uncontested elections of our directors.

We believe that our approach to engaging directly and openly with our investors drives increased corporate accountability, improves decision making, and ultimately creates long-term value.

We reached out to shareholders representing 61% of our outstanding shares	We engaged in discussions with investors representing 55% of our outstanding shares (which is all shareholders that indicated a willingness to engage with us)	Our Lead Independent Director participated in discussions with investors representing 33% of our outstanding shares (21 meetings), while offering meetings to investors representing 47% of our outstanding shares
*	Shareholder ownership, to our knowledge, as of June 30, 2024.

Below are the key elements of our shareholder engagement cycle:

16	2024 Proxy Statement

Executive Compensation at a Glance

Our Compensation Best Practices

In fiscal 2024, we continued to execute on our redesigned executive compensation programs, meeting the commitments we made to our shareholders in our 2021, 2022 and 2023 proxy statements. Our compensation programs reflect recognized best practices and principles that align the compensation of our named executive officers ("NEOs") with the long-term interests of our shareholders and are supported by market practices.

In addition, understanding that our shareholders were not completely satisfied with our fiscal 2023 executive compensation program, we embarked on an extensive shareholder engagement effort. The Compensation and People Committee distilled a number of important changes to our equity compensation program from this shareholder feedback and advice from our independent compensation consultant, which we believe address the core concerns raised by you. While some of the changes we are making in response to shareholder feedback could not be reflected in compensation decisions made for fiscal 2024, because certain of our fiscal 2024 pay decisions had already been made when that feedback was received, we have implemented these changes in our fiscal 2025 pay decisions and, where possible, in the equity awards for fiscal 2023 and fiscal 2024.

NEW FOR 2025 PERFORMANCE-BASED EQUITY AND ALIGNMENT FOR REMAINING PERFORMANCE PERIODS

✓For fiscal 2025, reduced the maximum payout of performance-based equity awards by 33.3%, from 600% to 400% of the target number of performance-based restricted stock units
✓For fiscal 2025, updated the financial measures to align with our Platformization strategy, and introduced a second financial measure to drive balanced focus on Platformization and earnings growth — annual NGS ARR to focus on Platformization and non-GAAP EPS to focus on profitability

✓For outstanding performance-based equity awards, lowered the maximum payout by 33.3%, from 600% to 400% of the target number of performance-based restricted stock units, to align with the maximum payout adopted for the fiscal 2025 awards
✓For outstanding performance-based equity awards, aligned the remaining performance periods to use annual NGS ARR and annual non-GAAP EPS to align NEO compensation to the success of our Platformization strategy and our focus on profitability

ROBUST AND INDEPENDENT COMPENSATION DECISION-MAKING, ALIGNED WITH OUR CORPORATE VALUES

✓100% independent Compensation and People Committee ✓Independent compensation consultant	✓Annual review of compensation strategy ✓Consideration of annual say-on-pay vote

2024 Proxy Statement	17

Executive Compensation at a Glance

COMPENSATION BEST PRACTICES

✓Robust process and framework drive executive compensation decisions
✓Significant majority of compensation is performance-based and at-risk
✓100% of equity awards granted to our NEOs in fiscal 2024 were performance-based, with different performance targets than the cash incentive plan
✓100% of short-term incentive cash compensation is performance-based and at-risk
✓No single trigger vesting of equity awards on occurrence of a change in control
✓No dividends paid on unvested equity
✓Robust stock ownership guidelines
✓Adopted an SEC and Nasdaq-compliant compensation recovery policy and maintain an additional clawback policy

✓No hedging or pledging, except limited pledging permitted with the prior approval of the Governance and Sustainability Committee
✓Limited perquisites and personal benefits
✓No defined benefit plans or Supplemental Executive Retirement Plans (SERPs)
✓Assessing and implementing the advice of independent compensation consultant, including a new decision-making framework that further ensures alignment of executive compensation decisions with our pay-for-performance philosophy
✓Inclusion of ESG modifier in cash incentive plan, which modifies the annual incentive cash compensation (plus or minus 10%), based on our performance relative to an ESG scorecard with climate, inclusion and human capital metrics
✓One-year post-vesting holding period for all NEOs, including our Chief Executive Officer

Significant At-Risk Compensation

Our executive compensation program is tied to our financial and operational performance. The graphs below illustrate the predominance of the approximate at-risk and performance-based components of our fiscal 2024 compensation program for our Chief Executive Officer and other NEOs, based on total target annual compensation.

CEO	Average of Other NEOs

18	2024 Proxy Statement

Corporate Responsibility at a Glance

At Palo Alto Networks, we help protect organizations and vital social structures from cybersecurity threats, building a world where each day is safer and more secure than the one before. Our cybersecurity platforms help businesses, nonprofits and governmental organizations protect power grids, water supplies, financial systems and other critical infrastructure. As a company built on trust, we also believe it is imperative that we continue to be a leader in responsible business practices. Information about our ESG initiatives is presented in the visual below and detailed elsewhere in this Proxy Statement.

2024 Proxy Statement	19

Proxy Roadmap

ABOUT US

Read about our corporate values, fiscal 2024 financial and business highlights, and learn more about our Board, corporate governance, shareholder engagement efforts, executive compensation and corporate responsibility highlights at a glance.

CORPORATE GOVERNANCE AND CORPORATE RESPONSIBILITY

Read more about corporate governance and our approach to corporate responsibility, including the roles of our Board and management team in setting our programs and priorities.

PROPOSAL NO. 1

Read about our proposal to elect Rt Hon Sir John Key, Mary Pat McCarthy and Nir Zuk to a new term, and learn more about our Board members, Board committees and Board compensation.

PROPOSAL NO. 2

Read about our proposal to ratify Ernst & Young as our independent registered public accounting firm for fiscal 2025.

PROPOSAL NO. 3

Read about our “Say-When-on-Pay” proposal to approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation.

PROPOSAL NO. 4

Read about our “Say-on-Pay” proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

EXECUTIVE COMPENSATION

Read the letter from our Compensation and People Committee, and learn more about our executive compensation programs.

PROPOSAL NO. 5

Read about our proposal to approve an increase in the number of shares of common stock available for issuance under our 2021 Equity Incentive Plan.

PROPOSAL NO. 6

Read about the shareholder proposal regarding a report on climate risks to retirement plan beneficiaries.

20	2024 Proxy Statement

Corporate Governance

Corporate Governance Highlights

Our Board is governed by our Corporate Governance Guidelines, which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Guidelines can be found on our website at https://investors.paloaltonetworks.com.

In addition to a strong, independent Board, we are committed to corporate governance structures that promote long-term shareholder value creation through a sound leadership structure and by providing our shareholders with both the opportunity to provide direct feedback, and substantive rights and policies to ensure accountability.

THE BOARD’S CORPORATE GOVERNANCE PRACTICES AND SHAREHOLDER RIGHTS INCLUDE THE FOLLOWING:

✓Majority Voting for Uncontested Elections of board members, with an associated resignation policy
✓Strong Lead Independent Director
✓Board Composed of 80% Independent Directors
✓100% Independent Audit Committee, Governance and Sustainability Committee, Compensation and People Committee, and Security Committee
✓Annual Review of Board Leadership Structure
✓Board Refreshment
✓Director Changes in Circumstances Actively Evaluated
✓Board and Committee Access to Management
✓Annual Board and Committee Evaluations
✓Independent Compensation and People Committee Consultant
✓Board and Committee Authority to Retain Outside Advisors
✓Board and Committee Risk Oversight, including Security
✓Board Continuing Education Program
✓No "Poison Pill"
✓Single Class of Shares

✓Board-level Security Committee with oversight over security issues, including cybersecurity
✓Annual Review of Committee Charters and Governance Policies
✓Fair Director Compensation Practices
✓Active Management Succession Oversight
✓Active Management of Director Conflicts of Interest
✓Annual Say-on-Pay Vote
✓Continuous Shareholder Engagement Program
✓Stock Ownership Guidelines for Directors and Executive Officers
✓Code of Business Conduct and Ethics for Directors, Officers and Employee
✓Anti-Hedging Policy
✓Restrictive Pledging Policy
✓An SEC and Nasdaq-compliant Compensation Recovery Policy and an additional Clawback Policy
✓Regular Meetings of Independent Directors Without Management Present
✓Proxy Access Bylaws

2024 Proxy Statement	21

Corporate Governance

Board Responsiveness to Shareholders

Our Board is committed to actively engaging with our shareholders, and committed to maintaining outreach that is truly a dialogue with our shareholders. Through year-round engagement and outreach, we regularly provide shareholders with opportunities to deliver feedback on our corporate governance, executive and director compensation, and environmental and sustainability practices. We regularly meet with investors, prospective investors, and investment analysts. These meetings can include participation by our Chair and Chief Executive Officer, Chief Financial Officer, Chief Product Officer, General Counsel and Corporate Secretary or other business leaders, and can often focus on Company strategy, financial performance, product strategy and ESG philosophy. Members of our Investor Relations team also participate in meetings with our shareholders and, on occasion, members of the Board participate as appropriate. In fiscal 2024, our Lead Independent Director participated in 21 meetings with investors representing 33% of our outstanding shares, while offering meetings to investors representing 47% of our outstanding shares (each, as of June 30, 2024).

Following our 2021 annual meeting of shareholders, we reinvigorated our approach and practices to shareholder engagement and implemented a strategy that focused on extensive engagement on a wide range of topics. Our Lead Independent Director played an active and central role in our shareholder engagement efforts in fiscal 2024, and our management team regularly communicated topics discussed and shareholder feedback to the Board and our Board committees for consideration in their decision-making.

Who we met with
●Investors holding 55% of shares outstanding engaged with in discussions
●Offered meetings with Lead Independent Director to shareholders holding 47% of shares outstanding
●Investors holding 33% of shares outstanding engaged with Lead Independent Director

Our primary engagement team	●Lead Independent Director (participated in 21 meetings) ●Investor Relations team ●General Counsel & Corporate Secretary ●People team (human resources) ●Corporate Responsibility team
What we discussed
●Executive compensation
●Board structure
●Board composition and governance, including Board refreshment and diversity
●Board risk oversight
●Board leadership
●Shareholder engagement
●ESG initiatives and disclosure

22	2024 Proxy Statement

Corporate Governance

WHAT WE HEARD OVER THE YEARS	HOW WE RESPONDED
Board Governance Classified Board of Directors, dual role of CEO and Chairman and annual election of all Board members
●Adopted a majority voting requirement for uncontested elections of directors, including a resignation policy in the event a director does not receive a majority of the vote
●Annual review of our Board leadership structure, including whether an independent director should be the Chair of our Board
●Maintaining a strong Lead Independent Director
●Annual review to determine whether maintaining a classified Board is appropriate for our Company
●Annual survey of the members of our Board and self-evaluation of the Board and its committees

Board Oversight of Risks, Including Cybersecurity and ESG Risks How the Board is addressing oversight of increased, varied and new risks
●Reallocated ESG responsibilities among our Board committees, clearly identifying the responsibilities of each committee
●Formed a Security Committee of our Board to enhance oversight over security issues facing our Company, including cybersecurity
●Reconstituted our Nominating and Corporate Governance Committee as the Governance and Sustainability Committee to enhance the Board’s oversight of ESG matters
●Appointed Lorraine Twohill as co-Chair of our Governance and Sustainability Committee
●Added additional disclosure in this proxy statement relating to Board oversight

Board Diversity and Refreshment The duration of Board service by certain long-standing directors, and the makeup of the Board and the rationale therefore
●Two long-standing directors did not stand for re-election at our 2022 Annual Meeting of Shareholders
●The Board appointed Ms. Bawa and Dr. Gayle to our Board during fiscal 2021, increasing the gender, racial and ethnic diversity of the Board. Presently, four of our ten directors are women
●During the period between April 2019 and May 2021, we appointed four new independent directors: Ms. Bawa, Dr. Gayle, Ms. Twohill and Rt Hon Sir John Key
●Expanded disclosure in our proxy statement of the rationales as to why each of our directors continue to serve on our Board

Shareholder Engagement Continued 1:1 investor outreach on executive compensation, ESG and other matters of interest to our shareholders
●Conducted extensive shareholder and investor outreach
●In fiscal 2024, engaged in discussion with shareholders holding 55% of our outstanding shares (as of June 30, 2024)
●In fiscal 2024, our Lead Independent Director participated in 21 investor meetings and engaged in discussion with shareholders holding 33% of our outstanding shares, and offered meetings to 47% (each, as of June 30, 2024)
●Modified our executive compensation program as a result of shareholder feedback

2024 Proxy Statement	23

Corporate Governance

WHAT WE HEARD OVER THE YEARS	HOW WE RESPONDED
Environmental, Social & Governance Initiatives and Disclosures Would like to see more information about how we develop and manage environmental, social and governance initiatives
●Published our second ESG report in fiscal 2024, in which we report on our carbon emissions and other sustainability initiatives
●Added more disclosure in our annual report on Form 10-K and our proxy statement describing our ESG initiatives and oversight
●Advanced our science-based emissions reduction strategies, including deployment of renewable energy at our Santa Clara, CA headquarters, towards our 100% renewable energy goal, and advocacy for climate action
●In fiscal 2024, established an Inclusion and Diversity Steering Committee, which is made up of members of our management to set objectives and oversee program implementation
●Invested in nonprofit organizations and our social impact programs to advance cybersecurity education and to help develop a diverse talent pipeline
●Operationalized our ESG governance structure through an ESG Steering Committee consisting of cross-functional leaders from management to recommend strategies and lead implementation of ESG programs, which reports regularly to our ESG Executive Council and the Board

Executive Compensation
Prioritize and ensure the retention of Chief Executive Officer, stand by our pay-for-performance philosophy and the commitments made in our 2021, 2022 and 2023 proxy statements relating to the structure of our executive compensation program and enhanced disclosure, and reduce stock-based compensation expense as a percentage of revenue

●Incentivized our Chief Executive Officer to remain at the Company for the long term to enhance our prospects of delivering sustained shareholder value
●100% of the equity awards granted to our NEOs in fiscal 2024 were performance-based, with different performance targets than the cash incentive plan
●Maintained our robust stock ownership guidelines for our NEOs, including our Chief Executive Officer
●Maintained an ESG modifier to our cash incentive plan, and in response to shareholder feedback, expanded our disclosure in our Compensation Discussion and Analysis to include data regarding the scorecard measures
●Maintained a one-year post-vesting holding period for all NEOs, including our Chief Executive Officer
●Reduced stock-based compensation expense as a percentage of revenue from 21.8% in fiscal 2021 to 13.4% of revenue in fiscal 2024
●For fiscal 2025, we significantly redesigned performance-based equity awards to reduce the maximum payout by 33.3%, and updated the financial measures to align with our Platformization strategy and drive balanced focus on Platformization and profitability
●Although we shifted strategy during fiscal 2024, we did not reset the fiscal 2024 performance targets for outstanding performance-based equity awards – the fiscal 2024 portion of the fiscal 2023 and fiscal 2024 performance stock unit awards resulted in 0% payout for fiscal 2024 performance, demonstrating our commitment to a pay-for-performance philosophy

24	2024 Proxy Statement

Corporate Governance

Leadership Structure

Our Corporate Governance Guidelines provide that our Board is free to choose its chairperson (the “Chair”) based on our Board’s view of what is in the best interest of the Company and our shareholders. The Chair and the Chief Executive Officer may, but need not be, the same person.

Annual Evaluation of Leadership Structure and Annual Appointment of Lead Independent Director

As part of its annual review and evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chair and Chief Executive Officer is in the best interests of the Company and our shareholders. The Board also considers:

●	The effectiveness of the policies, practices, and people in place at the Company to help ensure strong, independent Board oversight.
●	The importance of consistent, unified leadership to execute and oversee the Company’s strategy.
●	The strength of Mr. Arora’s vision for the Company and the quality of his leadership.
●	Our performance and the effect the leadership structure could have on our performance.
●	The Board’s performance and the effect the leadership structure could have on the Board’s performance.
●	The meaningful and robust responsibilities and the performance of our Lead Independent Director.
●	The views of our shareholders through our ongoing engagement efforts.
●	The practices at other companies and trends in governance.
●	The current state of our Company.

In the circumstance that the Board determines that it remains in the best interests of the Company and its shareholders that our Chief Executive Officer serve as our Chair, the independent members of the Board then appoint a Lead Independent Director as provided in our Corporate Governance Guidelines.

Why Our Leaders Are Ideally Suited for Their Roles

The Board believes that the independent Board members should have the flexibility to respond to changing circumstances and choose the Board leadership structure that best fits the then-current situation. As it does annually, in August 2024, the Board reviewed our leadership structure. Following that review, the Board determined that the combination of the Chairman and Chief Executive Officer roles, along with the robust authority given to our experienced Lead Independent Director, effectively maintains independent oversight of management. The Board consists of eight independent directors, and exercises a strong, independent oversight function through frequent executive sessions, independent Board committees and by having a strong Lead Independent Director with clearly delineated and comprehensive duties.

The Board strongly believes that its leadership structure strikes the right balance of allowing our Chair and Chief Executive Officer to promote a clear, unified vision of the Company’s strategies, while ensuring robust, independent oversight by the Board and our Lead Independent Director. The Board also believes there is value in presenting a single face to our customers through combining the Chair and Chief Executive Officer roles, and that this structure of having the Board and management operate under the unified leadership of a highly experienced Chief Executive Officer best positions the Company to successfully implement its next phase of growth.

Accordingly, in August 2024, the Board determined that it is in the best interests of our shareholders for Mr. Arora to serve as Chair and John Donovan to serve as Lead Independent Director.

2024 Proxy Statement	25

Corporate Governance

Nikesh Arora Chair and Chief Executive Officer	John M. Donovan Lead Independent Director

●Substantial knowledge and deep understanding of our business and the challenges we face
●Substantial international business experience and business acumen and valued strategic, financial and operational insights
●Day-to-day insight into our prospects, opportunities, strategies and challenges facilitates the timely deliberation by the Board of the most important matters
●Brings a unique, shareholder-focused insight to assist the Company to most effectively execute its strategy and business plans to maximize shareholder value
●Serves as an important bridge between the Board and management, and provides critical leadership for carrying out our strategic initiatives and confronting our challenges
●Provides the Board with more complete and timely information about the Company
●Provides a unified structure and consistent leadership direction internally and externally, allowing the Company to act rapidly and proactively to address new and evolving technology
●Proven success in leading Palo Alto Networks since joining the Company

●Independence, confidence and gravitas, enabling strong oversight of executive leadership
●Deep understanding of our business
●Strong working relationship with our Chair and Chief Executive Officer
●Strength and effectiveness of communication with our Chair and Chief Executive Officer, resulting in active and visible oversight of the issues, plans and prospects of the Company
●Strong working relationship with other management and our independent directors
●Substantial experience leading a large multinational company
●Strong background in corporate governance
●Strong background as a technologist
●Dedicated to his service as Lead Independent Director, as demonstrated by the fact that, during fiscal 2024, he held 21 meetings with shareholders holding 33% of our outstanding shares and offered to meet with shareholders holding 47% of our outstanding shares
●Promotes a collaborative and collegial environment for Board decision making
●Actively and effectively engages with our shareholders on an annual basis

26	2024 Proxy Statement

Corporate Governance

OVERVIEW OF LEAD INDEPENDENT DIRECTOR RESPONSIBILITIES

The responsibilities of the Lead Independent Director are well-defined. The Lead Independent Director engages in regular communication between the independent directors and Mr. Arora, keeping Mr. Arora apprised of any concerns, issues, or determinations made during the independent sessions, and consults with Mr. Arora on other matters pertinent to the Company and the Board. As part of the Board’s annual review and evaluation, the Board further defined the role and responsibilities of our Lead Independent Director to include:

●	Presiding at meetings of the Board at which the Chair is not present, including calling and presiding over executive sessions of the independent directors.
●	Serving as liaison between the Chair and the independent directors.
●	Developing agendas for Board meetings in collaboration with the Chair, communicating with independent Board members to ensure that matters of interest are being included on agendas for Board meetings, and ensuring adequate time is allocated for Board discussions.
●	Communicating with independent Board members and with management to affirm that appropriate briefing materials are being provided to Board members sufficiently in advance of Board meetings to allow for proper preparation and participation at meetings.
●	Ensuring the Board exercises appropriate risk management oversight, including providing direction related thereto to management.
●	Having the authority to call meetings of the independent directors.
●	Preparing agendas for meetings of the independent directors.
●	Organizing and leading the Board’s evaluation of the Chief Executive Officer.
●	Leading the Board’s annual self-evaluation and assessing areas of current and future improvement in Board performance.
●	If requested by major shareholders, ensuring that he is available, as necessary, for consultation and direct communication.

In addition to the responsibilities outlined above, our Lead Independent Director also:

●	Has biennial one-on-one discussions with each independent director, as part of the Board’s annual evaluation process.
●	Has access to all committee materials.
●	Has the authority to engage independent consultants.
●	Interviews Board candidates, and assesses future Board needs.
●	Spends time with senior management outside of Board meetings (as necessary) to ensure a deep understanding of the business and strategy of the Company.
●	Participates in shareholder engagement planning and activities.

Independent Director Sessions

A meeting of the independent directors is scheduled at every regular Board meeting for the independent directors to meet in an executive session. These independent sessions are organized and chaired by our Lead Independent Director, and our Lead Independent Director provides direct feedback to Mr. Arora after these executive sessions.

2024 Proxy Statement	27

Corporate Governance

Independent Committee Leadership

The Audit, Compensation and People, Security, and Governance and Sustainability Committees are each composed solely of, and led by, independent directors, and provide independent oversight of management. In addition:

●	Each committee chair meets with management in advance of meetings to review and refine agendas, add topics of interest, and review and comment on materials to be delivered to the committee.
●	Every independent director has access to all committee materials.
●	Each committee chair provides a report summarizing committee meetings to the full Board at each regular meeting of the Board.
●	Each committee meeting includes adequate time for executive session and the committees meet in executive session on a regular basis with no members of management present (unless otherwise requested by the committee).
●	Each committee effectively manages its Board-delegated duties and communicates regularly with the Chair, Lead Independent Director, the Board, and members of management.

Furthermore, the Compensation and People Committee has an effective process for monitoring and evaluating Mr. Arora’s compensation and performance, as well as succession planning.

Board Committees and Responsibilities

Our Board has a standing Audit Committee, Compensation and People Committee, Corporate Development Committee, Governance and Sustainability Committee, and Security Committee, which have the composition and responsibilities described below. Directors serve on these committees until their resignation or until otherwise determined by our Board.

The membership and meetings during fiscal 2024 and the primary functions of each of the standing committees are described below.

Board of Directors	Audit Committee	Compensation and People Committee	Corporate Development Committee	Governance and Sustainability Committee	Security Committee
Nikesh Arora			●
Aparna Bawa*	●	●	●		●
John M. Donovan**		●
Carl Eschenbach*					●
Dr. Helene D. Gayle*				●	●
James J. Goetz*	●		●		●
Rt Hon Sir John Key*	●				●
Mary Pat McCarthy*			●		●
Lorraine Twohill*					●
Nir Zuk
●	Member
Committee Chair or Co-Chair
**	Lead Independent Director
*	Independent Director
Financial Expert

28	2024 Proxy Statement

Corporate Governance

Audit Committee
Chair:	Members:		Number of meetings in fiscal 2024: 7
Mary Pat McCarthy	Aparna Bawa	Right Honorable Sir John Key
James J. Goetz

Our Audit Committee is responsible for, among other things:
●Selecting and hiring our independent registered public accounting firm, including leading the review and selection of the lead audit engagement partner.
●Evaluating the performance and independence of our independent registered public accounting firm.
●Approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm.
●Reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices.
●Reviewing and participating in the selection of our chief audit executive and periodically reviewing the activities and reports of the internal audit function and any major issues encountered in the course of the internal audit function’s work.
●Reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures.
●Overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters.
●Reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed periodic reports.
●Reviewing and approving or ratifying any proposed related person transactions.
●Preparing the Audit Committee report that the SEC requires in our annual proxy statement.

The composition of our Audit Committee meets the requirements for independence for audit committee members under the listing standards of Nasdaq and the rules and regulations of the SEC. Each member of our Audit Committee also meets the financial literacy and sophistication requirements of the listing standards of Nasdaq. In addition, our Board has determined that Ms. McCarthy is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

Our Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our Audit Committee is available on our website at http://investors.paloaltonetworks.com.

2024 Proxy Statement	29

Corporate Governance

Compensation and People Committee
Chair:	Members:	Number of meetings in fiscal 2024: 4
Right Honorable Sir John Key	Aparna Bawa
John M. Donovan

Our Compensation and People Committee is responsible for, among other things:
●Reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation arrangements, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements.
●Establishing and administering our equity compensation plans.
●Overseeing our overall compensation philosophy and compensation plans.
●Preparing the Compensation and People Committee report that the SEC requires to accompany the Compensation Discussion and Analysis contained in this proxy statement.
●Administering the Company’s compensation recovery and clawback policies. y Overseeing our succession planning process for the Chief Executive Officer and members of the management team.
●Overseeing our talent management and people management, including the Company’s inclusion and diversity initiatives and results, the Company’s pay equity reviews and results, and the Company’s FLEXLearning and FLEXBenefits initiatives.
●Reviewing and discussing with management the risks arising from the Company’s compensation philosophy and practices applicable to employees to mitigate such risks.

The composition of our Compensation and People Committee meets the requirements for independence for compensation committee members under the listing standards of Nasdaq and the rules and regulations of the SEC. Each member of our Compensation and People Committee is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Compensation and People Committee operates under a written charter that was adopted by our Board and satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our Compensation and People Committee is available on our website at http://investors.paloaltonetworks.com.

Corporate Development Committee
Chair:	Members:
John M. Donovan	Nikesh Arora	James J. Goetz
	Aparna Bawa	Mary Pat McCarthy

Our Corporate Development Committee is responsible for, among other things:
●Assisting the Board in fulfilling its responsibilities relating to the review, evaluation, and approval of strategic, corporate development and other opportunities to enhance and complement the Company’s product suite, improve stakeholder satisfaction, and increase shareholder return.
●Reviewing and evaluating proposed acquisition and investment strategies with management.
●Reporting to the Board the Committee’s approval or recommendation of acquisitions or investment transactions and of such activity in general.

Our Corporate Development Committee operates under a written charter that was adopted by our Board.

30	2024 Proxy Statement

Corporate Governance

Governance and Sustainability Committee
Co-Chairs:	Members:	Number of meetings in fiscal 2024: 4
John M. Donovan	Dr. Helene D. Gayle
Lorraine Twohill

Our Governance and Sustainability Committee is responsible for, among other things:
●Identifying and evaluating individuals who are qualified to become members of the board of directors and selecting and recommending to the Board individuals as director nominees and appointments to the board of directors.
●Evaluating and making recommendations regarding the composition, organization, and governance of our board of directors and its committees, including issues of integrity, experience, expertise and diversity of membership.
●Considering board of director leadership structure, including the separation of the chairperson and chief executive officer roles and the appointment of a lead independent director and making recommendations to the board of directors.
●Evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees.
●Reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations.
●Reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by our Audit Committee.
●Overseeing our annual board of director and committee self-assessment process. y Overseeing our ESG efforts and priorities and related policies and programs.

The composition of our Governance and Sustainability Committee meets the requirements for independence under the listing standards of Nasdaq and the rules and regulations of the SEC.

In February 2022, we reconstituted our Nominating and Corporate Governance Committee as the ESG and Nominating Committee to enhance our focus on ESG matters, giving it oversight of our ESG strategies and initiatives, including our short-and long-term goals, and to reinforce the important role that ESG practices play in our business. In February 2024, the Committee’s name was changed to the Governance and Sustainability Committee from the ESG and Nominating Committee.

Our Governance and Sustainability Committee operates under a written charter that was adopted by our Board and satisfies the applicable listing standards of Nasdaq. A copy of the charter of our Governance and Sustainability Committee is available on our website at http://investors.paloaltonetworks.com.

2024 Proxy Statement	31

Corporate Governance

Security Committee
Chair:	Members:		Number of meetings in fiscal 2024: 4
John M. Donovan	Aparna Bawa	Rt Hon Sir John Key
	Carl Eschenbach Dr. Helene D. Gayle James J. Goetz	Mary Pat McCarthy Lorraine Twohill

Our Security Committee is responsible for, among other things:
●Overseeing (i) our policies, plans, metrics and programs relating to the physical security of our facilities and employees, and enterprise cybersecurity and data protection risks associated with our security-related infrastructure and related operations, and (ii) the effectiveness of our programs and practices for identifying, assessing and mitigating such risks across our business operations.
●Overseeing our cyber crisis preparedness, security breach and incident response plans, communication plans, and disaster recovery and business continuity capabilities.
●Overseeing the safeguards used to protect the confidentiality, integrity, availability, safety and resiliency of the Company’s employees, facilities, intellectual property and business operations.
●Reviewing and discussing with management the cybersecurity risks associated with our outside partners (such as vendors, suppliers, operations partners, etc.).
●Overseeing our compliance with applicable information security and data protection laws and industry standards, new or updated legal implications of security, data privacy, or other regulatory or compliance risks to us or our employees, facilities and business operations and the threat landscape facing our business operations.
●Reviewing and advising on our physical and cybersecurity strategy, crisis or incident management and security-related information technology planning processes and review strategy for investing in our security systems.
● Reviewing and discussing with management our public disclosures relating to the Company’s security of its employees, facilities and information technology systems, including privacy, network security and data security.

In November 2021, our Board formed the Security Committee to facilitate Board oversight of security issues, including product security, data security, cybersecurity, security risk management, risk exposure and related controls and enterprise risk management related to these risks.

Our Security Committee operates under a written charter that was adopted by our Board. A copy of the charter of our Security Committee is available on our website at http://investors.paloaltonetworks.com.

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Corporate Governance

Annual Board and Committee Self-Evaluations

Our Board and each of its committees perform an annual self-assessment to evaluate the effectiveness of our Board and its committees in fulfilling their respective obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors.

Our Lead Independent Director, who is also Co-Chair of our Governance and Sustainability Committee, leads our Board in its review of the results of the annual self-assessment and takes further action as needed. In connection with the annual evaluation, each director receives a survey to complete to evaluate the Board and separate surveys for each committee on which they serve. These surveys include detailed questions regarding: the effectiveness and performance of the Board and committees; Board and committee composition and refreshment; timing, agenda, and content of Board and committee meetings; Board dynamics and function; peer reviews of other members; access to and performance of management; and executive succession planning. At least biennially our Lead Independent Director also conducts one-on-one meetings with each director to receive their feedback and assessment of the Board and its committees. A summary of the results is presented to the Board and each committee on an anonymous basis.

In addition, all members of our Board have the opportunity to attend director education programs to assist them in remaining current with best practices and developments in corporate governance.

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Corporate Governance

ACTION ITEM	ANNUAL BOARD AND COMMITTEE ASSESSMENT
Assessments and Discussions
Each director completes a survey to evaluate the Board and a separate survey for each committee on which they serve.

Topics covered include, among others:

●Board size, composition, diversity, independence, and expertise
●Board culture, effectiveness, initiative, and strategic focus
●Board committee structure, membership, independence, responsibilities, and performance
●Board leadership structure
●Board education
●Board committee processes, including number of meetings, time allotted, sufficiency of executive sessions, and availability of management
●Risk oversight, access to information, and ethics
●Relationship with management, access to management, and management responsiveness
●Corporate governance policies and procedures
●Board and management succession planning
●Lead Independent Director meets individually with members of Board at least biennially to evaluate the Board and its committees

Analysis and Discussion

Results of these surveys are analyzed and processed as follows:

●Our General Counsel reviews and summarizes the responses from each director’s assessments for the Chair, the Lead Independent Director, and each committee chair
●Results are reviewed and robustly discussed with the full Board and each committee
●Each director participates in a one-on-one, open ended interview facilitated by the Lead Independent Director to discuss the results of the evaluations, and solicits input and feedback on the performance and effectiveness of the Board and its committees
●Directors are encouraged to provide ongoing feedback in addition to the annual self-assessment

Incorporation of Feedback and Action Planning
These self-evaluations show that our Board and its committees operate effectively and help ensure continued effectiveness.

These evaluation processes have led to various refinements over recent years, including, for example:

●Ensuring the responsibilities of our Board committees are well defined, including with the establishment of our Security Committee for dedicated risk oversight of security matters, and reconstitution of the Governance and Sustainability Committee to oversee ESG matters
●Ensuring the Board and committee agendas continue to be focused on the Company’s key strategic priorities
●Increasing Board focus on succession planning and board refreshment
●Prioritizing regular director education regarding our industry, the industry landscape, and current events, including the impact of rapidly evolving technology (such as AI)

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Corporate Governance

Board’s Role in Strategy Oversight

Our Board is responsible for overseeing the development of the Company’s strategy (including product development roadmaps), which articulates objectives for the business, helps establish and maintain effective risk management and internal controls frameworks, and provides direction to senior management to determine which business opportunities to pursue. The Board is also actively engaged in ensuring that the Company’s culture reflects our commitment to our core values of disruption, execution, collaboration, inclusion, and integrity.

Annually holds a strategy offsite, receiving detailed presentations from, and engagement with, senior management across the Company	Annually reviews and approves the Palo Alto Networks operating plan	Quarterly engagement with senior management on critical business matters that tie to our overall strategy	Regularly interacts with the next generation of leadership to ensure the talent pipeline remains diverse, inclusive and up to the task

Board’s Role in Risk Oversight

Risk is inherent with every business, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks our Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board believes that open communication between management and our Board is essential for effective risk management and oversight.

While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk.

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Corporate Governance

●Meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board, where, among other topics, they discuss risks facing our Company, as well as at such other times as they deem appropriate
●Reviews strategic and operational risk in the context of reports from the management team, including data privacy, information security and cybersecurity, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions

●Assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of liquidity risk, internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment, risk management and risk mitigation
●Reviews our antifraud programs and controls
●Reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures

●Assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board organization, leadership, membership and structure, and corporate governance
●Reviews and monitors compliance with the Company’s Code of Business Conduct and Ethics
●Oversees and periodically reviews the Company’s risks relating to corporate social responsibility and environmental sustainability
●Oversees and discusses, as needed, with management, compliance with applicable laws, regulations and internal compliance programs

●Assist our Board in fulfilling its oversight responsibilities with respect to our compensation programs
●Assesses risks created by the incentives inherent in our compensation programs and policies, and determines whether they encourage excessive risk taking
●Assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with cybersecurity, information security and physical security of the Company

Responsible for the day-to-day management of risks our Company faces

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Corporate Governance

Select Oversight Areas

Enterprise Risk Management	The Audit Committee reviews overall risk exposures as presented to the Board, considers input from external advisors to assess and oversee identification and management of risks, and reviews allocation of responsibilities between the Board and management. In addition, the Audit Committee, at each quarterly meeting, discusses with management risks and steps management has taken to monitor, control and mitigate exposures. The Audit Committee also reviews periodic and annual reports on a quarterly basis for the sufficiency of risk factors and known trends and uncertainties disclosure.
Internal Audit	The Audit Committee oversees the internal audit function, receiving quarterly status reports and annual internal plan reviews and on a regular basis, meets separately with the head of the internal audit function to discuss any issues warranting additional attention.
Cybersecurity	The Security Committee oversees our management of cybersecurity risk. The Security Committee receives quarterly reports from management about the prevention, detection, mitigation and remediation of cybersecurity incidents. Our Security Committee directly oversees our cybersecurity program and receives regular updates from management on cybersecurity risk.
Artificial Intelligence	The Board, in coordination with the Security Committee and the Governance and Sustainability Committee, is responsible for overseeing our AI governance program, which is focused on the responsible development and use of our AI products and services. In fiscal year 2024, the Governance and Sustainability committee adopted our Policy for Responsible Use of AI.
Compensation Strategy	The Compensation and People Committee annually reviews and determines executive and director compensation and reviews and approves executive goals and objectives, reviews and administers, cash, equity incentive and benefits plans and reviews and approves the Compensation Discussion and Analysis included in the annual proxy statement. In addition, the Compensation and People Committee assesses and monitors whether compensation policies and programs have the potential to encourage excessive or inappropriate risk-taking.
Environment and Sustainability	The Board oversees our ESG strategy, developed and implemented by our senior leadership team. The Governance and Sustainability Committee reviews and discusses with management on a quarterly basis the Company’s ESG program, initiatives and progress against goals. In addition, the Audit Committee reviews and discusses with management at least annually, risks related to ESG, the regulatory environment and associated reporting requirements, as well as the controls and procedures supporting the Company’s financial disclosures.
Human Capital Management	The Compensation and People Committee annually reviews executive officer goals and objectives, including attrition levels, annual internal pay equity reviews, and reviews talent management and development, culture, employee engagement and inclusion and diversity strategy.
Board Refreshment and Leadership Structure	The Governance and Sustainability Committee develops and administers the director nominations process, reviews and recommends to the Board the appropriate size and composition of the Board and its leadership structure and oversees Board succession planning.

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Corporate Governance

Enterprise Risk Management Program

Our enterprise risk management program employs a multi-lens approach, and consists of guidance and input from management, company-wide risk management teams, along with internal and external subject matter experts, to identify, prioritize and mitigate risks that are applicable for the Company’s operations and long term sustainability. Our enterprise risk management is led by our Vice President of Internal Audit, who meets with, and receives input from, our Audit Committee on a quarterly basis.

Multi Lens Approach to ERM

Total Shareholder Return

Risk to our revenue growth, reputation with investors, operating margin and free cash flow, and capital structure

Global Risk and Compliance

Updates to risks, priorities and challenges relevant to the function

Macro or Emerging Risks

Implications of changes in macro environment

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Corporate Governance

Succession Planning

Our Board and management team recognize the importance of continually developing our talented employee base. Accordingly, our management team regularly conducts talent reviews of the current senior leadership positions. In addition, our Board regularly evaluates and discusses succession planning for our Chief Executive Officer, as well as other members of senior management, including through evaluation of potential internal and external successors, as well as potential interim candidates in the event of an emergency situation. In conducting its evaluation, our Board considers organizational needs, competitive challenges, leadership and management potential, and development. As a result of succession planning, William “BJ” Jenkins became our President in August 2021 and Dipak Golechha became Executive Vice President and Chief Financial Officer in March 2021.

The Board also continues to engage with management on the Company’s leadership pipeline more broadly, including with respect to leadership pipeline health and the development of the Company’s “next generation of leaders”	Developing the Company’s Next Generation of Leaders
Monitoring of careers to ensure appropriate exposure to our Board and our business
Interaction with leaders in a variety of settings, including at Board meetings and the Board’s annual offsite business review and meeting	Additional engagement on broader leadership pipeline for key roles across the Company
Executive succession planning reviewed by our Compensation and People Committee, ongoing assessment of senior management for potential executive positions

Communications with the Board of Directors

Interested parties wishing to communicate with our Board or with an individual member or members of our Board may do so by writing to the Board or to the particular member or members of our Board, and mailing the correspondence to our General Counsel or our Legal Department, at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, California 95054. Our General Counsel or our Legal Department, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chair.

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Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, these guidelines describe the time commitment expected of our directors. In particular, we believe that Board membership requires a significant time commitment and that our directors must devote sufficient time to carry out their duties and responsibilities effectively. As a result, our Corporate Governance Guidelines generally provide that no director should be a member of more than three public company boards, and that directors must notify the Governance and Sustainability Committee prior to accepting membership on any other public or private company board, so that the director’s time commitments and potential conflicts of interest may be evaluated.

In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on the Investor Information portion of our website at investors.paloaltonetworks.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Compensation and People Committee Interlocks and Insider Participation

None of the members of our Compensation and People Committee is, or has been, an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation and People Committee.

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Corporate Responsibility

An Overview of Our Environmental, Social and Governance Strategies

Our values of disruption, execution, collaboration, inclusion, and integrity are the foundation of everything we do—which extends into our approach to environmental, social and governance (“ESG”) practices. We believe that integrating ESG practices throughout our operations builds business resilience and helps manage risk. Our ESG strategy is designed to enhance safety, security, and sustainability for our stakeholders: customers, investors, employees, suppliers, and our broader communities. This includes advancing environmental sustainability, investing in people, and operating with integrity. We work to keep our stakeholders informed and maintain their trust by publishing an annual ESG report aligned to globally-recognized ESG reporting frameworks and standards.

ESG Oversight and Governance

ESG at Palo Alto Networks is overseen and governed at the highest levels and includes Board and committee oversight, executive-level leadership, and subject-matter experts who lead efforts across our business.

Board Oversight. The Board and its applicable committees provide guidance and oversight to management with respect to ESG matters. The Governance and Sustainability Committee is responsible for setting our ESG priorities and monitoring our performance. Our Compensation and People Committee, Audit Committee and Security Committee also serve an important role in ESG oversight, as discussed in more detail in the below visual. Our Lead Independent Director and management team share feedback received from our shareholders with the Board.

AUDIT COMMITTEE

- Processes and controls to ensure financial disclosures are complete and accurate
- Enterprise risk management (ERM) pertaining to financial, accounting and tax matters
- Legal and regulatory compliance related to financial and tax matters
- Internal ethics compliance, including code of ethics and whistleblower program

SECURITY COMMITTEE

- Product security and data security
- Cybersecurity, risk exposure and related Controls
- ERM related to security, incident response and business risk

Board of Directors

COMPENSATION AND PEOPLE COMMITTEE

- Diversity and inclusion
- Pay equity
- Human capital management, including recruitment, development and retention
- Integrating ESG goals into executive compensation plans/arrangements
- Compensation risk management
- Management succession planning and development

GOVERNANCE AND SUSTAINABILITY COMMITTEE

- Primary responsibility for ESG matters
- Board recruiting, including diversity
- Sustainability
- Legal and regulatory compliance (excluding financial and tax)
- Stakeholder engagement

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Corporate Responsibility

Management Leadership. Our ESG Executive Council, a cross-functional, executive-level ESG leadership team sets our overall ESG strategy, objectives and initiatives, provides guidance on program implementation, and oversees the continuing enhancement of our approach to ESG. This Council, which is led by our Chief Executive Officer and includes our General Counsel, Chief People Officer and Chief Financial Officer, receives analysis and presentations from subject matter experts throughout the Company regarding current and emerging ESG-related risk topics and the status of our ESG programs.

Our ESG Executive Council empowers our ESG Steering Committee to implement our ESG programs and to pursue activities to achieve our objectives and goals. The ESG Steering Committee is a cross functional team of employees, consisting of representatives from our accounting, internal audit, corporate responsibility, legal, investor relations, people and places, product, and operations teams, and oversees the work of our subject matter experts in the implementation of our ESG programs.

ESG Governance Structure

BOARD OF DIRECTORS
Approves priorities, provides guidance and oversight, and monitors performance in key areas of our ESG programs Chair and Chief Executive Officer Governance and Sustainability Committee

ESG EXECUTIVE COUNCIL
Sets ESG strategy, objectives and initiatives, and oversees corporate-wide ESG program implementation Chief Executive Officer Chief Financial Officer Chief People Officer General Counsel

ESG STEERING COMMITTEE Chair: Sr. Director, Global Corporate Responsibility
Recommends strategies, leads implementation of ESG programs, and works toward ESG objectives.
Head of SOX and External Reporting Assurance
Senior Director, Global Corporate Responsibility
Senior Director, Hardware Engineering
SVP, Chief Accounting Officer
SVP, Investor Relations and Corporate Development
VP, Deputy General Counsel, Corporate
VP, Deputy General Counsel, Ethics and Compliance
VP, Global People
VP, Global Places and Security
VP, Internal Audit
VP, Worldwide Operations

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Corporate Responsibility

Environmental

Palo Alto Networks acknowledges the risks and opportunities associated with climate change and remains committed to doing our part to address the climate crisis by reaching our 1.5°C-aligned and externally verified Science-Based Targets (“SBTs”), procuring 100% renewable electricity to run our managed sites by 2030, and working collaboratively across our value chain. We report progress towards our goals in our annual ESG report.

Our climate strategy focuses on three pillars.

Sustainable Operations	Value Chain Partnership	Ecosystem Engagement
Drive absolute emissions reductions and meet our science-based targets through efficient and strategic operations of our business and sites	Collaborate with stakeholders across our value chain to reduce emissions and waste, increase renewable energy use, conserve natural resources, and set and reach science-based targets	Advance carbon emissions reduction through policy advocacy and industry partnerships

Science-Based Targets: A Clearly Defined Pathway to Emissions Reduction

Palo Alto Networks uses science-based strategies to reduce our climate impacts. Our SBTs have been validated by the Science Based Targets initiative (“SBTi”) and are aligned to the United Nations Framework Convention on Climate Change (UNFCCC) guidance. We conduct an annual greenhouse gas inventory to monitor our progress and adapt with evolving business operations.

Our Science-Based Targets are:

●	Scope 1 and 2: Sustainable Operations. Palo Alto Networks commits to reduce absolute Scope 1 and 2 greenhouse gas emissions by 35% by the end of fiscal 2027 from a fiscal 2021 base year.
●	Scope 3: Sustainable Supply Chain. Palo Alto Networks commits that 65% of its suppliers (measured by total spend) to set Science-Based Targets by the end of fiscal 2027.
●	Scope 3: Sustainable Customers (Use of Sold Products). Palo Alto Networks commits to reduce Scope 3 emissions from use of sold products by 40% per million USD value added within the same timeframe, by the end of fiscal 2027.

Our Net Zero Emissions targets, included below, were validated by SBTi in early fiscal 2025:

●	Palo Alto Networks commits to reduce absolute scope 1 and 2 GHG emissions 90% by the end of fiscal 2040 from a fiscal 2021 base year. Palo Alto Networks also commits to reduce absolute scope 3 GHG emissions 90% within the same timeframe.

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Corporate Responsibility

Sustainable Operations: Driving Decarbonization

Our sustainable operations strategy includes a commitment to achieving 100% renewable energy by 2030 and to materially reducing our operational greenhouse gas emissions.

We have a long history of providing our people with workplaces that have achieved LEED (Leadership in Energy and Environmental Design) certification. New LEED-certified sites opened to our employees in London and Amsterdam in early fiscal 2024. The Amsterdam office, which serves as our EMEA HQ, was certified LEED-Silver, an accreditation that commends the site for optimized energy performance.

Palo Alto Networks remains a participant in the Silicon Valley Power’s (SVP) Large Customer Renewable Energy Program (LCRE). This voluntary clean energy program gives companies the ability to purchase additional renewable electricity above the amount already included in SVP’s energy delivery portfolio. Throughout fiscal 2024, as a participant in the SVP LCRE, we purchased 100% renewable electricity to power our entire Santa Clara, California headquarters. Our LCRE participation also led to Palo Alto Networks’ listing on the U.S. EPA’s Green Power Partnership, and being recognized as a Green Power Leadership Award Winner in September 2023.

Value Chain Partnership

Collaboration across our value chain promotes the large-scale action necessary to address the climate crisis, reduce waste and conserve natural resources. Our environmental strategy extends to our supply chain practices and how we partner with our suppliers. Two of our own SBTs address Scope 3 emissions from our value chain, including purchased goods and services, and our customers’ use of our cybersecurity hardware products.

Earned placement on CDP Climate Change A List (2023)

Recognized as Green Power Leader Award Winner (2023)

Recognized as a Supplier Engagement Leader 2023 by CDP (2023)

We expect our manufacturing partners to collect, measure and report greenhouse gas emissions, establish SBTs to reduce emissions and transition to renewable energy sources. Additionally, suppliers are informed of our expectations to follow responsible business practices while minimizing their impact on the environment and communities through our Global Supplier Code of Conduct. Our primary contract manufacturer is ISO 14001 certified and a member of the Responsible Business Alliance.

Ecosystem Engagement

Engaging with stakeholders – industry peers, non-governmental organizations, policy makers, local communities and our own employees – is the foundation of our sustainable ecosystem strategy.

We work with the following organizations to promote mutual learning and amplify our impact: CDP, Information Technology Industry Council (ITI), Science Based Targets Initiative, The Climate Pledge, World Economic Forum - CEO Alliance of Climate Leaders and Ceres.

In fiscal 2024, we continued to support climate, clean energy, and reporting transparency policies, including the World Economic Forum (WEF) Alliance of CEO Climate Leaders’ COP28 letter, the Information Technology Industry Council’s (ITI) public comments supporting disclosure of Climate-Related Financial Risk, and Ceres support of California reporting policy (CA SB 253 and 261).

We remain committed to transparency and submit our annual CDP Climate and Supply Chain disclosures.

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Corporate Responsibility

Social

During fiscal 2024, we continued to invest in people, including our global workforce, supply chain and in the broader community, further detailed below.

Our People

We believe our ongoing success depends on our employees. Development and investment in our people is central to who we are, and will continue to be so. With a global workforce of 15,289 as of July 31, 2024, our People Strategy is a critical element of our overall company strategy. Our People Strategy is a comprehensive approach to source, hire, onboard, develop, listen, and engage employees. Our approach is grounded on core tenets: respect each employee as a unique individual, demonstrate fairness and equity, facilitate personalization whenever possible, and nurture a culture where employees have access to industry-leading professional development and are empowered to do the best work of their careers. Our values of disruption, execution, collaboration, inclusion, and integrity were co-created with employees and serve as the foundation of our culture.

We are proud to have earned multiple awards for our people programs and culture, many of which are based on employee feedback.

Recognized as a “Global Most Loved Workplaces” by Newsweek (2024)	Recognized in multiple categories including Culture, Leadership Happiness and Women by Comparably (2023 & 2024)

Source & Hire

At Palo Alto Networks, sourcing talent with the necessary skills and capabilities to contribute to our culture is central to our talent acquisition strategy, known as “The Way We Hire.”

We prioritize internal mobility to foster career growth within Palo Alto Networks, enabling employees to advance through traditional career paths or explore roles across different business functions, at times leading to promotions.

We utilize structured interviewing practices, thorough job analyses and success profiles to identify high-quality candidates and staff critical roles. Our Global Hiring Committees, introduced in fiscal 2023, plays a key role in maintaining our hiring standards, which helps drive objectivity. This group of cross-functional senior leaders reviews finalist candidates to ensure they meet our criteria and fit well with our Company.

Interviewer training is a critical component of our strategy. In fiscal 2024, we began to implement a structured three-tier program to improve interviewer skills, save time across the hiring process, and enhance hiring quality. Interviewers receive learning courses focused on effective feedback and practical assessments, hiring managers are provided with in-depth, in-person training, and hiring champions receive a scenario-based training program.

To attract a diverse range of expertise and perspectives, and reach underrepresented talent, we promote job descriptions across diverse hiring channels, conduct interviews with a diverse slate of panelists, and encourage employee referrals. Our hiring managers also receive unconscious bias training, and our interviewing process emphasizes values and capabilities that support our culture.

Onboard & Develop

Each member of our workforce is unique, and their integration into Palo Alto Networks and career journey involve individual needs, interests, and goals. In response, our development programs are grounded on personalization, flexibility, and choice. From onboarding to professional development, FLEXLearn, our comprehensive platform offers multiple paths to assess, develop, and grow.

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Corporate Responsibility

Before an employee’s start date, they are provided access to foundational tools to help them prepare to join Palo Alto Networks. We view pre-boarding as fundamental to introducing new employees to our culture, building trust, and facilitating rapid productivity. Welcome Day is a combination of in-person, virtual learning platforms and communication channels that provide new employees with inspirational, often personalized, onboarding experiences that carry on through the first year of employment. We have specialized learning tracks for interns and new graduates that have been recognized as best in class externally to support early-in-career individuals in acclimating to our culture as they progress on their career journey. As part of our merger and acquisition strategy, we have established a robust integration program that works to enable individuals joining our teams to feel part of our culture.

Following onboarding, there are a variety of ways that employees can assess their interests and skills, build a development plan specific to those insights, and continue to grow using FLEXLearn. The platform contains curated content and programs, such as assessment instruments, thousands of courses, workshops, and mentoring and coaching services. Leaders and executives also have access to assessment tools that allow them to identify their strengths and areas for development, and personalized learning tracks that help them deliver maximum personal and team performance. Employees have agency to direct their growth at their pace and choosing. Development information about core business elements, Company-wide compliance training, and information about and activities on topics ranging from inclusion to well-being and collaboration, are also deployed through FLEXLearn. On average, employees completed 33 hours of development through the FLEXLearn platform during fiscal 2024.

Listen & Engage

We aim to foster engagement and strive to meet our unique employees where they are, and in ways that help them feel connected to our mission and values. Through our multifaceted approach, we collect, understand, and act on employee feedback. We share and gather information through corporate and functional “All Hands” meetings, digital displays across our sites, our intranet, regular email communications, an active Slack platform, and regular opportunities for two-way dialogue - such as the small, in-person monthly listening sessions our CEO hosts. We also conduct ad-hoc pulse surveys and offer a peer-to-peer recognition platform.

We also listen to and address engagement through external sources, such as Glassdoor, the Best Practice Institute, Comparably, and others. In addition, based on employee participation in an anonymous survey, the Best Practice Institute has certified Palo Alto Networks as “Top 100 Global Most Loved Workplaces” since 2021. Palo Alto Networks has been recognized by Comparably, Human Rights Campaign, Disability: IN and others as an employer of choice. Our Chief Executive Officer has also earned a 91% employee approval rating on Glassdoor, a top percentile score.

From recurring 1:1 sessions, quarterly performance feedback, semi-annual performance reviews to use of our Cheers for Peers peer recognition program, employees get continuous input about the value they bring to the organization. For our managers, we offer a 180 degree self-awareness tool to help them identify development opportunities, and by investing in the skills of our people leaders, we believe they are able to become force multipliers for all employees. These listening and engagement strategies have informed our holistic People Strategy. Based on employee feedback, ratings from external sources, our modest attrition rate (compared to market trends), and strong participation in our development and Internal Mobility program, we believe employees at Palo Alto Networks feel engaged.

Our comprehensive compensation program includes competitive base pay. In addition, all employees participate in one of two main variable pay programs: our sales incentive plans or our variable incentive program. All employees are also eligible to participate in our stock-based offerings through a generous employee stock purchase plan and a competitive equity incentive plan, both of which are generally available to all of our employees where regulations permit. We conduct annual external audits of our pay practices. Our fairness and equity analysis includes gender for all global employees and race and ethnicity for employees in the U.S. As a result of these measures and corrections, we believe that our employees are paid fairly and equitably regardless of race/ethnicity (in the U.S.) or gender (globally).

Recognized as a “Best Company for Compensation” by Comparably (2023)

Recognized as a “Best Company for Perks & Benefits” by Comparably (2023)

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Corporate Responsibility

As a global employer with a diverse employee population, we understand everyone’s benefit needs are different. Our benefit plans include a variety of physical, mental and financial wellbeing, health, time-off, and voluntary options. And, our FLEXBenefits program provides all employees with a funding allowance from which they can choose to obtain additional benefits. The list of eligible benefits in this program was crowdsourced and expanded through employee feedback.

Inclusion & Diversity

We are intentional about including diverse points of view, perspectives, experiences, backgrounds, and ideas in our decision-making processes. Our corporate I&D programs are designed to promote a workforce where employees feel safe and where they are encouraged to understand, listen, support, and elevate one another. We also disclose our EEO-1 report on our website.

We have eleven employee network groups (“ENG”) that play a vital role in building understanding and awareness. As of July 2024, 26% of our global workforce was involved in at least one ENG. We involve our ENGs in listening sessions with executive teams and they contribute to our annual I&D plans.

Our I&D philosophy is integrated in our programs to source, hire, onboard, develop, listen and engage talent. The diversity of our board of directors, with women representing 40% of our board as of July 31, 2024, is an example of our commitment to inclusion and diversity.

Recognized as a “Best Company to Work For” by InHerSight (2024)	Achieved a top score of 100 on the Disability Equality Index as evaluated by Disability: IN (2024)	Recognized as a “Military Friendly Employer 2024” by Military Friendly (2023)	Recognized as a “Most Loved Workplaces for LGBTQ+” by Best Practice Institute (2024)

Our Supply Chain

Our ESG strategy extends to supply chain practices and how we partner with our suppliers. Integrity is one of our core values, and we expect our suppliers, and their suppliers, to comply with the standards set forth in our Global Supplier Code of Conduct (“Code”) and other applicable ESG policies and practices. This Code, which we make available on our website, allows us to reach across our supply chain to communicate our expectations regarding responsible business practices, labor standards, workplace health and safety conditions and environmental impact.

Palo Alto Networks partners with contract manufacturers to produce our hardware products. ESG is woven into our direct material supplier framework, including a risk-based approach to our supplier selection process and, where appropriate, incorporation of relevant contractual clauses and audit rights into our Master Purchasing Agreements. Where appropriate, we request and review information provided in annual supplier surveys, scorecards and supplier business reviews.

Security and data protection are integral to Palo Alto Networks’ mission and therefore are ingrained in our hardware product lifecycle (design, sourcing, manufacturing, fulfillment and service). Knowing that a range of threats is possible at any stage, we have created a framework and processes to prevent potential risks and disruptions. These include ongoing periodic oversight and assessments of our contract manufacturers, original design manufacturing partners and direct material suppliers.

During fiscal 2024, we maintained our affiliate membership in the Responsible Business Alliance. Through the alliance, members, suppliers and stakeholders collaborate to improve working and environmental conditions as well as business performance through leading standards and practices.

We also maintained our commitment to supplier diversity. We expect our manufacturing partners to establish inclusion and diversity initiatives, to commit to fair and equitable pay practices and to transparently communicate the demographics of their workforce.

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Corporate Responsibility

Our Communities

We value our role as a trusted corporate citizen and in fiscal 2024 remained committed to partnering with our communities to make a lasting impact. We maintained our investments in cybersecurity education and programs to diversify the cybersecurity talent pipeline. We also continued to invest in charitable causes that support the communities where we live and work.

Investing in Cybersecurity

As a cybersecurity leader, we see firsthand how quickly the cybersecurity landscape is evolving through the adoption of new and disruptive technologies. From more and increasingly sophisticated attacks to continual changes in how we learn, work and socialize, many individuals are unaware of the fundamental but necessary habits that help keep themselves safe online. Unfortunately, some communities, like youth and the elderly, are more vulnerable than others to cybercrime.

To help communities protect their digital way of life, we continue to provide free and age-appropriate educational content and tools that demystify technical concepts and increase digital literacy through our interactive Cyber A.C.E.S. - Activities in Cybersecurity Education for Students – program and Pro{tech}ting Your Digital Life self-paced cybersecurity education workbooks. We also continue to prepare young professionals to pursue future careers in cybersecurity through our Cybersecurity Academy and provide opportunities to upskill the cyber workforce. We continue to strategically partner with educational institutions and non-profit organizations to support historically underrepresented communities in tech.

Additionally, we continued charitable support for causes aligned with our ESG strategy.

Engaging Employees to Increase Impact

Through our volunteering, giving and matching programs, we engage employees to contribute to and make a difference in the communities where we live and work.

As a part of our giving and matching programs, we allocate up to $1,000 USD per calendar year, per employee, to be used between volunteer rewards and charitable donation matching. We continue to inspire employee community impact through special giving campaigns and relief efforts for natural disasters. In fiscal 2024, we continued to partner with our employee network groups (ENGs) to provide charitable donations to nonprofit organizations advancing causes aligned with the ENG’s focus areas.

Corporate Behavior

Ethics & Compliance

Palo Alto Networks is committed to conducting business with high degrees of honesty and integrity wherever we operate. Integrity is one of our core values and is fundamental to our treatment of our customers, partners, employees and shareholders.

Our website makes available our Code of Business Conduct and Ethics (Code), which summarizes the ethical standards and key tenets of behavior guiding the business conduct of Company directors, officers and employees, and our Global Supplier Code of Conduct. Our employees receive annual training on our Code, with additional online and instructor-led training provided periodically on various Company policies, such as our Anti-Corruption Policy and our Business Courtesies Policy among others, in order to reinforce our expectations for ethical behavior and business practices.

The Company has also implemented a Respect in the Workplace Policy, supported by corresponding training through our FLEXLearn platform. All new hires must complete the training and existing global employees are required to complete the training every other year. The training includes anti-discrimination, anti-harassment and anti-retaliation lessons and hypotheticals. Our website also makes available our Human Rights, Conflict Minerals, and Slavery & Human Trafficking Policies. Our Audit Committee and Governance and Sustainability Committee of the Board are responsible for oversight of our Code of Business Conduct and Ethics compliance program. Our employees, our partners, and members of the general public can report their concerns, including anonymously if they wish, through our publicly available Ethics Helpline.

48	2024 Proxy Statement

Corporate Responsibility

Information Security & Privacy

The Security Committee of our Board (which is made up of all our independent directors) oversees our Company’s security matters, including product security, data security, cybersecurity, and risk management related to these matters. The Security Committee meets quarterly to review with our Chief Information Security Officer and other members of management, which may include our Chief Executive Officer, Chief Product Officer, Chief Financial Officer, and General Counsel, our cybersecurity programs, cybersecurity risks, mitigation or remediation strategies, and other matters impacting the committee’s responsibilities. Our Chief Information Security Officer is responsible for defining, overseeing, managing, implementing, and reviewing compliance with our information security programs. We maintain a written information security program, which provides for policies, standards, guidelines, and administrative, technical and physical safeguards that we believe are reasonably designed, in light of the nature, size and complexity of our operations, to protect the resiliency of our operations and the confidentiality, integrity, and availability of our information systems, data, and information assets. The organizational, administrative and technical measures we implement are based on recognized security frameworks established by the National Institute of Standards and Technology, security measures aligned with the ISO/IEC 27000 series of standards, and other generally recognized industry standards. The program is assessed regularly and in light of new and emerging cybersecurity risks.

We provide regular training for educating employees about corporate policies and procedures and information security designed to provide our employees with knowledge of best practices and effective tools for safeguarding our data and assets and reducing security risks based on the human threat vector. Our information security compliance training, data protection training, and code of conduct training is mandatory for all employees. We also do role-based training, frequent awareness messages to the entire company, and multiple in-person learning experiences each year. We also have a phishing simulation training program, which provides experiential and remedial training. We engage external agencies to conduct background checks for personnel. We also maintain a security process to conduct appropriate due diligence prior to engaging contractors; assess the security capabilities of subcontractors on a periodic basis; and require subcontractors to adhere to our key information security policies and standards.

We also restrict access to, control and monitor physical areas where we process end user data. Data centers that we operate are in alignment with industry standards such as ISO 27001 and SSAE 16 or ISAE 3402.

We deploy and maintain a variety of technologies to prevent and detect cybersecurity threats across the network, endpoint and cloud. We also apply security-by-design principles in our software development lifecycle, track vulnerabilities of open-source software, and run internal and external network scans regularly and after any meaningful change in our network configuration. We conduct regular application security assessments, including our assessments for internet-facing applications that collect, transmit, or display end user data.

Palo Alto Networks also develops, implements and maintains a business continuity management program to address the needs of the business and the products we provide to customers. To that end, we complete a minimum level of business impact analysis, crisis management, business continuity and disaster recovery planning.

Privacy is important to our customers and helps us build trust. Our privacy practices are informed by several key principles including:

●	Accountability. We are responsible for the protection of personal information entrusted to us.
●	Transparency and Control. We inform customers about our collection of their personal information and honor their preferences.
●	Third Parties Processing Our Information. We choose vendors and suppliers we believe are trustworthy based on our due diligence of their security capabilities to process personal information and we require them to commit to adequate privacy and data security standards.
●	Privacy by Design. We continue to build on this principle when designing and implementing products.
●	Data Integrity and Proportionality. We collect personal information for specific and legitimate business purposes and store it safely and accurately.
●	Customer Benefit/Value for Customers. We share with our customers the benefits and value we derive from processing their personal information.
●	Security. We implement technical, organizational and physical security measures, including employee training, to confirm an appropriate level of security of the personal information we process.

Our ESG Journey

Palo Alto Networks has always been a values-based company, and we consider ESG risks and opportunities throughout our day-to-day operations. We are proud of the progress we have made and we recognize that there is always more work to do. We remain committed to integrating environmental, social and governance practices through our operations and value chain to help manage ESG risks and strengthen our business resilience.

Recognized by Sustainalytics as “Industry Top Rated” for our overall ESG performance (2024)	Recognized by Institutional Shareholder Services (ISS) as Prime (2024)	Rated AA by MSCI (2024)

2024 Proxy Statement	49

Voting Roadmap

PROPOSAL 1
Election of Directors

Our Board is comprised of ten members and is divided into three staggered classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following Class I directors have been nominated for election to the Board at the Annual Meeting:

●	Rt Hon Sir John Key	●	Mary Pat McCarthy	●	Nir Zuk
See Page 52
The Board recommends a vote “FOR” each of the nominees named above.

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our financial statements for our fiscal year ending July 31, 2025. EY has served as our independent registered public accounting firm since 2009.

See Page 66
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP.

PROPOSAL 3
Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation

We are providing our shareholders with the opportunity to vote to advise the board of directors, on an advisory or non-binding basis, whether we should conduct an advisory (non-binding) vote to approve named executive officer compensation every one, two or three years.

See Page 69
The Board recommends that you vote for a frequency of once every “ONE YEAR” for the advisory vote on executive compensation.

50	2024 Proxy Statement

Voting Roadmap

PROPOSAL 4
Advisory Vote on the Compensation of our Named Executive Officers

We are providing our shareholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in the “Executive Compensation” section of this proxy statement.

See Page 70
The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 5
Approve Amendment to Palo Alto Networks, Inc. 2021 Equity Incentive Plan

We are asking shareholders to approve an amendment to our equity incentive plan to increase plan shares reserved for issuance. The ability to grant equity awards is crucial to recruiting and retaining the best personnel. If shareholders do not approve the amendment to our 2021 Equity Incentive Plan at the Annual Meeting, we may be unable to continue to grant equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

See Page 126
The Board recommends a vote “FOR” the approval of an amendment to our 2021 Equity Incentive Plan to increase plan shares reserved for issuance.

PROPOSAL 6
Shareholder Proposal

We are asking shareholders to vote against a shareholder proposal for the Company to publish a report disclosing if and how the Company is protecting 401(k) plan beneficiaries from increased future portfolio risk created by present-day investments in high-carbon companies. Our 401(k) plan provides participants with a diverse array of investment options, including a self-directed brokerage option that allows participants to invest outside of the plan, enabling participants to choose investments in a way that aligns with their financial goals, risk tolerances and investment preferences. In addition, the plan fiduciary is required to make investment determinations in a prudent manner and based on relevant risk-return investment options. By focusing too narrowly on climate risks, the proposal risks putting undue pressure on the plan fiduciary to make decisions that are not in the best interests of the participants.

See Page 138
The Board recommends a vote “AGAINST” the approval of a shareholder proposal for the Company to report on climate risks to retirement plan beneficiaries.

2024 Proxy Statement	51

PROPOSAL NO. 1
Election of Directors

Our Board is composed of ten members and is divided into three staggered classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of the Company.

The following Class I directors have been nominated for election to the Board at the Annual Meeting:

●	Rt Hon Sir John Key	●	Mary Pat McCarthy	●	Nir Zuk

The sections titled “Board Skills and Experience Matrix” and “Directors” on pages 54 and 55 of this proxy statement contain more information about the leadership skills and other experiences that helped the Governance and Sustainability Committee and our Board to determine that these nominees should serve as directors of the Company.

REQUIRED VOTE

We have implemented a majority voting standard for uncontested elections of directors. Each director nominee will be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “For” such nominee’s election exceeds the number of votes cast “Against” that nominee. You may vote “For,” “Against,” or “Abstain” with respect to each director nominee. Broker non-votes and abstentions, if any, will have no effect on the outcome of the election.

Majority Voting Standard In May 2022, adopted majority voting for uncontested elections of directors, including a resignation policy in the event a director does not receive a majority of the vote.

Pursuant to our Corporate Governance Guidelines, a director shall promptly tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Governance and Sustainability Committee will act on a prompt basis to determine whether to recommend that our Board accept the director’s resignation and will submit such recommendation for prompt consideration by our Board. Our Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions as our Board may impose. The Board will act within 90 days following certification of the shareholder vote, and will promptly publicly disclose its decision in a filing with the SEC. Additional details about this process are specified in our Corporate Governance Guidelines, which are available on our Investor Relations website at https://investors.paloaltonetworks.com.

If you are a shareholder of record and you sign your proxy card, or vote by telephone or over the Internet, but do not give instructions with respect to the voting of directors, your shares will be voted “For” the re-election of Rt Hon Sir John Key, Mary Pat McCarthy and Nir Zuk. We expect that each of Rt Hon Sir John Key, Mary Pat McCarthy and Nir Zuk will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a street name shareholder and you do not give voting instructions to your broker or nominee, your shares will not be voted on this matter.

Recommendation of the Board The Board recommends that you vote “FOR” each of the nominees named above.

52	2024 Proxy Statement

Proposal No. 1 Election of Directors

Director Tenure and Refreshment

The Board generally believes that a mix of long-and shorter-tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from the historical and institutional knowledge that longer-tenured directors possess, and the fresh perspectives contributed by newer directors. With the additions of Aparna Bawa, Dr. Helene Gayle, Lorraine Twohill and Rt Hon Sir John Key in fiscal 2019 through fiscal 2021, we added directors who have brought their experiences and fresh perspectives to our Board’s deliberations.

As of July 31, 2024, our independent directors will have served an average of 8.4 years on the Board. Overall, our Board, including both independent and non-independent directors, will have an average tenure of 9.2 years. We believe that this mix of tenure on the Board represents a collection of individuals with both new perspectives and deep institutional knowledge.

Board Diversity

Our Corporate Governance Guidelines embody our Board’s commitment to actively seek out women and minority candidates as well as candidates with diverse backgrounds, experiences and skills. Our Board believes representation of gender, race, ethnic, geographic, cultural or other diverse perspectives expands the Board’s understanding of the needs and viewpoints of our customers, partners, employees and other stakeholders worldwide.

Our directors reflect diverse perspectives, including a complementary mix of skills, experience and backgrounds that we believe are paramount to our ability to represent your interests as shareholders. As part of our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, we added four new independent directors in fiscal 2019 through fiscal 2021 to infuse new ideas and fresh perspectives in the boardroom, two of whom are women of color. As of July 31, 2024, 50% of our independent directors as a group and 50% of our full Board can be considered diverse based on self-identified demographic background, and 40% of our Board members self-identify as women.

DIRECTOR TENURE

8.4 years (independent directors) 9.2 years (all directors) Since 2019: 4 new independent directors

BOARD DIVERSITY

50% of our Board can be considered diverse based on self-identified demographic background

2024 Proxy Statement	53

Proposal No. 1 Election of Directors

Board Skills and Experience Matrix

Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management to ensure accountability to our shareholders. The Board and the Governance and Sustainability Committee believe the skills, qualities, attributes, experience and diversity of backgrounds of our directors provide us with a diverse range of perspectives to effectively address our evolving needs and represent the best interests of our shareholders.

Industry and IT/Technical Expertise Deep insight in the cybersecurity and IT technology industry to oversee our business and the risks we face
Senior Leadership Experience Senior leaders with the experience to analyze, advise and oversee management in decision making, operations and policies
Financial Knowledge and Expertise Knowledge of financial markets, financing and accounting and financial reporting processes
Diverse Backgrounds and Experiences Diverse backgrounds and experiences provide unique perspectives and enhance decision-making
Cybersecurity / Information Security / Security Expertise overseeing cybersecurity, privacy, and information security management
Sales, Marketing and Brand Management Experience Sales, marketing, and brand management experience providing expertise and guidance to grow sales and enhance our brand
Global/International Experience Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business
Risk Management Experience in risk oversight and management
Emerging Technologies and Business Models Experience
Experience identifying and developing emerging technologies and business models to advise, analyze and strategize regarding emerging technologies, business models and potential acquisitions
Human Capital Management Experience attracting and retaining top talent to advise and oversee our people and compensation policies in our competitive environment
Public Company Board Experience and Corporate Governance Experience understanding the dynamics and operation of a public company, and corporate governance requirements and compliance

54	2024 Proxy Statement

Proposal No. 1 Election of Directors

Directors

Nominee Directors

Right Honorable Sir John Key | 62 INDEPENDENT		Skills and Experience:
Director Since: 2019 Committee Membership: Audit Committee, Compensation and People Committee (Chair), Security Committee	Other Current Public Company Boards: None

BACKGROUND
Right Honorable Sir John Key has served as a member of our Board since April 2019. Sir John was a Member of Parliament for Helensville in New Zealand until April 2017. Sir John served as Prime Minister of New Zealand from November 2008 to December 2016 having commenced his political career as a Member of Parliament for Helensville in July 2002. Prior to his political career, he had a nearly twenty-year career in international finance, primarily for Bankers Trust of New Zealand and Merrill Lynch in Singapore, London and Sydney. Sir John serves on the board of directors of several privately held companies. He previously served on the board of directors of Air New Zealand Limited, a public airline, from 2017 to 2020 and ANZ Bank New Zealand Ltd and was also a member of the board of directors of the parent Australia & New Zealand Banking Group Ltd, a public bank that provides various banking and financial products and services, from 2018 to 2024. Sir John has a Bachelor of Commerce in Accounting from the University of Canterbury.

QUALIFICATIONS
AND EXPERIENCE
Sir John was selected to serve on our Board due to his global business leadership and extensive financial, capital markets, and management expertise as former Prime Minister of New Zealand, his extensive background in foreign affairs, and his career in investment banking and finance. He brings extensive experience in policy-making and a global business perspective from his experience and service on other boards, which is especially valuable to us as we grow internationally.

Industry and IT/Technical	Senior Leadership	Financial	Diverse Backgrounds and Experiences	Cybersecurity	Sales, Marketing and Brand Management
Global/International	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience

2024 Proxy Statement	55

Proposal No. 1 Election of Directors

Mary Pat McCarthy | 69 INDEPENDENT		Skills and Experience:
Director Since: 2016 Committee Membership: Audit Committee (Chair), Security Committee, Corporate Development Committee	Other Current Public Company Boards: Micron Technology

BACKGROUND
Mary Pat McCarthy has served as a member of our Board since October 2016. Ms. McCarthy, now retired, served as Vice Chair of KPMG LLP, the U.S. member firm of the global audit, tax and advisory services firm, until 2011 after attaining such position in 1998. She joined KPMG LLP in 1977 and became a partner in 1987. She held numerous senior leadership positions in the firm, including Executive Director of the KPMG Audit Committee Institute from 2008 to 2011, Leader of the KPMG Client Care program from 2007 to 2008, U.S. Leader, Industries and Markets from 2005 to 2006, and Global Leader, Information, Communication and Entertainment Practice from 1998 to 2004. Ms. McCarthy also served on KPMG’s Management and Operations Committees. Ms. McCarthy earned a Bachelor of Science degree in Business Administration from Creighton University and completed the University of Pennsylvania Wharton School’s KPMG International Development Program. Ms. McCarthy serves as a director of Micron Technology, Inc., a producer of semiconductor devices and previously served on the board of directors of Mutual of Omaha, an insurance company, from 2012 to 2018 and Andeavor Corporation (formerly Tesoro Corporation), a global energy corporation from 2012 to 2018.

QUALIFICATIONS
AND EXPERIENCE
Ms. McCarthy was selected to serve on our Board because of her deep technical expertise in financial and accounting matters from her experience as the Vice Chair of KPMG LLP, advising numerous companies on financial and accounting matters, as well as her leadership experience as a member of management at KPMG. She is an “audit committee financial expert” with over 40 years of experience in finance, operations and risk management oversight of technology companies, particularly publicly traded companies with knowledge of complex global financial and business matters. In addition, she brings a global business perspective and contributes valuable insights and perspectives to our business and operations from her service on other boards.

Nir Zuk | 53		Skills and Experience:
Director Since: 2005 Committee Membership: None	Other Current Public Company Boards: None

BACKGROUND
Nir Zuk is one of our founders and has served as our Chief Technology Officer and as a member of our Board since March 2005. From April 2004 to March 2005, Mr. Zuk was Chief Security Technologist at Juniper Networks, Inc., a supplier of network infrastructure products and services. From September 2002 until its acquisition by Juniper in April 2004, Mr. Zuk was Chief Technology Officer at NetScreen Technologies, Inc., a provider of ASIC-based Internet security systems. In December 1999, Mr. Zuk co-founded OneSecure, Inc., a provider of prevention and detection appliances, and was Chief Technical Officer until its acquisition by NetScreen in September 2002. From 1994 to 1999, Mr. Zuk served in several technical roles, including Principal Engineer at Check Point Software Technologies Ltd., an enterprise software security company. Mr. Zuk attended Tel Aviv University where he studied Mathematics.

QUALIFICATIONS
AND EXPERIENCE
Mr. Zuk is a co-founder of Palo Alto Networks, a network security expert and brings a wealth of network security knowledge and industry experience to Palo Alto Networks. He brings business leadership, operational experience, risk management oversight experience, and experience developing technology. He has an in-depth knowledge of the technology and cybersecurity industries.

Industry and IT/Technical	Senior Leadership	Financial	Diverse Backgrounds and Experiences	Cybersecurity	Sales, Marketing and Brand Management
Global/International	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience

56	2024 Proxy Statement

Proposal No. 1 Election of Directors

Continuing Directors

Nikesh Arora | 56		Skills and Experience:
Director Since: 2018 Committee Membership: Corporate Development Committee	Other Current Public Company Boards: Compagnie Financière Richemont

BACKGROUND
Nikesh Arora has served as the Chair of our Board and Chief Executive Officer since June 2018. Prior to joining us, from 2016 through 2018 Mr. Arora was an angel investor and from June 2016 through December 2017, Mr. Arora served as an advisor to SoftBank Group Corp., a multinational conglomerate company (“SoftBank”). From July 2015 through June 2016, Mr. Arora served as president and chief operating officer of SoftBank and from July 2014 through June 2015, Mr. Arora served as vice chair and chief executive officer of SoftBank Internet and Media, a subsidiary of SoftBank. Prior to SoftBank, from December 2004 through July 2014, Mr. Arora held multiple senior leadership operating roles at Google, Inc., including serving as senior vice president and chief business officer, from January 2011 to June 2014. Mr. Arora also serves on the board of Compagnie Financiere Richemont S.A., a public Switzerland-based luxury goods holding company. Mr. Arora previously served on the boards of Sprint Corp., a communications services company, from November 2014 to June 2016, Colgate-Palmolive Company, a worldwide consumer products company focused on the production, distribution and provision of household, health care and personal care products, from March 2012 to September 2014, SoftBank from 2014 to 2016, and Yahoo! Japan, an internet company, from 2015 to 2016. Mr. Arora holds an M.S. in Business Administration from Northeastern University, an M.S. in Finance from Boston College, and a B.Tech in electrical engineering from the Institute of Technology at Banaras Hindu University.

QUALIFICATIONS
AND EXPERIENCE
Mr. Arora was chosen to serve on our Board due to his leadership skills and experience as the chief architect of the Company’s strategic vision, as well as his thorough knowledge of all aspects of our business. Through his extensive career in executive leadership, he brings expertise in leading and scaling technology businesses, risk management oversight, and in-depth knowledge of the cybersecurity and technology sectors.

Industry and IT/Technical	Senior Leadership	Financial	Diverse Backgrounds and Experiences	Cybersecurity	Sales, Marketing and Brand Management
Global/International	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience

2024 Proxy Statement	57

Proposal No. 1 Election of Directors

Aparna Bawa | 46 INDEPENDENT		Skills and Experience:
Director Since: 2021 Committee Membership: Audit Committee, Compensation and People Committee, Security Committee, Corporate Development Committee	Other Current Public Company Boards: None

BACKGROUND
Aparna Bawa has served as a member of our Board since May 2021. Ms. Bawa has served as the Chief Operating Officer of Zoom Video Communications, Inc., a video communications company, since May 2020 and its Secretary since February 2024. Ms. Bawa served as Zoom’s Chief Legal Officer from August 2019 to May 2020, its General Counsel from September 2018 to May 2020 and its Secretary from December 2018 to November 2020. Prior to Zoom Video Communications, Ms. Bawa served as Senior Vice President and General Counsel of Magento, Inc., an e-commerce platform company, from June 2017 until its acquisition by Adobe Inc. in June 2018. From November 2012 to May 2017, Ms. Bawa served as Vice President, General Counsel and Secretary of Nimble Storage, Inc., an enterprise flash storage company, which was acquired by Hewlett Packard Enterprise in April 2017. Ms. Bawa holds a B.Sc. in Accounting from Marquette University and a J.D. from Harvard Law School.

QUALIFICATIONS
AND EXPERIENCE
Ms. Bawa was selected to serve on our Board due to her senior leadership and management experience at public technology companies, risk management oversight expertise, and legal and business operations expertise. She has extensive experience in technology companies.

John M. Donovan | 63 LEAD INDEPENDENT DIRECTOR		Skills and Experience:
Director Since: 2012 Committee Membership: Compensation and People Committee, Governance and Sustainability Committee (Co-Chair), Security Committee (Chair), Corporate Development Committee (Chair)	Other Current Public Company Boards: Lockheed Martin Corporation

BACKGROUND
John M. Donovan has served as a member of our Board since September 2012. Since May 2019, Mr. Donovan has served as Chair of The President’s National Security Telecommunications Advisory Committee. Mr. Donovan worked at AT&T Inc., a provider of telecommunication services, since April 2008, first as Chief Technology Officer and subsequently as Chief Executive Officer—AT&T Communications until his resignation, effective October 1, 2019. From November 2006 to April 2008, Mr. Donovan was Executive Vice President of Product, Sales, Marketing and Operations at Verisign. From November 2000 to November 2006, Mr. Donovan served as Chair and CEO of inCode Telecom Group Inc., a provider of strategy and consulting services to the telecommunications industry. Prior to joining inCode, Mr. Donovan was a Partner with Deloitte Consulting where he was the Americas industry practice director for telecommunications. Mr. Donovan serves on the board of directors of Lockheed Martin Corporation, an aerospace, defense and technology company. Mr. Donovan holds a B.S. in Electrical Engineering from the University of Notre Dame and an M.B.A. from the University of Minnesota.

QUALIFICATIONS
AND EXPERIENCE
Mr. Donovan was selected to serve on our Board because of his technical knowledge and extensive business leadership, management, operations and risk management oversight experience, as a result of serving as the Chief Technology Officer and later the Chief Executive Officer of AT&T Communications. He is skilled in overseeing global information, software development, supply chain, network operations and big data organizations and has expertise in cybersecurity, artificial intelligence and machine learning.

Industry and IT/Technical	Senior Leadership	Financial	Diverse Backgrounds and Experiences	Cybersecurity	Sales, Marketing and Brand Management
Global/International	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience

58	2024 Proxy Statement

Proposal No. 1 Election of Directors

Carl Eschenbach | 57 INDEPENDENT		Skills and Experience:
Director Since: 2013 Committee Membership: Security Committee	Other Current Public Company Boards: Workday

BACKGROUND
Carl Eschenbach has served as a member of our Board since May 2013. Mr. Eschenbach is CEO of Workday, Inc., an on-demand financial management and human capital management software vendor, a position he has held since December 2022. Prior to Workday, Mr. Eschenbach was a general partner at Sequoia Capital Operations, LLC, a venture capital firm, since April 2016. Prior to joining Sequoia Capital Operations, LLC, Mr. Eschenbach served as Chief Operating Officer and President of VMware, Inc., a provider of cloud and virtualization software and services, a role he held from December 2012 to February 2016. Mr. Eschenbach previously served as VMware’s President and Chief Operating Officer from April 2012 to December 2012, as VMware’s Co-President, Customer Operations from January 2011 to April 2012 and as VMware’s Executive Vice President of Worldwide Field Operations from May 2005 to January 2011. Prior to joining VMware in 2002, he was Vice President of North America Sales at Inktomi from 2000 to 2002. Mr. Eschenbach also held various sales management positions with 3Com Corporation, Lucent Technologies Inc. and EMC. Mr. Eschenbach currently serves on the board of Workday, Inc. Mr. Eschenbach received an electronics technician diploma from DeVry University.

QUALIFICATIONS
AND EXPERIENCE
Mr. Eschenbach was selected to serve on our Board because of his extensive experience in the technology industry and his previous public company management experience. He brings to our Board over 30 years of operational and sales experience in the technology industry, and has extensive experience in risk management oversight and scaling large organizations, as well as a deep knowledge of high-growth companies. Mr. Eschenbach also has extensive public company board experience.

Industry and IT/Technical	Senior Leadership	Financial	Diverse Backgrounds and Experiences	Cybersecurity	Sales, Marketing and Brand Management
Global/International	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience

2024 Proxy Statement	59

Proposal No. 1 Election of Directors

Dr. Helene D. Gayle | 68 INDEPENDENT		Skills and Experience:
Director Since: 2021 Committee Membership: Governance and Sustainability Committee, Security Committee	Other Current Public Company Boards: Organon, The Coca-Cola Company

BACKGROUND
Dr. Helene D. Gayle has served as a member of our Board since May 2021. Dr. Gayle has been President of Spelman College since July 2022. Prior to this position, Dr. Gayle served as President and Chief Executive Officer of The Chicago Community Trust, a community foundation dedicated to improving the Chicago region through strategic grant making, civic engagement and inspiring philanthropy, from 2017 to 2022. Dr. Gayle previously served as Chief Executive Officer of McKinsey Social Initiative, an independent non-profit organization, from 2015 to 2017 and as President and Chief Executive Officer of CARE USA, a leading international humanitarian organization, from 2006 to 2015. From 2001 to 2006, she was an executive in the Global Health program at the Bill & Melinda Gates Foundation. Dr. Gayle began her career in public health at the U.S. Centers for Disease Control in 1984, and held positions of increasing responsibility over her 20-year tenure there, ultimately becoming the director of the National Center for HIV, STD and TB Prevention and achieving the rank of Assistant Surgeon General and Rear Admiral in the United States Public Health Service. Dr. Gayle earned a Bachelor of Arts degree in Psychology from Barnard College of Columbia University, an M.D. from University of Pennsylvania and a Masters in Public Health from Johns Hopkins University. She currently serves as a member of the board of directors of The Coca-Cola Company, a beverage company, and Organon & Co., a pharmaceutical company. Dr. Gayle previously served as a member of the board of directors of Colgate-Palmolive Company, a global consumer products company, from 2010 to 2021.

QUALIFICATIONS
AND EXPERIENCE
Dr. Gayle was selected to serve on our Board because of her senior leadership and chief executive officer experience and broad international exposure and emerging market experience, as well as her governmental and non-profit expertise, risk management expertise and corporate governance experience as a director of private and public companies.

Industry and IT/Technical	Senior Leadership	Financial	Diverse Backgrounds and Experiences	Cybersecurity	Sales, Marketing and Brand Management
Global/International	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience

60	2024 Proxy Statement

Proposal No. 1 Election of Directors

James J. Goetz | 58 INDEPENDENT		Skills and Experience:
Director Since: 2005 Committee Membership: Audit Committee, Corporate Development Committee, Security Committee	Other Current Public Company Boards: Intel

BACKGROUND
James J. Goetz has served as a member of our Board since April 2005. Mr. Goetz has been a managing member of Sequoia Capital Operations, LLC, a venture capital firm, since June 2004, where he focuses on cloud, mobile, and enterprise companies. Mr. Goetz currently serves on the board of directors of Intel Corporation and several privately held companies. Mr. Goetz has previously served on the boards of directors of Barracuda Networks, Inc., a data security and storage company from 2009 to 2017, Nimble Storage, Inc., a data storage company, from 2007 to 2017, Jive Software, Inc., a provider of social business software, from 2007 until 2015, and Ruckus Wireless, Inc., a manufacturer of wireless (Wi-Fi) networking equipment, from 2012 until 2015. Mr. Goetz holds an M.S. in Electrical Engineering with a concentration in Computer Networking from Stanford University and a B.S. in Electrical Engineering with a concentration in Computer Engineering from the University of Cincinnati.

QUALIFICATIONS
AND EXPERIENCE
Mr. Goetz was selected to serve on our Board because of his senior leadership, technology, information technology (IT), business development and cybersecurity experience, and knowledge of emerging technologies, arising from his experience as a partner of a venture capital firm, where he focuses on cloud mobile, and enterprise technology investments, as well as providing guidance and counsel to a wide variety of internet and technology companies. He also brings his experience as a senior management leader in network, data security and storage, software, and manufacturing companies, through various senior roles and other board experiences. Mr. Goetz also has extensive public company board experience.

Lorraine Twohill | 53 INDEPENDENT		Skills and Experience:
Director Since: 2019 Committee Membership: Governance and Sustainability Committee (Co-Chair), Security Committee	Other Current Public Company Boards: None

BACKGROUND
Lorraine Twohill has served as a member of our Board of directors since April 2019. Ms. Twohill currently serves as Google LLC’s (formerly Google, Inc.) Chief Marketing Officer, a position she has held since June 2009. From July 2003 until June 2009, Ms. Twohill served as Google’s Head of Marketing Europe, Middle East and Africa. Ms. Twohill previously served on the board of directors of Williams-Sonoma, Inc., a consumer retail company that sells kitchenwares and home furnishings, from January 2012 until May 2017. Ms. Twohill holds joint honours degrees in International Marketing and Languages from Dublin City University.

QUALIFICATIONS
AND EXPERIENCE
Ms. Twohill was selected to serve on our Board due to her leadership skills and extensive marketing knowledge, with over 25 years of experience. She has deep management and business operations experience, as well as risk management oversight experience. She provides the Board with valuable insights into brand management and the global issues facing technology companies today.

Industry and IT/Technical	Senior Leadership	Financial	Diverse Backgrounds and Experiences	Cybersecurity	Sales, Marketing and Brand Management
Global/International	Governance, Risk Oversight and Compliance	Emerging Technologies and Business Models	Human Capital Management	Public Company Board Experience

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Proposal No. 1 Election of Directors

The demographic information presented below for our directors is based on voluntary self-identification by each director. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f). Additional biographical information of our directors and executive officers as of July 31, 2024 is set forth above.

BOARD DIVERSITY MATRIX (AS OF OCTOBER 29, 2024)

Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Identification and Evaluation of Director Nominees

Our Governance and Sustainability Committee uses a variety of methods for identifying and evaluating director nominees. The Governance and Sustainability Committee regularly assesses the appropriate size, composition and needs of our Board and its respective committees, and the qualification of candidates considering these needs. Some of the qualifications that our Governance and Sustainability Committee considers include issues of character, integrity, judgment, diversity (including gender and race), experience of relevance to us and the Board, independence, age, area of expertise, potential conflicts of interest and other commitments. These factors may be weighted differently depending on the individual being considered or the needs of the Board at the time.

Nominees must also be able to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available, in the judgment of our Governance and Sustainability Committee, to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and actively participate in all Board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Governance and Sustainability Committee maintains a documented candidate selection process, which contains certain guidelines for selection criteria, and provides that they may also consider such other factors as it may deem, from time to time, are in Palo Alto Networks and our shareholders’ best interests. In furtherance of this, our Governance and Sustainability Committee seeks to balance the background and experience of the members of the Board by ensuring that the following categories of criteria, among others, are collectively represented by our Board members: relevant industry and technical expertise; senior leadership experience; financial knowledge and expertise; relevant cybersecurity and information security knowledge; sales, marketing and brand management experience; global business experience; risk management experience; experience with emerging technologies; human capital management experience; and public company board and corporate governance. Our Governance and Sustainability Committee will also seek appropriate input from our Chief Executive Officer, from time to time, in assessing the needs of our Board for relevant background, experience, diversity and skills of its members.

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Proposal No. 1 Election of Directors

Our Governance and Sustainability Committee considers diversity (whether based on broader principles such as diversity of perspective, experiences, and expertise, as well as factors commonly associated with diversity such as gender, race or national origin) in connection with its evaluation of director candidates, including the evaluation and determination of whether to re-nominate incumbent directors. The committee also considers these and other factors as it oversees the annual Board and committee evaluations. The committee seeks qualified and diverse director candidates, including women and individuals from minority groups, to include in the pool from which director candidates are chosen. Any search firm retained by the committee to find director candidates would be instructed to account for these considerations, including diversity.

Shareholder Recommendations for Nominations to the Board of Directors

Our Governance and Sustainability Committee will consider candidates for directors recommended by shareholders, so long as such recommendations comply with our certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by The Nasdaq Stock Market (“Nasdaq”) and the SEC. The Governance and Sustainability Committee will evaluate the recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible shareholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending shareholder, evidence of the recommending shareholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board. Our Governance and Sustainability Committee has discretion to decide which individuals to recommend for nomination as directors.

Director Independence

Our common stock is listed on Nasdaq. Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent, and that the nomination of all directors be by either a majority of its independent directors or a committee composed solely of independent directors. Under Nasdaq regulations, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship with the listed company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and Nasdaq listing standards. In order to be considered independent for purposes of Rule 10A-3, a member of a listed company’s audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing standards. In order for a member of a listed company’s compensation committee to be considered independent for purposes of Nasdaq listing standards, the listed company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to the listed company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the listed company to such director; and (2) whether such director is affiliated with the listed company, a subsidiary of the listed company, or an affiliate of a subsidiary of the listed company.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that each of Mmes. Bawa, McCarthy and Twohill, Dr. Gayle and each of Messrs. Donovan, Eschenbach, Goetz, and Rt Hon Sir John Key do not have a material relationship with our Company, either directly or indirectly, that would interfere with the exercise of

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Proposal No. 1 Election of Directors

independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Related Person Transactions.” There are no family relationships among any of the Company’s directors or executive officers.

Director Compensation

Our Governance and Sustainability Committee has approved a policy for the compensation of the non-employee members of our Board (the “Director Compensation Policy”) to attract, retain and reward these individuals and align their financial interests with those of our shareholders. There is no cash compensation paid under the Director Compensation Policy.

Initial Award. Under the Director Compensation Policy, when an eligible director initially joins our Board, the eligible director receives an initial award of restricted stock units for shares of our common stock (“RSUs”) having a value of $1 million (as determined based on the average closing price of our common stock on Nasdaq during the month prior to the month in which the grant is made). This initial award will vest as to one third of the shares covered by the RSU award on the first anniversary of the date the eligible director joined our board of directors, and the remaining shares covered by the RSU will vest quarterly over the following two years, subject to the director’s continued service as of each such date.

Annual Award. Under the Director Compensation Policy, at each annual meeting of shareholders, each eligible director receives an annual RSU award having a value equal to $300,000 (as determined based on the average closing price of our common stock on Nasdaq during the 30 calendar days ending on the business day prior to the annual meeting). In addition, at each annual meeting of shareholders, our Lead Independent Director receives an additional annual RSU award having a value equal to $50,000 (as determined based on the average closing price of our common stock on Nasdaq during the 30 calendar days ending on the business day prior to the annual meeting). All annual awards, including the annual awards to the Lead Independent Director, will vest quarterly over a period of one year, subject to the director’s continued service as of each such date.

Committee Awards. At each annual meeting of shareholders, the chairpersons and members of the five standing committees of our Board will receive additional annual RSU awards for committee service having the following values (as determined based on the average closing price of our common stock on Nasdaq during the 30 calendar days ending on the business day prior to the annual meeting). The amounts of the annual awards and the Lead Independent Director and Committee awards are illustrated below.

Any eligible director who serves as chairperson of a committee is not entitled to a member retainer for the same committee. The committee RSU awards will vest quarterly over a period of one year, subject to the director’s continued service as of each such date. The annual RSU award and retainer is illustrated in the charts below.

(1)	No additional compensation is paid for serving on the Corporate Development Committee.

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Proposal No. 1 Election of Directors

Fiscal 2024 Director Compensation Table

The following table presents summary information regarding the compensation paid to our non-employee directors for our fiscal year ended July 31, 2024.

Director	Stock Awards(1)	Total
Aparna Bawa(2)	$427,506	$427,506
John M. Donovan(2)	$477,622	$477,622
Carl Eschenbach(2)	$388,698	$388,698
Dr. Helene D. Gayle(2)	$399,699	$399,699
James J. Goetz(3)	–	–
Rt Hon Sir John Key(2)	$438,507	$438,507
Mary Pat McCarthy(2)	$427,506	$427,506
Lorraine Twohill(2)	$405,199	$405,199
(1)	The amounts reported in this column represent the aggregate grant date fair value of each RSU award during our fiscal 2024 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024. These amounts do not necessarily correspond to the actual value that may be recognized by the director upon the vesting of such awards.
(2)	As of July 31, 2024, Ms. Bawa held 700 RSUs, Mr. Donovan held 782 RSUs, Mr. Eschenbach held 636 RSUs, Dr. Gayle held 654 RSUs, Rt Hon Sir John Key held 718 RSUs, Ms. McCarthy held 700 RSUs and Ms. Twohill held 663 RSUs.
(3)	Mr. Goetz receives no compensation.

Director Stock Ownership Guidelines

Our Board believes that our directors should hold a meaningful financial stake in our Company in order to further align their interests with those of our shareholders and therefore adopted stock ownership guidelines in fiscal 2017. Under the guidelines, each non-employee director must own Company stock with a value of five times the annual retainer for board service within five years of such director’s initial appointment or election date. As of September 23, 2024, all of our non-employee directors comply with our stock ownership guidelines.

Director Attendance

During our fiscal year ended July 31, 2024, the Board held seven meetings (including regularly scheduled and special meetings), and no director attended fewer than 75% of the total number of meetings of the Board and the committees of which he or she was a member.

Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of shareholders, we encourage, but do not require, our directors to attend. Half of our directors attended our 2023 Annual Meeting of Shareholders, either telephonically or by video conference.

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PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our financial statements for our fiscal year ending July 31, 2025. EY has served as our independent registered public accounting firm since 2009.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending July 31, 2025. Our Audit Committee is submitting the selection of EY to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from our shareholders.
Notwithstanding the selection of EY and even if our shareholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of Palo Alto Networks and its shareholders. If our shareholders do not ratify the appointment of EY, our Audit Committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by EY for our fiscal years ended July 31, 2023 and 2024.
	2023	2024
Audit Fees(1)	$6,401,000	$6,980,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	1,460,000	$1,347,000
All Other Fees(4)	9,000	$11,000
Total	$7,870,000	$8,338,000
(1)	Audit fees consist of professional services rendered in connection with (a) the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, (b) review of our quarterly consolidated financial statements presented in our Quarterly Reports on Form 10-Q, (c) professional services provided for new and existing statutory audits of subsidiaries or affiliates of the Company, and (d) other regulatory filings.
(2)	Audit-Related fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include acquisition due diligence services, technical accounting guidance and other attestation services.
(3)	Tax Fees consist of fees for professional services for federal, state and international tax compliance and tax planning.
(4)	All Other Fees includes fees for professional services other than these services reported above. These services specifically relate to subscriptions to an accounting regulatory database.

Auditor Independence

In our fiscal year ended July 31, 2024, there were no other professional services provided by EY that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.

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Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to our Audit Committee for approval:
●Audit services. Audit services include work performed for the audit of our financial statements and the review of financial statements included in our quarterly reports, as well as subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on our consolidated financial statements.
●Audit-related services. Audit-related services are for assurance and related services that are (1) reasonably related to the performance of the audit or review of our financial statements (2) are traditionally performed by our independent registered public accounting firm and (3) not covered above under “audit services.”
●Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.
●Other services. Other services are those services not described in the other categories.
Our Audit Committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and our Audit Committee requires our independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, (a) if the additional services do not require specific approval by the Audit Committee, a detailed description of the services will be submitted to the Chief Financial Officer or Chief Accounting Officer, who will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee and the Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor, or (b) if the additional services require specific approval by the Audit Committee, they will be submitted for pre-approval to the Audit Committee by both the independent auditor and the Chief Financial Officer or Chief Accounting Officer, and shall only be submitted if the independent auditor and such officer mutually agree that the request or application is consistent with the SEC’s rules on auditor independence. All fees paid to EY for our fiscal year ended July 31, 2024 were pre-approved by our Audit Committee.
REQUIRED VOTE
The ratification of the appointment of EY as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are treated as shares present virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP.

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Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Report of the Audit Committee

The Audit Committee consists of Mmes. Bawa and McCarthy, Mr. Goetz and Rt Hon Sir John Key. Each member of the committee is an independent director as required by the listing standards of Nasdaq and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Investor Information portion of our website at https://investors.paloaltonetworks.com/. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

The Audit Committee assists our Board in the Board’s oversight and monitoring of:

●	Accounting and financial reporting processes and internal controls as well as the audit and integrity of our financial statements;
●	The qualifications, independence and performance of our independent registered public accounting firm;
●	The performance of our internal audit function;
●	Compliance with applicable law; and
●	Risk assessment and risk management pertaining to financial, accounting and tax matters of the Company.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements.

Our independent registered public accounting firm, EY, is responsible for auditing these financial statements and the Audit Committee oversees these activities. It is not the responsibility of the Audit Committee to prepare or certify our financial statements or guarantee the audits or reports of the independent auditors. These are the fundamental responsibilities of management and our independent registered public accounting firm.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by EY. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

In the performance of its oversight function, the Audit Committee has:

●	Reviewed and discussed the audited financial statements with management and EY;
●	Discussed with EY the applicable requirements of the PCAOB and the SEC; and
●	Received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the Audit Committee’s review and discussions with management and EY, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2024, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board:

Mary Pat McCarthy (Chair)
Aparna Bawa
James J. Goetz
Rt Hon Sir John Key

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PROPOSAL NO. 3
Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation
Shareholders have the opportunity to advise the board of directors, on an advisory or non-binding basis, whether we should conduct an advisory (non-binding) vote to approve named executive officer compensation every one, two or three years.
While our compensation strategies are related to both short-term and longer-term business outcomes, we realize that compensation decisions are made annually. We also believe that an annual advisory vote on named executive officer compensation will give us more frequent feedback on our compensation disclosures and named executive officer compensation program. The board of directors has determined that holding an advisory vote on named executive officer compensation every year continues to be the most appropriate policy for us at this time, and recommends that shareholders vote for future advisory votes on named executive officer compensation to occur each year.
REQUIRED VOTE
The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon is required to determine, on an advisory basis, our shareholders’ preference regarding the frequency of holding future advisory votes on named executive officer compensation. You may indicate whether you would prefer an advisory vote on executive compensation every “1 year,” “2 years,” or “3 years,” or you may “abstain” from voting on this proposal. However, in the event that no voting option receives a majority, the Compensation and People Committee will consider the voting option that receives the greatest number of votes to be the preference of our shareholders. Abstentions will be included in the total number of shares present and entitled to vote to tabulate whether a majority has been obtained. Broker non-votes will have no effect on the outcome of this proposal.
Because this vote is advisory, it will not be binding on the Board. However, the Compensation and People Committee and the Board will consider the outcome of the shareholder vote, along with other relevant factors, in recommending and determining, respectively, a voting frequency for holding future advisory votes on named executive officer compensation.

Recommendation of the Board The Board recommends that you vote for a frequency of once every “ONE YEAR” for the advisory vote on named executive officer compensation.

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PROPOSAL NO. 4
Advisory Vote on the Compensation of our Named Executive Officers
We are providing our shareholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the rules and regulations of the SEC in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore is not binding on us, our Compensation and People Committee or our Board. The say-on-pay vote will, however, provide information to us regarding shareholder sentiment about our executive compensation philosophy, policies and practices, which our Compensation and People Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation and People Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with shareholders to better understand the concerns that influenced the vote and our Compensation and People Committee will evaluate whether any actions are necessary to address those concerns. We currently conduct advisory votes on our named executive officer compensation on an annual basis, and we expect to conduct our next advisory vote at our 2025 annual meeting of shareholders.
We believe that the information we have provided in this “Executive Compensation” section, and in particular the information discussed in the sections titled “Executive Compensation—Letter from our Compensation and People Committee” and “Executive Compensation—Compensation Discussion and Analysis,” demonstrates that our executive compensation program has been designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that Palo Alto Networks, Inc.’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Palo Alto Networks, Inc.’s proxy statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules and regulations of the SEC, including the compensation discussion and analysis, the compensation tables and narrative discussion, and other related disclosure.”
REQUIRED VOTE
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Although the advisory vote is non-binding, our Board values our shareholders’ opinions. The Compensation and People Committee will review the results of the vote and, consistent with our record of shareholder responsiveness, consider shareholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

Recommendation of the Board The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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Executive Compensation

Letter from our Compensation and People Committee

“We greatly respect and value the views of our fellow shareholders. Your insights played a central role in our deliberations, and drove several changes to our executive compensation program.”

Dear Fellow Shareholders,

As members of the Compensation and People Committee, we recognize that we are leading this Company for the benefit of our shareholders. At our 2023 annual meeting of shareholders, 38% of the votes cast were in favor of the “Say-on-Pay” advisory resolution to approve our fiscal 2023 executive compensation program. We were disappointed in this outcome. In response, our Lead Independent Director and Compensation and People Committee member, John Donovan, and the Chair of our Compensation and People Committee, Rt Sir John Key, engaged in extensive shareholder feedback sessions to understand our shareholders’ perspectives.

We are committed to ensuring that the Company retains and attracts individuals of outstanding character and ability, who are champions of our company culture and mission. To do so, we design programs that fairly compensate our employees and allow us to maintain a world-class leadership team, who can meet the challenges of a dynamic enterprise cybersecurity industry, characterized by constant change and innovation. As a committee, we strongly believe in, and are committed to, executing a pay-for-performance compensation philosophy that closely aligns executive compensation to our financial and operational performance. Our compensation programs have allowed us to maintain stability among our high-performing executive ranks, despite an intensely competitive industry where the demand for talent exceeds the supply of qualified candidates.

We believe that we have created an inclusive culture where our employees’ diversity of traits, perspectives, and experiences come together to create solutions to the toughest cybersecurity challenges and serve the current and future needs of our customers. Our customers, and the employees of those customers, are located in jurisdictions all around the world. Serving them requires us to foster a culture of awareness and understanding of what our customers need, bold innovation to create solutions to meet those needs, and relentless execution to deploy those solutions. With the advent of a new generation of artificial intelligence tools and technologies that are transforming virtually every industry, including cybersecurity, and the increased volume and velocity of ever more sophisticated cyber attacks, we believe that it is even more imperative that we retain our excellent executive team.

Our executive team, led by Nikesh Arora, once again rose to the occasion in fiscal 2024, and kept us at the forefront of the cybersecurity industry through unabating innovation, including generating early momentum in our Secure AI by Design product offerings - Cortex XSIAM®, AI Access, AI-SPM and AI Runtime. Our executive team also had the foresight to look beyond immediate returns and, instead, focused on creating long-term shareholder value by embarking on and accelerating our “Platformization” strategy, which we believe is a transformative strategy from which our shareholders will reap meaningful returns in the future.

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Executive Compensation

Fiscal 2024 Program Design

We believe that our fiscal 2024 compensation programs helped contribute to our outstanding financial performance, achieving record financial results for revenue, NGS ARR and EPS. Our executive compensation program for fiscal 2024 was designed in a structured and objective manner to ensure that compensation levels reflect our pay-for-performance philosophy, align compensation with our shareholders’ interests, motivate our executives, are competitive, and reflect our shareholders’ input and compensation best practices. This framework served as the basis upon which we structured, and made, fiscal 2024 compensation decisions:

●	Financial Performance. Our fiscal financial and operation results measured against the Company’s plan and consensus estimates on key financial measures.
●	Shareholder Returns. Our one-, two- and three-year total shareholder return (“TSR”) performance relative to our compensation peer group.
●	Strategic Objectives. Our performance is measured against our strategic objectives.
●	Individual Performance Assessment. A performance assessment by the Board for our Chief Executive Officer, and by our Chief Executive Officer for the other executive officers, including other named executive officers (“NEOs”).

Consistent with this framework and our pay-for-performance philosophy, we designed our fiscal 2024 executive compensation program to provide strong rewards for strong performance, drive shareholder value creation, and require significant sustained performance to realize their full value. Our fiscal 2024 compensation program reflects the following principles:

●	Set Aggressive Targets. We once again set aggressive performance targets. The fiscal 2024 portion of fiscal 2023 and fiscal 2024 performance stock unit awards resulted in 0% payout attributable to fiscal 2024 performance, demonstrating our commitment to a pay-for-performance philosophy.
●	Stayed True to Our Commitments. Although the Company shifted strategy early in fiscal 2024, we did not reset the fiscal 2024 equity awards performance targets.
●	Multiple Year Measurement Period. 100% of fiscal 2024 NEO equity awards are performance based, require sustained performance over three years for any payout, and include a relative total shareholder return multiplier in addition to financial metrics, which aligns a significant portion of our executive compensation to long-term financial performance.
●	Portfolio of Performance Measures Aligned to Shareholder Value Creation. We carefully evaluated the metrics that we believed will most impact long-term value for our shareholders and other stakeholders. For the executive cash incentive target, we used annual revenue growth and annual organic operating margin. For the fiscal 2024 executive equity awards, we used annual billings growth and set aggressive targets for annual billings growth. In addition, we tied achievement to a comparative analysis of our TSR performance to ensure that payout amounts are aligned with our stock price performance relative to that of our peer group.
●	Tied Compensation to ESG Goals. We again included an ESG modifier to our cash incentive plan to ensure a linkage between compensation and our ESG goals, which provided for the calculated result to be adjusted up or down by up to 10% based on an ESG scorecard with climate, inclusion and diversity, and human capital metrics.
●	Best Practices. During fiscal 2024, we adopted an SEC and Nasdaq-compliant compensation recovery policy and maintained a clawback policy for executives not covered by the SEC and Nasdaq required compensation recovery policy. We also continued a number of compensation best practices, including NEO stock ownership guidelines, a minimum one year post-vesting holding period for all grants to NEOs, the elimination of duplicative performance measures between our annual and long-term incentive plans, and an ESG modifier to our NEOs’ cash incentive plan to ensure linkage between compensation and our ESG goals.

Shareholder Engagement and Fiscal 2025 Program Design

Understanding that you were not completely satisfied with our executive compensation program in fiscal 2024, we offered meetings to shareholders holding 61% of our outstanding shares (based on shareholder ownership, to our knowledge, as of June 30, 2024). Collectively, John Donovan and Sir John Key personally met with shareholders representing 33% of our outstanding shares. From your feedback, and the advice and input from our independent compensation consultant, Meridian Compensation Partners, we distilled a number of important changes to our executive compensation programs,

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particularly to the equity compensation program, which we think address the core concerns raised by you. While some of the changes we are making in response to shareholder feedback, including the results of the “Say-on-Pay” advisory vote, could not fully be reflected in compensation decisions made for fiscal 2024 because certain of our fiscal 2024 pay decisions had already been made when that feedback was received, we have fully implemented these changes in our fiscal 2025 pay decisions, and reflected them in the equity awards for fiscal 2023 and fiscal 2024 where possible. The changes include:

●	Commitment Regarding One-Time Equity Awards to our CEO. Our Compensation and People Committee has committed not to grant Mr. Arora, our Chief Executive Officer, additional one-time equity awards of any variety with vesting or performance metrics that would overlap with the one-time performance-based restricted stock unit retention award granted to him in June 2023.
●	Reduced Total Potential Payout. For fiscal 2025, we have redesigned the performance-based restricted stock unit awards to lower the maximum payout by 33.3%, from 600% to 400% of the target performance-based restricted stock units.
●	Updated Performance Stock Unit Design. For fiscal 2025, we updated the financial measures to align with our Platformization strategy, and introduced a second financial measure to drive balanced focus on Platformization and profitability. The two financial measures are annual NGS ARR to focus on Platformization and annual Non-GAAP EPS to focus on profitability.
●	Aligned Prior Awards to New Design and Reduced Total Potential Payout. For our fiscal 2023 and fiscal 2024 NEO performance-based restricted stock unit awards, we reduced the maximum target payout consistent with the design for the fiscal 2025 awards and aligned the remaining performance periods under these awards (for fiscal 2025 and fiscal 2026) to the financial measures adopted for the fiscal 2025 awards. Accordingly, the maximum payout has been lowered by 33.3%, from 600% to 400%, and the new financial measures – annual NGS ARR and annual Non-GAAP EPS – will further align NEO compensation to the success of our Platformization strategy and focus on profitability.
●	Clearly Defined Cash Incentive Plan Performance Thresholds. For our fiscal 2025 annual cash incentive plan design, we clearly identified the threshold performance levels for each metric required for the funding and payout of the cash incentive plan, such that if either metric (revenue and organic operating margin) is more than 10% below its respective target for fiscal 2025, then there will be no funding or payout of the cash incentive plan.

We are asking for your support of our executive compensation program and trust that you will agree that we have been responsive to your concerns. After gathering extensive feedback from shareholders and engaging an independent consulting firm, we believe that we have implemented a sustainable, best-in-class program that is supported by market practices aligned with best practices and responsive to the feedback we received from you, while continuing to be competitive and incentivize our proven and successful executive team Thank you for your continued support and investment in Palo Alto Networks.

Sincerely,

The Compensation and People Committee

Rt Hon Sir John Key (Chair)
Aparna Bawa
John Donovan

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes in detail our executive compensation programs and the resulting pay decisions for our named executive officers (“NEOs”).

Our Compensation and People Committee believes that the fiscal 2024 compensation of our NEOs is commensurate with our size and performance, the significant scope of their roles and responsibilities, and their strong leadership in a manner consistent with our corporate values of disruption, collaboration, execution, inclusion, and integrity.

Named Executive Officers

Nikesh Arora Chief Executive Officer, Chair of the Board	Dipak Golechha Executive Vice President, Chief Financial Officer	William “BJ” Jenkins President	Lee Klarich Executive Vice President, Chief Product Officer	Nir Zuk Executive Vice President, Founder, Chief Technology Officer

CD&A HIGHLIGHTS

●Our fiscal 2024 executive compensation programs align with recognized best practices
●For fiscal 2024, our employees, led by our NEOs, delivered record financial results for our shareholders with total revenue of $8.03 billion, NGS ARR of $4.22 billion, RPO of $12.7 billion, and EPS of $7.28 (at and as of July 31, 2024)
●Our financial performance has led to strong financial returns, a one-year TSR at the 66th percentile, and three-year TSR at the 100th percentile, of our compensation peer group, and a return of capital to our shareholders through our stock buyback program
●We embarked on a bold and transformative strategy – Platformization – which we expect to be a key driver towards achieving our long-term financial performance goals
●We also remained at the forefront of innovation by launching other Secure AI by Design product offerings: AI Access Security (“AI Access”), AI Security Posture Management (“AI-SPM”) and AI Runtime Security (“AI Runtime”), as well as our Precision AITM security bundle, which leverages inline AI to counter AI attacks, consisting of Advanced DNS security, Advanced URL filtering, Advanced Threat Protection and Advanced WildFire®
●We engaged in discussions with shareholders holding 55% of our outstanding shares (as of June 30, 2024), with a concentrated focus on the issues that mattered to them, including our executive compensation program
●Incorporating shareholder feedback, we implemented important changes to our executive compensation programs, particularly to our equity compensation program, which we believe address your core concerns
●We followed through on the commitments we made to our shareholders in the proxy statements for our 2021, 2022 and 2023 annual meetings of shareholders

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Philosophy and Objectives

As a global cybersecurity provider based in the San Francisco Bay Area, we operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. We compete with many other technology companies in seeking to attract and retain highly skilled top talent. Our continued success has made our employees and executives more attractive as candidates for employment with other companies, and we are intently focused on maintaining competitive compensation programs, in part, to address recruiting efforts by other companies in the technology industry where the demand for talent exceeds the supply of qualified candidates.

As a result, our compensation philosophy is designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives and create long-term value for our shareholders, grow our business and assist in the achievement of our strategic goals. We believe that a performance-based culture is crucial to our growth and success.

The specific objectives of our executive compensation program are to:

Drive the development of a successful and profitable business through our next phase of growth
Create sustainable long-term value for our shareholders by aligning the interests of our executive officers with those of our shareholders
Reward our executive officers for the successful achievement of our financial and strategic growth objectives
Attract, motivate and retain highly qualified executives who possess the skills and leadership necessary to continue to grow our business, and provide compensation packages that are comparable to our peers and the overall competitive market and that are heavily weighted to be based on our performance

While remaining true to our compensation objectives, as well as sound compensation policies and practices, our compensation program also has the flexibility to incorporate feedback and evolving compensation practices that are important to us and our shareholders, such as the addition of an ESG modifier to our NEOs’ cash incentive plan ensuring a linkage between NEO compensation and our ESG commitments.

Shareholder Engagement in Fiscal 2024

Our Compensation and People Committee routinely considers the results of our annual say-on-pay vote and shareholder feedback regarding our executive compensation program gathered throughout the year. Following a disappointing “Say on Pay” vote at our 2023 annual meeting of shareholders, in fiscal 2024, we once again undertook extensive shareholder engagement efforts to obtain your views on executive compensation, corporate governance and other matters, and to determine how best to respond to that feedback. Our Lead Independent Director once again played a central role in leading our shareholder outreach efforts in fiscal 2024, and the Chair of our Compensation and People Committee also engaged with numerous shareholders to understand their perspectives regarding our executive compensation program.

Our Lead Independent Director and management team regularly update our Board on our engagement efforts, providing summaries of our shareholders’ feedback. The continuous feedback that we receive from our shareholders has shaped the executive compensation program and practices implemented by our Compensation and People Committee, and led to meaningful changes for fiscal 2025 and, where possible, for our fiscal 2023 and fiscal 2024 equity compensation programs.

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We reached out to shareholders representing 61% of our outstanding shares	We engaged in discussions with investors representing 55% of our outstanding shares (which is all shareholders that indicated a willingness to engage with us)	Our Lead Independent Director participated in discussions (21 meetings) with investors representing 33% of our outstanding shares, while offering meetings to investors representing 47% of our outstanding shares
*Shareholder ownership, to our knowledge, as of June 30, 2024

WHAT THEY SAID	WHAT WE DID
Awards of the quantum of our CEO’s five-year performance-based restricted stock unit retention grant should not be used regularly

Our Compensation and People Committee committed not to grant Mr. Arora additional one-time equity awards of any variety with vesting or performance metrics that would overlap with the one-time performance-based restricted stock unit retention award granted to him in June 2023

For further information about the rationale for, and shareholder feedback that our Board received prior to, awarding our CEO’s five-year retention grant, see the section titled: “–Our Approach to One-Time Awards to NEOs–Fiscal 2023 CEO Retention Award”

CEO compensation has components that are too high, when considering the annual performance grant and five-year retention grant

For Fiscal 2025, decreased the maximum payout of long-term incentive equity award for our CEO by 33%, from 600% to 400% of target payout, and aligned our CEO’s fiscal 2023 and fiscal 2024 long-term incentive equity awards to the reduced maximum target payout

CEO aircraft and security-related perquisites are too high and examine whether the costs are warranted	For Fiscal 2024, carefully reviewed the aircraft and security related expenses to ensure alignment with security needs and business requirements, and consolidated security providers to capture efficiencies, which helped contribute to the total amount of aircraft and security-related perquisites and benefits for our CEO decreasing by approximately 55% from $3,768,893 in fiscal 2023 to $1,684,666 in fiscal 2024
Performance-based equity maximum payout for other NEOs is too high and should be reduced	For Fiscal 2025, also decreased the maximum payout of long-term incentive equity awards for our other NEOs by 33%, from 600% to 400% of target payout, and aligned their fiscal 2023 and fiscal 2024 long-term incentive equity awards to the reduced maximum target payout
Performance measure targets do not clearly indicate pay versus performance connection

Fiscal 2024 portion of fiscal 2023 and fiscal 2024 equity awards resulted in 0% payout attributable to fiscal 2024 performance, demonstrating our commitment to a pay-for-performance philosophy

In addition, even though the Company shifted strategy early in fiscal year 2024, we did not reset the fiscal 2024 performance targets

Disclosure of annual incentive plan structure is not clear	For Fiscal 2025 annual cash incentive plan design, we clearly identified threshold performance levels for each metric so that performance more than 10% below either target financial performance measure results in no payment

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Our Compensation Best Practices

We believe our executive compensation program represents recognized best practice and reflects principles that align the compensation of our NEOs with the long-term interests of our shareholders.

ROBUST AND INDEPENDENT COMPENSATION DECISION-MAKING, ALIGNED WITH OUR CORPORATE VALUES
✓100% independent Compensation and People Committee ✓Independent compensation consultant	✓Annual review of compensation strategy ✓Consideration of annual say-on-pay vote and other shareholder feedback

COMPENSATION BEST PRACTICES

✓Majority of compensation is performance-based and at-risk
✓100% of short-term incentive cash compensation is performance-based and at-risk
✓Inclusion of ESG modifier to cash incentive plan, which modifies the annual incentive cash compensation (plus or minus 10%), based on our performance relative to an ESG scorecard with climate, inclusion and human capital metrics
✓100% of equity awards granted to our NEOs in fiscal 2024 were performance-based, based on different performance metrics than the annual cash incentive plan
✓No single trigger vesting of equity awards on occurrence of a change in control

✓No dividends paid on unvested equity
✓Robust stock ownership guidelines
✓One-year post-vesting holding period for all NEOs, including our Chief Executive Officer
✓No hedging or pledging, except limited pledging permitted with the prior approval of the Governance and Sustainability Committee
✓Meaningful compensation recovery and clawback policies
✓Limited perquisites and personal benefits
✓No defined benefit plans or SERPs
✓Assessing and implementing the advice of independent compensation consultant, including a decision-making framework to further ensure alignment of executive compensation decision with our pay-for-performance philosophy

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We Followed Through on Our Commitments

Summarized below are our fiscal 2024 commitments, and our follow through in meeting those commitments.

OUR COMMITMENTS FOR FISCAL 2024	OUR FOLLOW THROUGH
Maintain a robust shareholder outreach program
Provide more transparency in our executive compensation disclosures, as well as more robust CD&A disclosures
Disclose the target value of equity grants to our NEOs for the completed fiscal year in the CD&A
Maintain robust stock ownership guidelines
Make any one-time awards to NEOs outside of the normal grant cycle (other than new hire awards) a majority performance-based, and only make such grants in exceptional circumstances
Make annual equity grants to our NEOs at least 75% performance-based
Require a one-year minimum vesting period for all grants to our Chief Executive Officer and other NEOs going forward, and implement a policy to require our Chief Executive Officer and other NEOs to hold all net shares for one year after vesting subject to certain exceptions
Use a performance-based restricted stock unit (“PSU”) award design that requires sustained performance over multiple years for any payout
Include a relative TSR modifier to our executive PSU awards
Ensure that ongoing incentive goals are considered challenging with targets set at or above management guidance
For completed performance periods, disclose performance targets compared to actual results and corresponding payout scale
Avoid duplicate performance metrics in our cash incentive plan and PSU awards
Do not make upward discretionary adjustments except for extraordinary circumstances
Include an ESG metric in fiscal 2024 cash incentive plan to ensure linkage between compensation and our ESG goals

Responsible Use of Equity Compensation

In response to the feedback that we have received from our shareholders over the past several years, the Compensation and People Committee has undertaken a concerted program of reducing our annual stock-based compensation expense as a percentage of revenue. The graph below illustrates our stock-based compensation expense for fiscal years 2021, 2022, 2023 and 2024, including as a percentage of revenue.

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FY21-FY24 SBCE and Percent of Revenue

Compensation-Setting Process

Compensation Timeline and Process

The compensation setting timeline and process of our Compensation and People Committee is summarized below.

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Our Compensation and People Committee makes compensation decisions after considering factors that include:

●	Our past business performance and future expectations;
●	Our long-term goals and strategies;
●	The performance and experience of each executive officer;
●	The scope and strategic impact of the executive officer’s responsibilities;
●	The performance of our executive team as a whole;
●	An analysis of competitive market conditions, with the assistance of its external compensation consultant;
●	The incentives provided to our executives to remain with the Company and drive the Company’s continued growth;
●	The value of each executive’s unvested equity holdings;
●	For each executive officer, other than our CEO, the recommendation of our CEO based on an evaluation of their performance;
●	The challenge and cost of replacing high-performing leaders with in-demand skills; and
●	The internal parity of compensation among our executive officers.

Our Compensation and People Committee does not apply a formula or assign relative weights to specific compensation elements.

Roles and Responsibilities

PARTICIPANT	ROLE IN COMPENSATION DETERMINATION PROCESS
Compensation and People Committee
●Review, evaluate and approve the compensation arrangements, plans, policies, and practices for our NEOs
●Oversee and administer cash-based and equity-based compensation plans
●Review our executive compensation program, from time to time, to determine whether they are appropriate, properly coordinated, achieve their intended purposes and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements
●Retain the services of external advisors, including compensation consultants, legal counsel and other advisors, from time to time, as it sees fit, in connection with carrying out its duties

Management
●Together with our independent compensation consultant, the Chief Executive Officer and the Chief People Officer assist the Compensation and People Committee in the execution of its responsibilities by providing information on corporate and individual performance, market data with respect to compensation and management’s perspective and recommendations on compensation matters
●Chief Executive Officer makes recommendations to the Compensation and People Committee regarding compensation matters, including the compensation of executive officers (other than himself)
●Chief Executive Officer participates in meetings of the Compensation and People Committee (other than portions of meetings that involve discussions of his own compensation)
●While our Compensation and People Committee solicits the recommendations and proposals of our Chief Executive Officer with respect to compensation-related matters, these recommendations and proposals are only one factor in our Compensation and People Committee’s decision-making process

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PARTICIPANT	ROLE IN COMPENSATION DETERMINATION PROCESS
Independent Compensation Consultant For fiscal 2024 advice, the Compensation and People Committee engaged Meridian Compensation Partners, a national compensation consulting firm
●Assist the Compensation and People Committee in executing the executive compensation strategy and guiding principles, assessing the current target total direct compensation opportunities of our executive officers, including comparing them against competitive market practices, developing a compensation peer group and advising on executive compensation decisions
●Meridian Compensation Partners did not provide any services to the Company other than the services provided to our Compensation and People Committee
●Our Compensation and People Committee assessed the independence of Meridian Compensation Partners taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of Nasdaq and has concluded that no conflict of interest exists with respect to the work that Meridian Compensation Partners performs for our Compensation and People Committee

Use of Competitive Data

To assess the competitiveness of our executive compensation program and to assist in setting compensation levels, at the Compensation and People Committee’s request, Meridian Compensation Partners, the committee’s independent compensation consultant, compiled market data from a compensation peer group approved by our Compensation and People Committee and industry surveys, including the Radford Global Technology Executive Compensation Survey. The Compensation and People Committee, with the assistance of Meridian Compensation Partners, then analyzed the market and survey data when making fiscal 2024 compensation decisions.

Competitive Positioning

For fiscal 2024, our Compensation and People Committee continued to compare and analyze our executive compensation program and each component of executive compensation against data from a formal compensation peer group of companies.

In the context of our annual executive compensation review, with assistance from Meridian Compensation Partners and input from management, in February 2023, our Compensation and People Committee reviewed the peer group of publicly-traded technology companies used to provide information regarding compensation practices for fiscal 2023 to determine if any changes were appropriate for use in considering fiscal 2024 pay decisions. In determining which companies to include in the peer group, our Compensation and People Committee considered companies that met some or all of the following updated criteria:

●	had (i) revenue between 0.33 to 3.0 times our revenue, (ii) a market capitalization between 0.33 to 3.0 times our market capitalization, (iii) a market capitalization to revenue ratio greater than 2.0, and (iv) a number of employees between 0.5 to 2.0 times the number of our employees;
●	had revenue growth greater than 10% in at least two of the last three years and TSR growth greater than 10% in at least two of the last three years;
●	was headquartered on the west coast of the United States, operated in the software industry, provided some cybersecurity services, and was selected by Institutional Shareholder Services as one of our peer companies; and
●	whether we were included in the company’s peer group, whether the company’s chief executive officer was a founder with an atypical compensation structure, and the company’s relevant acquisition activity.

Based on this review, Twitter, Inc. was removed from our compensation peer group for fiscal 2024, and the Company was at the 69th percentile of the peer group in terms of revenue and 61st percentile in terms of market capitalization as of December 31, 2022.

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The following publicly-traded companies made up our compensation peer group for fiscal 2024:

Akamai Technologies, Inc. Autodesk, Inc. Cadence Design Systems, Inc. CrowdStrike Holdings, Inc. Gen Digital Inc.	Fortinet, Inc. Intuit Inc. Juniper Networks, Inc. Keysight Technologies, Inc. NetApp, Inc.	Paychex, Inc. Roper Technologies, Inc. ServiceNow, Inc. Snowflake Inc. Splunk Inc.	SS&C Technologies Holdings, Inc. VMWare, Inc. Workday, Inc.

CEO and NEO Pay for Performance Alignment for Fiscal 2024

Pay for performance is a cornerstone of our compensation philosophy. We balance our strong pay-for-performance compensation philosophy – where the vast majority of our Chief Executive Officer and other NEO compensation is at-risk and performance-based – with our need to recruit, incentivize, and retain talented executives in a highly competitive market. The result is an executive compensation program that is significantly weighted toward at-risk compensation tied to our financial and operational performance.

The graphs below illustrate the predominance of at-risk and performance-based components of our fiscal 2024 compensation program for our Chief Executive Officer and other NEOs, based on total target annual compensation.

CEO	Average of Other NEOs

In line with our pay for performance compensation philosophy, our Compensation and People Committee also focuses on awarding compensation commensurate with the position and responsibilities held by our NEOs. If an NEO’s position or responsibilities change, our Compensation and People Committee undertakes a review of that NEO’s compensation to ensure that it remains commensurate with the new position and responsibilities.

How We Compensate Our Named Executive Officers

In this section, we provide detailed insights into the compensation of our NEOs, including a summary of the rationale for the decisions reached by our Board and Compensation and People Committee.

TRANSFORMATIONAL LEADERSHIP
During the past three years, our NEOs have provided transformational leadership across the Company, leading the Company to become the cybersecurity partner of choice, to innovate and to stay ahead of the curve. Led by Mr. Arora, the Company has focused on three strategic priorities, critical to our long-term success: transforming network security, delivering comprehensive cloud native security and revolutionizing security operations, in each case powered by Precision AI™, driving our Platformization strategy. This has resulted in:

●	A significant increase in the trading price of our common stock, and leading to a $66 billion increase in market capitalization over the past three years.

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●	$4.1 billion returned to our shareholders in fiscal 2019 through fiscal 2024 through our stock repurchase program.
●	Compound annual growth rates of 49% and 24% in NGS ARR and RPO, respectively, over fiscal 2023 through fiscal 2024, culminating in fiscal year 2024 with record NGS ARR of $4.22 billion and record RPO of $12.7 billion at and as of July 31, 2024.
●	Compound annual growth rates of 23% in revenue, over fiscal 2019 through fiscal 2024, culminating in fiscal year 2024 with record revenue of $8.03 billion.
●	An acceleration of our product development efforts, including the introduction in fiscal 2024 of solutions to Secure AI by Design, including AI Access, AI-SPM and AI Runtime, in each of our platforms, and our Precision AITM Security Bundle.

Our Innovation Drives Our Success
Our Innovation Powered Platformization
Accelerated innovation that has born a differentiated position that spans our three platforms
●Network Security - Comprehensive Zero Trust Network Security Platform with best-in-class products in multiple form factors - hardware and software next generation firewalls and SASE - infused with AI for near real-time protection
●Cloud Security - Scalable and comprehensive security across the cloud application development lifecycle through our Code to Cloud™ platform, Prisma® Cloud
●Security Operations - Built on category leading next generation security operations capabilities through our Cortex® platform with Cortex XDR®, Cortex XSOAR®, Cortex Xpanse®, and our category changing AI-driven security operations platform Cortex XSIAM®

Continued accelerating innovation in fiscal 2024 by delivering
●Cortex XSIAM 2.0 - Using AI to reimagine how the security operations center works
●Cloud Detection and Response - Detect, investigate, and respond to Cloud threats
●Prisma Cloud - Added 100+ cloud services API ingestions across major hyperscalers
●Prisma Cloud “Darwin” release - Prisma Cloud’s Code to Cloud™ intelligence
●Strata Cloud Manager - The industry’s first AI-Powered Zero Trust Management and Operations Solution
●SASE 3.0 - AI-based innovations, including the industry’s first natively-integrated SASE Enterprise Browser

Our Innovation Is Powered by Precision AITM
Announced solutions to Secure AI by Design
●AI Access - Enables an organization’s workforce to use AI tools with confidence, giving security teams full visibility, robust controls, data protection and proactive threat prevention measures
●AI SPM - Secures your AI ecosystem by identifying vulnerabilities and prioritizing misconfigurations in models, applications and resources
●AI Runtime - Helps organizations confidently build AI-powered applications by securing its entire AI application ecosystem, protecting against runtime threats, such as prompt injections, model DoS, insecure outputs and others

Announced the Precision AITM Security Bundle – Leverages inline AI to prevent sophisticated web-based threats, zero-day threats, command-and-control attacks and DNS hijacking attacks
●Advanced DNS security - Identifies threats hidden in DNS traffic by taking advantage of our crowd-sourced threat intelligence and detections
●Advanced URL filtering - Automatically detects and prevents new malicious and targeted web-based threats
●Advanced Threat Prevention - Stops zero-day attacks inline in real-time
●Advanced Wildfire - Cloud-based malware analysis and prevention engine that uses machine learning and crowdsourced intelligence to protect organizations from the hardest-to-detect threats

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Delivered Strong Financial Performance and Shareholder Return
Accelerating Next-Gen Security ARR Growth ($ in billions)	Delivering Total Shareholder Return 1-Year TSR Palo Alto Networks vs. Percentiles of Peer Group

Accelerating Revenue Growth ($ in billions)	3-Year TSR Palo Alto Networks vs. Percentiles of Peer Group

Palo Alto Networks, Inc.
100th Percentile
75th Percentile
50th Percentile
25th Percentile
200
180
160
140
120
100
80
60
40
20
0
-20

Accelerating Earnings Per Diluted Share ($)(1)

(1)	EPS increased to $7.28 in fiscal 2024, 469% compared to fiscal 2023, primarily due to our recognition of a deferred tax benefit from the net release of our valuation allowance on U.S. federal, U.S. states other than California, and United Kingdom deferred tax assets in fiscal 2024.

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Market Competitive Pay Levels and Evolving Compensation

In designing the compensation packages of our NEOs, our Board and Compensation and People Committee sought to deliver market-competitive compensation commensurate with their capabilities and experience, and reflective of the considerable challenge of leading the Company’s transformation from a provider of hardware delivered security to a provider of security delivered through the cloud, and taking advantage of AI, with three platforms of products to protect our customers’ enterprise, cloud, endpoints, security operation centers and more. When determining the compensation of our NEOs, our Board and Compensation and People Committee listened carefully to shareholder feedback and modified compensation structures in response to that feedback.

The tables below summarize the target compensation of our NEOs over the past three years.

Nikesh Arora - Chief Executive Officer

	FY23 Target(1)	FY24 Target	Percentage Change FY23 to FY24 (%)
Annual Salary	$1.0M(2)	$1.0M	no change
Target Bonus	$1.0M	$1.0M	no change
Time-Based RSUs	n/a	n/a	n/a
Performance Stock Units	$38M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	$40M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	5%
Total Target	$40M	$42M	5%
Performance-Based (total compensation)(3)	97.5%	97.6%	+0.1%
Percentile versus peer group - target compensation	92nd	91st	-1 percentile points

(1)	Does not include the one-time long-term performance and retention award granted to Mr. Arora in June of our fiscal 2023.
(2)	Mr. Arora forwent a portion of his annual salary in fiscal 2023 in connection with our funding efforts to support colleagues and communities impacted by the COVID-19 pandemic. He opted to receive only approximately $0.75 million of his salary in fiscal 2023.
(3)	These percentages do not take into account the amount of salary Mr. Arora forwent.

Mr. Arora’s equity compensation was incrementally increased in fiscal 2024, due to Mr. Arora’s strong performance response to difficult business conditions. Mr. Arora has led the Company by developing and executing on multiple impactful programs - in innovation, by launching Precision AI™, and in go-to-market and business initiatives, by being the architect of our Platformization strategy and developing new partnerships with industry leaders, such as with IBM and Accenture. Accordingly, his level of compensation was increased incrementally so that he can continue to perform to the level needed to execute the Company’s long-term strategy. The Compensation and People Committee also determined that Mr. Arora should be compensated appropriately in line with the Company’s performance, as demonstrated by our one-year TSR at the 99th percentile of our compensation peer group for fiscal 2023. Accordingly, the Compensation and People Committee determined that an increase in Mr. Arora’s compensation was warranted to reflect his and the Company’s strong performance relative to our compensation peer group. In fiscal 2024, our one-year TSR was at the 66th percentile of our compensation peer group, and our three-year TSR was at the 100th percentile of our compensation peer group, further demonstrating Mr. Arora’s high level of performance as our Chief Executive Officer.

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Dipak Golechha - Chief Financial Officer

	FY23 Target	FY24 Target	Percentage Change FY23 to FY24 (%)
Annual Salary	$0.6M	$0.6M	no change
Target Bonus	$0.6M	$0.6M	no change
Time-Based RSUs	n/a	n/a	n/a
Performance Stock Units	$9M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	$10M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	11%
Total Target	$10.2M	$11.2M	10%
Performance-Based (total compensation)	94.1%	94.6%	+0.5%

The incremental year-over-year increase in Mr. Golechha’s equity compensation was to compensate him for leading the Company’s profitable growth strategy, which significantly contributed to our strong financial performance in fiscal 2023, where our EPS increased to $1.28, compared to $(0.90) in fiscal 2022, non-GAAP operating margin increased to 24%, compared to 19% in fiscal 2022, and non-GAAP adjusted free cash flow margin increased to 39%, compared to 33% in fiscal 2022. The calculations for non-GAAP operating margin and non-GAAP free cash flow margin are included on Appendix A. In setting Mr. Golechha's fiscal 2024 compensation, the Compensation and People Committee also considered our performance relative to our compensation peer group in fiscal 2023 — a one-year TSR at the 99th percentile of our compensation peer group.

William "BJ" Jenkins - President

	FY23 Target	FY24 Target	Percentage Change FY23 to FY24 (%)
Annual Salary	$0.75M	$0.75M	no change
Target Bonus	$0.75M	$0.75M	no change
Time-Based RSUs	n/a	n/a	n/a
Performance Stock Units	$10M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	$10M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	no change
Total Target	$11.5M	$11.5M	no change
Performance-Based (total compensation)	93.5%	93.5%	no change

We maintained target compensation for Mr. Jenkins to compensate him for his leadership in the Company’s go-to-market efforts which significantly contributed to our strong financial performance in fiscal 2023, where total revenue increased to $6.9 billion, or approximately 25% compared to fiscal 2022, total billings increased to $9.2 billion, or by 23% compared to fiscal 2022, and NGS ARR increased to $2.95 billion, or by approximately 56% compared to fiscal 2022. Mr. Jenkins was instrumental in further developing and intensifying the Company’s global reach and the implementation of our Platformization strategy. The Compensation and People Committee determined that this level of compensation was warranted to reflect his and the Company’s strong performance relative to our compensation peer group, as demonstrated by our one-year TSR at the 99th percentile of our compensation peer group at the end of fiscal 2023.

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Lee Klarich - Chief Product Officer

	FY23 Target	FY24 Target	Percentage Change FY23 to FY24 (%)
Annual Salary	$0.55M	$0.55M	no change
Target Bonus	$0.55M	$0.55M	no change
Time-Based RSUs	n/a	n/a	n/a
Performance Stock Units	$15M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	$7.5M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	-50%
Total Target	$16.1M	$8.6M	-47%
Performance-Based (total compensation)	96.6%	93.6%	-3%

Mr. Klarich’s target compensation decreased in fiscal 2024 because, based on his existing unvested equity awards, our Compensation and People Committee determined that a more modestly sized performance-based equity award was appropriate. Mr. Klarich leads our product development efforts, and played a critical role in the success and acceleration of our product innovation, which for fiscal 2023 included 74 product releases across our three platforms, including Cortex XSIAM, Prisma Access 4.0, and PAN-OS 11.0. Mr. Klarich also oversaw the introduction of our Secure AI by Design product offerings which we introduced in fiscal 2024.

Nir Zuk - Chief Technology Officer(1)

	FY23 Target	FY24 Target	Percentage Change FY23 to FY24 (%)
Annual Salary	$0.45M	$0.45M	no change
Target Bonus	$0.45M	$0.45M	no change
Time-Based RSUs	n/a	n/a	n/a
Performance Stock Units	$8M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	$8M in PSUs vesting at the end of 3 years based on achievement of billings growth and relative TSR metric	no change
Total Target	$8.9M	$8.9M	no change
Performance-Based (total compensation)	94.9%	94.9%	no change

(1)	The dollar amounts listed in the table for Mr. Zuk reflect the conversion of his base salary and target annual cash incentive compensation opportunity from Israeli new shekels to U.S. dollars. Since Mr. Zuk did not receive any increase to his base salary and target annual cash incentive compensation opportunity in fiscal 2023 or fiscal 2024, in this table, the same exchange rate of approximately 0.30 U.S. dollars for one Israeli new shekel was used to convert these elements of his compensation for fiscal 2023, and fiscal 2024, in order to avoid including any difference in the target value of his total compensation resulting from currency fluctuations. Please note the average exchange rate for fiscal 2024 was approximately 0.27 U.S. dollars for one Israel new shekel.

We maintained target compensation for Mr. Zuk. The Compensation and People Committee determined that this level of compensation was warranted to reflect his contributions to the Company, particularly in his technology development leadership. Mr. Zuk plays an important role in shaping our product road map, as well as communicating the benefits of our products, services, and strategies to our current and potential customers.

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Fiscal 2024 Executive Compensation Program

Our executive compensation programs are tied to the Company’s financial and operational performance, support our commitment to good compensation governance and provide market-based opportunities to attract, retain and motivate our executives in an intensely competitive market for qualified talent.

FISCAL 2024 PROGRAM HIGHLIGHTS
●No base salary or target annual incentive opportunity increases in fiscal 2024 for our NEOs
●Equity compensation granted in fiscal 2024 was 100% performance-based PSUs
●Performance measures aligned with business strategy
●Company performance resulted in: (i) 120% achievement for our NEOs under the cash incentive plan; (ii) with respect to the second tranche of the PSUs granted to our NEOs (other than Mr. Jenkins) in fiscal 2022 and the final tranche of the PSUs granted to Mr. Jenkins in fiscal 2022, an overall achievement percentage of 154% based on our revenue growth during fiscal 2022 through fiscal 2024 and after applying the relative TSR modifier for the three-year performance period that ended in fiscal 2024, and (iii) with respect to the PSUs granted to our NEOs in fiscal 2023 and fiscal 2024, a 0% achievement for fiscal 2024 based on annual billings growth during fiscal 2024
●Adopted an SEC and Nasdaq-compliant compensation recovery policy, and continued a number of compensation best practices, including NEO stock ownership guidelines, a minimum one year post-vesting holding period for all grants to NEOs, the elimination of duplicative performance measures between our annual and long-term incentive plans, and an ESG modifier to our NEOs’ cash incentive plan to ensure linkage between compensation and our ESG goals

Compensation Decision Making Framework

In designing the executive compensation program for fiscal 2024, our Compensation and People Committee sought and received advice from our independent compensation consultant, Meridian Compensation Partners. Based on this advice and in consultation with Meridian Compensation Partners, the Committee developed a framework that further made certain that our executive compensation program was designed in a structured and objective manner to ensure that target compensation levels reflect our pay for performance philosophy, aligned compensation with our shareholders’ interests, motivated our executives, was competitive, and reflected our shareholders’ input and compensation best practices. This framework consists of the following elements:

●	Financial Performance. Our fiscal 2023 financial and operation results measured against plan and consensus estimates on key financial measures.
●	Shareholder Returns. Our one-year, two-year, and three-year TSR performance relative to our compensation peer group.
●	Strategic Objectives. Our fiscal 2023 performance measured against our strategic objectives.
●	Individual Performance Assessment. A performance assessment by the Board for our Chief Executive Officer, and by our Chief Executive Officer for the other executive officers, including other NEOs.

Decision Making Inputs

	Financial Performance	Shareholder Returns	Strategic Objectives	Performance Assessment	Other Considerations
For CEO	FY23 results vs. plan and consensus on key financial measures	1, 2, and 3 year TSR performative relative to peers	FY23 Strategic Objective	As determined by Board	●Say on Pay ●Retention ●Tenure / Time in Role ●Role criticality

For Other Executives				As determined by CEO

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Elements of Compensation

The following table lists the pay elements of our fiscal 2024 programs and the purpose they served:

Pay Element	Purpose	Performance Period	Performance Metric

Base Salary	Designed to be market-competitive and attract and retain talent	n/a	n/a

Annual Cash Incentive Opportunity	Incentivize achievement of near-term financial and operational objectives, consistent with longer-term goals	Annual	Annual revenue for fiscal 2024 Annual organic operating margin for fiscal 2024
Billings/TSR Performance Stock Units (PSU)(1)	Reward long-term profitability and long-term performance relative to peers Create alignment with shareholders Facilitate executive retention	Three years	Year-over-year billings growth for fiscal 2024, 2025, and 2026 and TSR of the Company relative to the S&P 500 (the “relative TSR” or “rTSR”) for fiscal 2024 through 2026

(1)	The financial performance measures for the remaining performance periods under the fiscal 2024 PSUs and fiscal 2023 PSUs were subsequently aligned to the new design for fiscal 2025 PSUs. See “—Fiscal 2025 Compensation Decisions" for more information.

Fiscal 2024 Executive Compensation Program Components

Base Salary

Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate our executive officers for services rendered during the fiscal year and to ensure that we remain competitive in attracting and retaining executive talent.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time of hire taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, our Compensation and People Committee reviews the base salaries of each NEO annually and makes adjustments, if any as it determines to be reasonable and necessary in line with the factors described under “—Compensation-Setting Process—Compensation Timeline and Process” above.

NO INCREASE IN BASE SALARY FOR ANY NEO IN FISCAL 2024.

The table below shows the base salary for each NEO for fiscal 2024 and fiscal 2023.

Name	Base Salary End of Fiscal 2023		Base Salary End of Fiscal 2024
Mr. Arora		$1,000,000		$1,000,000
Mr. Golechha		$600,000		$600,000
Mr. Jenkins		$750,000		$750,000
Mr. Klarich		$550,000		$550,000
Mr. Zuk(1)	₪	1,482,000	₪	1,482,000
(1)	Mr. Zuk is employed by one of our Israel subsidiaries and his base salary is expressed in Israeli currency for the purposes of this table.

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Annual Cash Incentive Compensation

We use annual cash incentive compensation to motivate our NEOs to achieve our annual financial and operational objectives, while making progress towards our longer-term strategic and growth goals. Generally, we establish the target annual cash incentive compensation opportunities of our executive officers through arm’s-length negotiation at the time of hire taking into account his or her position, qualifications, experience, prior target annual cash incentive compensation opportunity, and the target annual cash incentive compensation opportunities of our other executive officers. Thereafter, our Compensation and People Committee reviews the target annual cash incentive compensation opportunities of each NEO annually and makes adjustments as it determines to be reasonable and necessary in line with the factors described under “—Compensation-Setting Process—Compensation Timeline and Process” above.

Fiscal 2024 Cash Incentive Plan

In August 2023, our Compensation and People Committee adopted a cash incentive plan for all employees not paid commissions (including our NEOs) and approved the target levels for the annual financial objectives that were challenging and required substantial skill and effort on the part of senior management to achieve. As illustrated in the graphic below, payouts under the cash incentive plan for our NEOs are based on a target award multiplied by a factor based on the achievement of two corporate performance metrics, annual revenue and annual organic operating margin, which are defined further below. The payout can further be increased or decreased by ten percent, based on measured progress toward certain ESG goals that are set by the Compensation and People Committee at the beginning of the fiscal year. Depending on achievement of the factors, annual cash incentive payouts can range from 0% to 165% of target.

Target Award	x	Achievement of Corporate Performance Metrics	x	ESG Modifier	=	Payment Amount

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Corporate Performance Measures

For fiscal 2024, our Compensation and People Committee selected annual revenue and annual organic operating margin as the corporate performance measures.

What It Is	Why It’s Important

Fiscal 2024 revenue as reported in our Annual Report on Form 10-K	Revenue is an important growth metric that is directly tied to shareholder value creation

Fiscal 2024 non-GAAP operating margin, excluding the effects of acquisitions and dispositions in fiscal 2024 and bonus payout in excess of 100% of the target cash incentive under our cash incentive plan	This profitability measure is tied to management performance and profit we generate for shareholders

Potential payouts under the incentive cash compensation plan were based on a set of curves representing different levels of organic operating margin and revenue performance.

●	Design. To provide an incentive to management to make appropriate trade off decisions between balancing investments in growth and profitability.
●	Pay and Performance Relationship. The curves were designed to require significant performance above each curve to move to the next curve level so that performance slightly above target would not result in an above target payout. Performance below the threshold performance goal for either performance metric results in 0% of target payout, and performance above the maximum curve results in a formulaic payment maximum of 150% regardless of the level of overperformance. The threshold performance goals were $7,525 million of revenue and 23.69% of organic operating margin.
●	Target Setting. Our fiscal 2024 operating plan approved in August 2023, which was used to set the incentive plan targets, provided revenue and organic operating margin targets. Performance above the high end of the targets was required for an above 100% payout.
●	Difficulty of Achieving Targets. Fiscal 2024 target for revenue represented growth of approximately 19% above the prior year revenue. When we set the targets in August 2023, we decided that these targets were set at an appropriate level of stretch performance based on our internal financial projections and the macroeconomic environment.

The fiscal 2024 target for revenue growth was set at the high-end of the guidance we provided in our August 18, 2023 earnings release.

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The graph below contains the curves used to determine payouts in the fiscal 2024 cash incentive plan.

Fiscal 2024 Cash Incentive Plan Measures And Curves

*	Represents revenue of $8,200 million and non-GAAP operating margin of 26.1% for fiscal 2024.
**	Represents actual achievement for fiscal 2024 of $8,028M revenue (or 98% of target) and non-GAAP operating margin of 28.3% (or 220 basis points above target), resulting in 120% of target funding.

	FY24 Targets	FY24 Actual	FY24 Payout
Revenue	$8,200M	$8,028M	120% of Target
Organic Operating Margin	26.1%	28.3%

The calculation of organic operating margin is provided in Appendix A to this Proxy Statement.

Performance Requirements and ESG Modifier

Under the cash incentive plan, funding would be made as the organic operating margin target and the revenue target are achieved as per the chart above. Achievement above the minimum achievement would increase funding on a non-linear basis, with achievement of 100% of both performance targets resulting in funding at 100% of the target cash incentive compensation opportunity. Payouts of up to 100% of the target cash incentive compensation opportunities are made on a semi-annual basis and any payouts for performance exceeding 100% of the annual targets are paid out as described in the following paragraph.

For achievement in excess of 100%, funding would increase on a non-linear basis, based on overperformance on revenue and/or organic operating margin versus the annual targets.

The total potential payouts under the cash incentive plan to all participants (semi-annual payment made as described above before the fiscal year end) were capped at 150% of the target amounts, before application of the ESG modifier described in the following paragraph.

To ensure a linkage between compensation and our ESG goals, we included an ESG modifier for our NEOs in the cash incentive plan for fiscal 2024, which provided for the calculated result to be adjusted up or down by up to 10% based on an ESG scorecard with climate, inclusion and diversity, and human capital metrics. For fiscal 2024, no adjustments to our NEOs’ calculated payouts under the cash incentive plan were made as a result of the ESG modifier, and our Compensation and People Committee made no discretionary changes to cash incentive plan payouts.

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The following table sets forth the fiscal 2024 scorecard measures and results related to the ESG modifier to our fiscal 2024 cash incentive plan.

		FY24 ESG Scorecard Measures		FY24 Results
ESG Modifier (90% to 110% modifier)	Climate	1.	FY24 progress towards our 2030 climate commitment
Strong Progress
●100% renewable energy for HQ for fiscal 2024 through Silicon Valley Power’s Large Customer Renewable Energy Program
●Achieved CDP's "Climate Change A-List" and "Supplier Engagement Leader", MSCI Environment category score of 10 (out of 10)

	Inclusion & Diversity	2.	Leadership Representation – Director+; Women globally; underrepresented minorities (URM) in US
Slower Progress
●Launched 6 proactive inclusive recruiting initiatives, which built a pool of +450 engaged and highly qualified women, Black, Latinx and Indigenous candidate leads globally
●Launched I&D Steering Committee and created stronger alignment with business impact and elevating Employee Network Groups (ENGs)
●Director+ Women: Increased by 0.2% to 24.5%
●Director+ URM: Decreased by 1.8% to 9.8%

	Human Capital Practices	3.	Employee engagement
Strong Progress
●Recognition of our human capital practices via 51 public accolades
●91% CEO Approval rating on Glassdoor
●eNPS score of 42, +10 points above industry benchmarks, highlighting relative strength compared to other companies

●Compensation and People Committee assessment is objectively based on the totality of fiscal 2024 results on the scorecard
●Compensation and People Committee determined, based on the results for fiscal year 2024, there would be no adjustment to the fiscal 2024 cash incentive plan based on the ESG modifier
●In response to shareholder feedback, we have continued to include detailed disclosure of the scorecard measures (as set forth above)

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Target Annual Incentive Compensation Opportunities

As in prior years, the target annual cash incentive compensation opportunities for our NEOs were expressed as a percentage of their respective base salaries.

NO INCREASE IN TARGET ANNUAL CASH INCENTIVE COMPENSATION FOR ANY NEO IN FISCAL 2024

The table below shows the target annual cash incentive compensation percentage for fiscal 2024 and the corresponding target and maximum dollar values:

Name	Target Annual Incentive Compensation Opportunity (as a % of base salary) at end of Fiscal 2024	Fiscal 2024 Target Annual Incentive Compensation Opportunity		Fiscal 2024 Maximum Annual Incentive Compensation Opportunity
Mr. Arora	100%		$1,000,000		$1,650,000
Mr. Golechha	100%		$600,000		$990,000
Mr. Jenkins	100%		$750,000		$1,237,500
Mr. Klarich	100%		$550,000		$907,500
Mr. Zuk(1)	100%	₪	1,482,000	₪	2,445,300
(1)	Mr. Zuk is employed by our Israel subsidiary and his target annual cash incentive compensation opportunity is expressed in Israeli currency.

LONG-TERM EQUITY COMPENSATION
Our long-term equity compensation is designed to encourage executives to achieve stretch goals in key performance metrics selected to drive long-term performance of our Company and value creation for shareholders.
Over the past four years, 100% of the long-term equity compensation granted to our NEOs was performance-based (aside from Mr. Jenkins's new hire RSU award).

FISCAL 2024 EQUITY COMPENSATION

100% OF ANNUAL EQUITY GRANTED TO NEOs IN FISCAL 2024 WAS PERFORMANCE-BASED

In fiscal 2024, 100% of the annual equity awards granted to our NEOs continued to be in the form of PSUs, resulting in the entirety of such equity awards being at risk and performance-based. The Compensation and People Committee determined the size of the awards based on the strong performance, leadership skills and valuable contributions to the Company of our NEOs, especially in the context of the significant transition in our business to expand to a more cloud-centric platform.

To determine the size of the fiscal 2024 PSU awards, the Compensation and People Committee utilized the framework developed in partnership with Meridian Compensation Partners, its independent compensation consultant, to identify objective factors - financial performance, shareholder returns and achievement of strategic objectives - that should be considered in determining the size of any compensation. In addition to this assessment, the Compensation and People Committee also considered the individual performance of each NEO to determine the appropriate fiscal 2024 target compensation levels.

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The table below shows the targeted value of PSU grants made to our NEOs in fiscal 2023 and fiscal 2024, with the actual target number of shares subject to the fiscal 2024 PSUs determined based on the trailing 14-day average closing price as of the date of grant, rounded down to the nearest whole share.

Name	Targeted Value for PSUs Granted for fiscal 2023 ($)	Targeted Value for PSUs Granted in fiscal 2024 ($)	Percentage change (%)
Mr. Arora	38,000,000	40,000,000	5
Mr. Golechha	9,000,000	10,000,000	11
Mr. Jenkins	10,000,000	10,000,000	0
Mr. Klarich	15,000,000	7,500,000	-50
Mr. Zuk	8,000,000	8,000,000	0

Similar to the fiscal 2023 PSUs, the Compensation and People Committee set a three-year performance period for the fiscal 2024 PSUs and determined that such PSUs will vest based on the achievement of the performance goals for each of the Company’s 2024, 2025, and 2026 fiscal years as modified by the Company’s relative total shareholder return during the entirety of the three fiscal years. The Compensation and People Committee determined that continuing our design of a three-year measurement period for relative TSR and three one-year measurement periods for the financial metric(s) aligns with our pay-for-performance philosophy and provides an appropriate balance of requiring sustained performance while providing the Compensation and People Committee the ability to set annual targets aligned to the Company's financial plan.

The number of fiscal 2024 PSUs that become eligible to vest (“Eligible PSUs”) will be equal to the product of (i) the target number of PSUs and (ii) the average of the achievement percentages for the financial metrics each fiscal year in the performance period. For each fiscal year, performance will be measured over the entire fiscal year.

On the first day of the month after our Board or Compensation and People Committee certifies the level of achievement of the billings growth, annual NGS ARR and annual Non-GAAP EPS(1) and rTSR performance measures, the number of fiscal 2024 PSUs that vest (up to a maximum of 400%(2) of the target number) will be equal to the product of (x) the number of Eligible PSUs and (y) the rTSR modifier, subject to the applicable NEO’s continued service through the vesting date.

A tentative rTSR modifier will be determined based on the TSR of the Company during the performance period relative to the TSRs of the indexed companies (which are the companies that are a component of the S&P 500 Index or any successor index on the last day of the performance period and were also a component of such index on the first day of the performance period) during the performance period, as follows: (i) if the relative TSR is at the 90th percentile or above, the tentative rTSR modifier will be 2.0, (ii) if the relative TSR is at the 75th percentile, the tentative rTSR modifier will be 1.50, (iii) if the relative TSR is at the 50th percentile, the tentative rTSR modifier will be 1.0, and (iv) if the relative TSR is at the 25th percentile or below, the tentative rTSR modifier will be 0.75. If the relative TSR is between any of these thresholds, the tentative rTSR modifier will be determined based on linear interpolation between the corresponding numbers for those thresholds. The rTSR modifier will be equal to the tentative rTSR modifier if the Company’s TSR is 0% or greater, but if the Company’s TSR is less than 0%, then the rTSR modifier will be the lower of the tentative TSR modifier or 1.0. For purposes of the PSU awards granted by the Company that include a rTSR modifier, the beginning stock price and ending stock price with respect to the Company and each indexed company for purposes of determining our and each indexed company's TSR over the relevant performance period is determined based on the average of the closing trading prices of the relevant company for the thirty consecutive trading days ending with the last trading day before the beginning of the performance period (for the beginning price) and the last trading day of the performance period (for the ending price).(3)

Any fiscal 2024 PSUs that do not become Eligible PSUs due to the minimum performance metrics threshold not being achieved are forfeited without consideration.

(1)	The financial performance measure for the fiscal 2024 PSUs was initially billings growth for all performance periods. However, the financial performance measures for the remaining performance periods under the fiscal 2024 PSUs were aligned to the new design for fiscal 2025 PSUs. See “—Fiscal 2025 Compensation Decisions" and "—Alignment of Remaining Performance Periods to Fiscal 2025 PSU Design" below for more information.
(2)	The total maximum payout percentage was initially set at 600%. However, the total maximum payout percentage was reduced by 33.3%, from 600% to 400% of target payout, for the fiscal 2024 PSUs.
(3)	This calculation method for determining the starting and ending trading prices for the performance period that contribute to a company's TSR applies to each of the fiscal 2024, fiscal 2023, and fiscal 2022 PSU awards.

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FISCAL 2024 PERFORMANCE PERIOD
The achievement percentage for the fiscal 2024 performance period of the fiscal 2024 PSUs was determined based on whether year-over-year billings growth for that period was below, at or exceeds the target year-over-year billings growth for that period, as follows: (i) if the year-over-year billings growth is less than the threshold level (which is 400 basis points (“bps”) below the target year-over-year billings growth), the achievement percentage will be 0%, (ii) if the year-over-year billings growth is equal to the target year-over-year billings growth, the achievement percentage will be 100%, (iii) if the year-over-year billings growth is 600 bps above the target year-over-year billings growth, the achievement percentage will be 280%, and (iv) if the year-over-year billings growth is at least 700 bps above the target year-over-year billings growth, the achievement percentage will be 300%. If the year-over-year billings growth is both above the threshold level and between any of the levels described above, the achievement percentage will be determined based on linear interpolation between the corresponding achievement percentages for those levels.

Year-over-year billings growth is the percentage increase in billings in a portion of a fiscal year over the billings in the corresponding portion of the immediately preceding fiscal year. For these purposes, billings is the amount of billings reported on our annual report on Form 10-K or quarterly report on Form 10-Q, which is defined as the total revenue plus the change in total deferred revenue, net of acquired deferred revenue, during the relevant period. The calculation of billings is provided in Appendix A to this Proxy Statement.

Based on our actual billings growth of 11.0% in fiscal 2024 (compared to a target of 17.9%), our Compensation and People Committee determined an achievement percentage of 0% for the fiscal 2024 performance period of the fiscal 2024 PSUs. The Compensation and People Committee believes that the achievement percentage for fiscal 2024 demonstrates the intensity and rigor of our annual performance targets and our commitment to a pay-for-performance philosophy.

The Compensation and People Committee confirmed no adjustments were warranted or appropriate to the fiscal 2024 financial performance target for outstanding equity awards, even though the Company shifted strategy to focus even more intentionally on Platformization during fiscal 2024.

ALIGNMENT OF REMAINING PERFORMANCE PERIODS TO FISCAL 2025 PSU DESIGN
Although the fiscal 2024 PSUs originally used year-over-year billings growth as the financial performance metric for each fiscal year of the fiscal 2024 PSU’s three-year performance period, our Compensation and People Committee determined to make changes to our executive equity compensation programs beginning in fiscal 2025 as a result of the shift in Company strategy to accelerate Platformization. In particular, and as further described under the section titled “–Fiscal 2025 Compensation Decisions,” the maximum target payout for the fiscal 2024 PSUs was reduced consistent with the design for the fiscal 2025 awards, and the financial performance metrics for the remaining performance periods under the fiscal 2024 PSUs were aligned to the design for the fiscal 2025 PSU awards. Accordingly, the maximum payout for the fiscal 2024 PSUs has been lowered by 33.3%, from 600% to 400% of target payout, and the financial metrics for the fiscal 2025 and fiscal 2026 performance periods will be based on achievement of annual NGS ARR and annual Non-GAAP EPS targets (in lieu of billings growth rate targets), with each financial metric given equal weighting.

The achievement percentage (the “Payout Percentage”) used to determine Eligible PSUs for the remaining performance periods of the fiscal 2024 PSUs will be determined based on the average of the annual NGS ARR achievement percentage and the annual Non-GAAP EPS achievement for such fiscal period:

●	The annual NGS ARR achievement portion of the Payout Percentage is determined based on whether our annual NGS ARR for the relevant fiscal period is below, at or exceeds the target annual NGS ARR for that period, as follows: (i) if the annual NGS ARR is equal to or less than the threshold level, which is $300 million below the target NGS ARR for the period, the achievement percentage will be 0%, (ii) if the annual NGS ARR is equal to the target annual NGS ARR for the period, then the achievement percentage will be 100%, and (iii) if the annual NGS ARR is at least $300 million above the target annual NGS ARR for the period, then the achievement percentage will be 300%.
●	The annual Non-GAAP EPS achievement portion of the Payout Percentage is determined based on whether our annual Non-GAAP EPS for the fiscal period is below, at or exceeds the target annual Non-GAAP EPS for that period, as follows: (a) if the annual Non-GAAP EPS is equal to or less than the threshold level, which is 90% of the target Non-GAAP EPS for the period, the achievement percentage will be 0%, (b) if the annual Non-GAAP EPS is equal to the target annual Non-GAAP EPS for the period, then the achievement percentage will be 100%, (c) if the annual Non-GAAP EPS is at least 110% (or greater) of the target annual Non-GAAP EPS for the period, then the achievement percentage will be 300%.

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If either financial metric is both above its respective threshold level and between any of the levels described above, the achievement percentage for the relevant financial metric will be determined based on linear interpolation between the corresponding achievement percentages for those levels. The targets for such measures are determined by our Compensation and People Committee by the end of the first month of each fiscal year of the relevant performance period.

The calculation for the rTSR modifier remains unchanged and is determined in the manner described in the section above titled "—Fiscal 2024 Equity Compensation." However, the ultimate payout under the fiscal 2024 PSUs is now capped at 400% of the target number of PSUs (reduced from 600% of target), even if the product of the number of Eligible PSUs that result from the Payout Percentage on the financial performance metrics and the rTSR modifier would otherwise exceed 400%.

The following chart illustrates how the new financial performance metrics and rTSR modifier contribute to the PSU achievement level for the remaining performance periods – fiscal 2025 and fiscal 2026 – of the fiscal 2024 PSUs.

	Annual NGS ARR	Achievement Percentage	Average of achievement percentages	Annual Non- GAAP EPS	Achievement Percentage	X	rTSR percentile rank within S&P 500 TSRs over the three-year performance period	rTSR modifier	=	PSU Achievement Level	PSU Achievement Level (as a Percentage of Target Award)
X	≥ $300 million above target	300%		≥110% of target	300%		= or >90th percentile	2.0x		Maximum	400%
	= $150 million above target	200%		=105% of target	200%		= or >75th percentile	1.5x		High	300%
	= target	100%		= target	100%		equal to 50th percentile	1.0x		Target	100%
	= $150 million below target	50%		= 95% of target	50%		= or <25th percentile	0.75x		Threshold	37.5%
	≤$300 million below target	0%		≤ 90% of target	0%					<Threshold	0%

●	Annual NGS ARR is the Company’s annual recurring revenue for its Next-Generation Security business, as of the last day of the relevant fiscal year. Palo Alto Networks defines ARR associated with Next-Generation Security as the annualized allocated revenue of all active contracts as of the final day of the reporting period for Prisma and Cortex offerings inclusive of the VM-Series and related services, and certain cloud-delivered security services.
●	Annual Non-GAAP EPS is the Company’s non-GAAP net income per diluted share, calculated in a manner consistent with the calculation of the target non-GAAP EPS for such fiscal year, as adjusted to exclude the impact of merger and acquisition transactions consummated in the relevant fiscal year (except to the extent such a transaction is taken into account by the Compensation and People Committee when establishing the target Non-GAAP EPS for the relevant fiscal year).
●	For purposes of the rTSR modifier, the beginning stock price and ending stock price with respect to the Company and each indexed company for purposes of determining our and each indexed company's TSR over the relevant performance period is determined based on the average of the closing trading prices of the relevant company for the thirty consecutive trading days ending with the last trading day before the beginning of the performance period (for the beginning price) and the last trading day of the performance period (for the ending price).

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The following table shows both the achievement percentage of 0% for the fiscal 2024 performance period of the fiscal 2024 PSUs based on our actual billings growth in fiscal 2024 and the alignment to the new financial performance metrics for the remaining performance periods.

Grant	% of Total PSU Grant	Measure Type	FY24	FY25	FY26
Executive PSU Program | Fiscal 2024 PSU Award

FY24 Grant (Made August 2023)	100%	Financial Metrics	Billings Growth FY24 Target: 17.9% FY24 Actual: 11.0% FY24 Achievement: 0%	Average of Annual NGS ARR* vs. Target and Non-GAAP EPS* vs. Target	Average of Annual NGS ARR* vs. Target and Non-GAAP EPS* vs. Target

		Relative TSR	3 Year Relative TSR vs S&P 500

*In August 2024, financial metrics were aligned with those adopted for the fiscal 2025 awards to further align NEO compensation to the success of our Platformization strategy and our focus on profitability.

Final Payout = Average of Annual Financial Metric Payouts

X

Relative TSR Modifier
			(with final payout capped at a maximum of 400% of target PSUs)
			Start and End of Performance Period

FISCAL 2024 ACHIEVEMENT WITH RESPECT TO FISCAL 2023 PSUS

The fiscal 2023 PSUs vest based on the achievement of the performance goals for the Company’s 2023, 2024, and 2025 fiscal years. The number of PSUs that become Eligible PSUs will be equal to the product of (i) the target number of PSUs and (ii) the average of the achievement percentages for the financial metric for each fiscal year in the performance period.

Target Number of PSUs GRANTED	X	Average of Three-Year Performance Achievements based on Year-over-Year Billings Growth for fiscal 2023, 2024 and 2025	X	rTSR Modifier	=	Number of PSUs VESTED

Based on our actual year-over-year billings growth of 11.0% in fiscal 2024 (compared to a target of 17.9%), our Compensation and People Committee determined an achievement percentage of 0% for fiscal 2024. The Compensation and People Committee believes that the achievement percentage for fiscal 2024 demonstrates the intensity and rigor of our annual performance targets and our commitment to a pay-for-performance philosophy.

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Grant	% of Total PSU Grant	Measure Type	FY23	FY24	FY25
Executive PSU Program | Fiscal 2023 PSU Award

FY23 Grant (Made August 2022)	100%	Financial Metrics	Billings Growth FY23 Target: 20% FY23 Actual: 23.1% FY23 Achievement: 193%	Billings Growth FY24 Target: 17.9% FY24 Actual: 11.0% FY24 Achievement: 0%	Average of Annual NGS ARR* vs. Target and Non-GAAP EPS* vs. Target

		Relative TSR	3 Year Relative TSR vs S&P 500

*In August 2024, financial metrics were aligned with those adopted for the fiscal 2025 awards to further align NEO compensation to the success of our Platformization strategy and our focus on profitability.

Final Payout = Average of Annual Financial Metric Payouts

X

Relative TSR Modifier
(with final payout capped at a
			maximum of 400% of target PSUs)
			Start and End of Performance Period

As further described under the section titled “–Fiscal 2025 Compensation Decisions,” the maximum target payout for the fiscal 2023 PSUs was reduced consistent with the design for the fiscal 2025 awards, and the financial performance metrics for the last remaining performance period under the fiscal 2023 PSUs was aligned to the fiscal 2025 PSU awards. Accordingly, the maximum payout for the fiscal 2023 PSUs has been lowered by 33.3%, from 600% to 400% of target payout, and the financial metrics for the fiscal 2025 performance period will be based on achievement of annual NGS ARR and annual Non-GAAP EPS, with each financial metric given equal weighting. The calculation for the rTSR modifier for the fiscal 2023 PSUs remains unchanged and is determined in the same manner as the rTSR modified for the fiscal 2024 PSUs, as described in the section above titled "—Fiscal 2024 Equity Compensation." However, the ultimate payout under the fiscal 2023 PSUs is now capped at 400% of the target number of PSUs (reduced from 600% of target), even if the product of the number of Eligible PSUs that result from the Payout Percentage on the financial performance metrics and the rTSR modifier would otherwise exceed 400%. For a more detailed discussion of these new performance metrics see the section below titled "–Fiscal 2025 Compensation Decisions" and section above titled “—Fiscal 2024 Equity Compensation—Alignment of Remaining Performance Periods to Fiscal 2025 PSU Design.”

FISCAL 2024 ACHIEVEMENT WITH RESPECT TO FISCAL 2022 PSUS

34% of the fiscal 2022 PSUs granted to Mr. Jenkins and 50% of the fiscal 2022 PSUs granted to each of our other NEOs vest based on the achievement of the performance goals for the Company’s 2022, 2023, and 2024 fiscal years. For each of these tranches of the fiscal 2022 PSUs, the number of PSUs that become Eligible PSUs will be equal to the product of (i) the target number of PSUs, and (ii) the average of the achievement percentages for the financial metric for each fiscal year in the performance period.

The payout of the second tranche of the Fiscal 2022 PSUs was determined as follows:

Target Number of PSUs GRANTED	X	Average of the Three-Year Performance Achievements based on Year-over-Year Revenue Growth for fiscal 2022, 2023 and 2024	X	rTSR Modifier	=	Number of PSUs VESTED

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The following charts show three-year results for the final tranche of the fiscal 2022 PSU awards granted to our NEOs. Our 16.5% year-over-year annual revenue growth in fiscal 2024 (compared to a target of 18.9%), resulted in an achievement percentage of 76% for fiscal 2024. Our revenue growth during the fiscal 2022 performance period resulted in an achievement percentage of 136% for fiscal 2022, and our revenue growth during the fiscal 2023 performance period resulted in an achievement percentage of 96% for fiscal 2023. This results in an average achievement percentage for the fiscal 2022 PSU award financial measure of 102.7%. The number of PSUs that vested (up to a maximum of 300% of the target number of PSUs) was equal to the product of (x) the number of Eligible PSUs and (y) the rTSR modifier, subject to the applicable NEO’s continued service through the certification date. The rTSR modifier was determined based on rTSR during the 3-year performance period ending on July 31, 2024, which, as reflected in the graph below, was at the 98th percentile.(1) Based on this rTSR, the rTSR modifier was 1.5x, and the number of PSUs that vested was 154% of target.

Average of the Three-Year Performance Achievements based on Year-over-Year Revenue Growth for fiscal 2022, 2023 and 2024	rTSR Modifier

125%
102.7%
100%
75%
50%
25%
Performance Achievement

OUR APPROACH TO ONE-TIME AWARDS TO NEOs

The Compensation and People Committee believes it may be necessary from time-to-time to make one-time awards outside of the normal grant cycle in certain circumstances, primarily to attract new executives, internally promote an executive or counter an external competing offer to one of our existing executives for retention purposes.

In considering these awards, the Compensation and People Committee follows the following principles:

●	For new hire awards, time-vested equity should compensate the executive for a portion of the unvested equity they would forfeit from their current role or forgo from a competing offer. Any additional upside should be delivered through performance-based equity, such that a majority of the total equity value is performance-based.
●	For promotion and retention awards, the majority of the award should be performance-based and any time vested equity should be granted only if the employee’s existing unvested equity is low compared to market or internal peers.

No one-time equity awards were made in fiscal 2024 to any of our NEOs.

(1)	As described above in the section “—Fiscal 2024 Equity Compensation,” the beginning stock price and ending stock price with respect to the Company and each indexed company for purposes of determining our and each indexed company's TSR over the relevant performance period is determined based on the average of the closing trading prices of the relevant company for the thirty consecutive trading days ending with the last trading day before the beginning of the performance period (for the beginning price) and the last trading day of the performance period (for the ending price).

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FISCAL 2023 CEO RETENTION AWARD
During fiscal 2023, our Compensation and People Committee granted Mr. Arora, our Chief Executive Officer, a significant performance-based restricted stock unit retention award. The decision was reached following a rigorous and data-driven assessment by our Compensation and People Committee, concluding that Mr. Arora had typified our leadership ethos—one that values high integrity and high performance for the benefit of our shareholders and all company stakeholders. The committee also recognized that he led our transformation from a market leader in next generation firewalls into the world’s cybersecurity leader, with best-of-breed products across network security, cloud security and security operations. During Mr. Arora's tenure, our financial performance and product innovation has accelerated, and our market capitalization increased from $19.1 billion (as of May 31, 2018, the last trading day prior to announcing Mr. Arora as our Chief Executive Officer) to $76.5 billion (as of July 31, 2023, the last day of fiscal 2023), and it continued to increase substantially throughout fiscal 2024. With Nikesh at the helm, Palo Alto Networks has delivered extraordinary value creation for our shareholders and has become the largest pure-play cybersecurity company in the world. We firmly believe that Mr. Arora is one of only a few executive leaders who can deliver the caliber of performance critical to our successful attainment of our next phase of growth. Accordingly, in making the performance-based grant to Mr. Arora in fiscal 2023, we sought to retain and engage a provide, successful and industry-leading Chief Executive Officer for the long term so that our shareholder can continue to experience the financial results that we expect to result from Mr. Arora's vision, strategic acumen and operational excellence.

Prior to making the performance-based grant to Mr. Arora, during fiscal 2022 and 2023, John Donovan, our Lead Independent Director, held 30 and 21 meetings with shareholders, representing 39% and 31% of our outstanding shares (as of June 30, 2022 and June 30, 2023), respectively. When doing so, he personally took on the responsibility of soliciting input and guidance from our shareholders as it relates to Mr. Arora’s compensation. Sir John Key, the Chair of our Compensation and People Committee, often joined Mr. Donovan in these meetings.

During these meetings, we sought shareholder input regarding the form and quantum of compensation paid to Mr. Arora, and in particular, our shareholders’ views as to whether the Board should seek to retain Mr. Arora for the long term, including through a significant equity award. As a result of these meetings, it became apparent to the Board, as well as the Compensation and People Committee, that our shareholders were very pleased with Mr. Arora’s performance as our Chief Executive Officer. Our shareholders also consistently expressed a desire for the Company to retain Mr. Arora for the long term, and recognized that doing so would represent a significant financial commitment on behalf of the Company. Our shareholders also expressed a strong recommendation that Mr. Arora’s compensation, including any retention compensation, should be consistent with the Company’s pay-for-performance philosophy, with vesting events aligning with performance levels that deliver significant value creation for the Company’s shareholders. In addition, shareholders expressed the view that Mr. Arora’s retention compensation should also be subject to reduction or risk if the Company failed to deliver expected financial performance.

Following their meetings with our shareholders, Mr. Donovan and Sir John Key informed the Compensation and People Committee and the independent members of our Board of their engagement with shareholders, including the feedback received from them. The Compensation and People Committee sought to align Mr. Arora’s long-term performance and retention award with the guidance and input provided by our shareholders. In this respect, the Committee included the following features, which it believed aligned with the feedback received by numerous of our shareholders:

●	A five-year cliff, which enhances retention benefits of the award, and only pays out based on sustained performance. Mr. Arora must remain in the employ of the Company throughout the entire duration of the five-year performance period. Failure to do so will result in Mr. Arora receiving no value or compensation from the award.
●	A minimum level of required performance, where the award can result in as few as zero shares, if the Company’s performance is less than 40% of the companies in the S&P 500 over the five-year performance period.
●	A median performance level that is tied to performance at the 55th percentile of the S&P 500 index, rather than the 50th percentile.
●	A graduated payout curve, where Mr. Arora will only receive the maximum level of compensation if the Company delivers exceptional stock price performance, as measured against the S&P 500 index.

During fiscal 2023, the Board’s primary responsibility was to oversee the Company’s efforts to deliver meaningful and sustainable value to our shareholders. Our Board continues to believe that retaining Mr. Arora as our Chief Executive Officer for the long-term is critical to fulfilling that responsibility. Our Compensation and People Committee has committed not to grant Mr. Arora, our Chief Executive Officer, additional one-time equity awards of any variety with vesting or performance metrics that would overlap with the one-time performance-based restricted stock unit retention award granted to him in June 2023.

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Fiscal 2025 Compensation Decisions

In connection with the continuing evolution of our compensation programs in response to the results of our shareholder “Say-on-Pay” advisory vote at the 2023 annual meeting of shareholders, shareholder feedback and the advice our Compensation and People Committee received from its independent compensation consultant, we distilled a number of important changes to our executive compensation programs, particularly to the equity compensation program, to support the Company’s goals and reflect our pay-for-performance philosophy.

While some of the changes we are making in response to shareholder feedback, including the results of the “Say-on-Pay” advisory vote, could not be fully reflected in compensation decisions made for fiscal 2024 because certain of our fiscal 2024 pay decisions had already been made when that feedback was received, we have fully implemented these changes in our fiscal 2025 pay decisions.

●	Reduced Total Potential Payout. For fiscal 2025, we have redesigned the PSU awards to lower the maximum payout by 33.3%, from 600% to 400% of the target payout.
●	Updated PSU Financial Metric Design to Align with our Strategy. The Compensation and People Committee believes that NEO compensation should be aligned with (i) the strategic plan and initiatives approved by the Board, (ii) the key financial metrics approved by the Board and communicated to investors, and (iii) the strategies that will fuel our long-term growth. During fiscal 2024, the Board approved an ambitious plan to accelerate Platformization – our strategy to accelerate customer adoption of our platforms across our portfolio – which the Board believes will be a driving force toward our long-term financial goal of $15 billion in NGS ARR by 2030, and meaningfully increase long-term shareholder value. Accordingly, for fiscal 2025, the Compensation and People Committee changed the financial measures of our PSUs to better align with this long-term strategy by linking executive compensation to an equal weighting of NGS ARR and Non-GAAP EPS. NGS ARR has become one of the Company’s key metrics, and our key top-line guidance metric in addition to revenue. We believe NGS ARR represents the return on the investments we make in next-generation security that will disproportionality drive our growth and profitability. The Compensation and People Committee introduced Non-GAAP EPS to ensure our growth is balanced, not overly weighted towards the top-line, and is profitable. By aligning NEO compensation to NGS ARR and Non-GAAP EPS, the Compensation and People Committee believes that we are fulfilling our pay-for-performance philosophy commitment to our shareholders by linking our executive’s long-term equity compensation with our long-term goals.
●	Aligned Prior Awards to New Design. For our fiscal 2023 and fiscal 2024 PSU awards for NEOs, we reduced the maximum target payout consistent with the design for the fiscal 2025 awards, and we aligned the financial performance metrics for the remaining performance periods with the financial performance metrics adopted for the fiscal 2025 PSU awards. Accordingly, the maximum payout for these prior PSUs has been lowered by 33.3%, from 600% to 400% of target number of PSUs, and the financial performance metrics – annual NGS ARR and Non-GAAP EPS – will further align NEO equity compensation to the success of our Platformization strategy and our focus on profitability. We believe that adopting the fiscal 2025 award financial metrics for all remaining performance periods in the fiscal 2023 and fiscal 2024 PSU awards will ensure our NEOs are focused on the metrics we believe will be most useful to evaluate the success of current business strategy. In addition, beginning in the first fiscal quarter of 2025, billings will no longer be a key financial metric of the Company and will no longer be reported by the Company. For a more detailed discussion of these new financial performance metrics, particularly as they apply to the remaining performance periods for the fiscal 2024 PSUs, see the section above titled “—Fiscal 2024 Equity Compensation—Alignment of Remaining Performance Periods to Fiscal 2025 PSU Design.”
●	Clearly Defined Cash Incentive Plan Performance Thresholds. For our fiscal 2025 annual cash incentive plan design, we clearly identified the threshold performance levels for each metric required for the funding and payout of the cash incentive plan. If the performance of either metric in the fiscal 2025 cash incentive plan (revenue and organic operating margin) is more than 10% below its respective target for fiscal 2025, then there will be no funding or payout of the cash incentive plan.

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Other Aspects of Our Executive Compensation Programs

Employment Agreements

Each of our NEOs is a party to an employment arrangement setting forth the material terms of his employment. For a summary of the material terms and conditions of these arrangements, see the section titled “—Executive Employment Agreements.”

Post-Employment Compensation

The employment arrangement for each of our NEOs provides for payments and/or benefits related to an involuntary termination of employment, including in connection with a change in control of our Company, on a “double trigger” basis. We believe that these protections assist us in retaining the services of these individuals. We also believe that these protections serve our business objectives by helping our NEOs maintain continued focus and dedication to their responsibilities to maximize shareholder value, including in the event that there is a potential transaction that could involve a change in control of our Company. The terms of these post-employment compensation arrangements were determined after our Board and Compensation and People Committee reviewed our retention goals for each NEO and an analysis of relevant market data.

For a summary of the material terms and conditions of these post-employment compensation arrangements, as well as an estimate of the amounts potentially payable pursuant to such arrangements, see the sections titled “—Executive Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Our Compensation and People Committee has adopted a continued service policy as an additional tool to serve several critical interests when circumstances warrant. These interests include maintaining distinctive executive ability; providing continuity of expertise in servicing our customers; minimizing the business disruption that can follow executive attrition; and solidifying succession planning.

Employees holding the title of Senior Vice President or higher are eligible for continued vesting of equity awards if such employee (i) voluntarily resigns from full-time employment; (ii) has attained the age of 55 years and has been continuously employed by the Company as a full-time employee for at least five years as of the date of such resignation or has been continuously employed by the Company as a full-time employee for at least 10 years as of the date of such resignation or transition; and (iii) maintains a continued service relationship with the Company, including by transitioning employment to an advisory role, whether as employee or independent contractor. Eligible employees are not guaranteed benefits under the policy. Each award of benefits under the policy will be individually assessed and determined by the administrator of the policy (which is our Board or Compensation and People Committee), including the determination of which equity awards that will be subject to continued vesting and the related terms and conditions. Eligible employees will enter into a continued service agreement with the Company in a form approved by the administrator.

In 2023, our Compensation and People Committee adopted an Equity Incentive Plan Survivor Benefit Policy (the "Survivor Benefit Policy"), which provides that upon the death of an employee, certain equity awards of the employee will fully accelerate and vest, unless prohibited by applicable laws. For any awards with performance-based vesting terms that are accelerated, unless otherwise specified in an award agreement, a Company policy that applies to the employee, a determination made by the Company, our Board, or our Compensation and People Committee before the employee’s death, or a written agreement with the employee, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and any multipliers (whether based on TSR or otherwise) will not impact the award. For further details regarding this policy, please see the section below titled: “ —Termination of Employment and Potential Payments Unrelated to a Change in Control —Potential Payments in connection with Termination of Employment Due to Death.”

Under the cash incentive plan, participants who did not elect to defer any portion of their cash incentive plan payouts under our non-qualified deferred compensation plan are eligible to receive a cash incentive plan payout upon their death, as described in further detail in the section titled “—Termination of Employment and Potential Payments Unrelated to a Change in Control.”

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Executive Officer Stock Ownership Guidelines

Purpose. Our Board believes that our executive officers should hold a meaningful financial stake in our Company to closely align their interests with those of our shareholders and has therefore adopted stock ownership guidelines as part of our corporate governance guidelines.

Ownership Definition. Unvested PSUs, RSUs, and unexercised stock options do not count toward satisfying these ownership guidelines.

Ownership Requirement. Our Chief Executive Officer and executive officers who report directly to our Chief Executive Officer must accumulate and hold shares of our common stock based on a multiple of base salary within five years of their appointment as, or promotion to, an executive officer.

As of September 23, 2024, each of our NEOs have met their respective stock ownership guideline.

The following table lists the specific ownership requirements for our NEOs, their status in meeting the guidelines, and their deadlines to meet the current requirements.

Officer	Multiple of Base Salary Requirement	Status	Deadline
Nikesh Arora	10x	Met	June 2023
Dipak Golechha	1x	Met	March 2026
William “BJ” Jenkins	1x	Met	August 2026
Lee Klarich	1x	Met	May 2011
Nir Zuk	1x	Met	February 2010

Risk Assessment and Compensation Practices

Our management assesses and discusses with our Compensation and People Committee our compensation policies and practices as they relate to our risk management. Based upon this assessment, the Compensation and People Committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us.

In reaching this conclusion, we have considered, among other things, the following factors:

●	our cash incentive plan reflects a “pay for performance philosophy” that rewards our NEOs and other eligible employees for achievement of performance targets;
●	discretionary bonuses are reserved for extraordinary performance and achievement;
●	total compensation features a balance of short- and long-term incentives (LTI), with the majority of pay delivered in LTI for senior executives;
●	our equity awards include multi-year vesting schedules requiring long-term employee commitment;
●	our performance expectations reward long-term value creation, profitability and excellence;
●	our use of multiple performance measures in incentive plans;
●	our regular monitoring of short-term and long-term compensation practices to determine whether management’s objectives are satisfied;
●	performance goals require sufficient “stretch,” yet are achievable;
●	both the short-term and long-term incentive programs have caps for significant upside performance; and
●	our independent compensation consultant evaluated and assessed our compensation policies and practices and confirmed that our practices do not encourage excessive risk taking.

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Compensation Recovery Policies

In December 2023, we adopted a new Compensation Recovery Policy in accordance with the SEC requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq’s listing standards. The new Compensation Recovery Policy supplements our existing Clawback Policy that was first adopted in August 2017 (the “2017 Clawback Policy”), and provides for the non-discretionary recovery on a pre-tax basis of excess incentive-based compensation received on or after October 2, 2023 by current and former executive officers (as defined in Rule 10D-1(d) under the Securities and Exchange Act of 1934, as amended) (“Covered Officers”) in the event of an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, whether or not the Covered Officer was at fault for the restatement. Recovery of such excess compensation is required unless it is determined that recovery is impractical in certain limited circumstances or the excess compensation was received prior to the beginning of the Company’s three fiscal years most recently completed before the date on which it is determined an accounting restatement is required.

In connection with the adoption of the Compensation Recovery Policy, we amended the 2017 Clawback Policy through which we may seek the recovery of performance-based incentive compensation paid by us under certain circumstances. The amendment clarified that the 2017 Clawback Policy would no longer apply to excess incentive-based compensation covered by our new Compensation Recovery Policy received on or after October 2, 2023 by Covered Officers. The Compensation and People Committee determined that removing the overlap that would have otherwise existed would not affect the Company’s rights because there would not be a scenario in which there is compensation recoverable under the 2017 Clawback Policy that would not be recoverable under the new Compensation Recovery Policy after October 2, 2023.

Other than the change described above, the 2017 Clawback Policy remains unchanged otherwise and continues to apply to our Chief Executive Officer and to all our officers who report directly to our Chief Executive Officer. The 2017 Clawback Policy provides that if we restate our financial statements as a result of a material error, a covered executive received excess compensation as a result, no more than two years have elapsed since the original filing date of the relevant financial statements and the Compensation and People Committee unanimously concludes that fraud or intentional misconduct by the covered executive caused the material error and it would be in our best interests to seek from such covered executive recovery of the excess compensation, then our Compensation and People Committee may, in its sole discretion, seek repayment from such covered executive.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or other disposition of securities by our directors, officers, employees, and other covered persons. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the exchange listing standards applicable to us. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended July 31, 2024.

Hedging and Pledging Policies

Our insider trading policy prohibits our executive officers and members of our board of directors from engaging in derivative securities transactions, including hedging or other transactions that offset, or are designed to hedge or offset, any decrease in the market value of our equity securities and from pledging Company securities as collateral or holding Company securities in a margin account, except, in the case of pledging, with the prior approval of the Governance and Sustainability Committee. This policy does not restrict ownership of, or transactions related to, Company-granted awards, such as PSUs, RSUs, employee stock options, and other securities issued by the Company or the deferral of equity awards pursuant to our non-qualified deferred compensation plan.

Our executive officers have significant holdings of our stock to align their interests to those of our shareholders. Establishing a conservative pledging policy enables our executive officers to continue to hold those shares, while providing them flexibility in financial planning and allowing them to achieve financial diversification. By enabling our executives to maintain their stock ownership in the Company, our conservative pledging program helps ensure that they continue to have a meaningful financial interest in the success of the Company under their leadership. For these reasons, in fiscal 2022, the Board adopted a conservative policy that allows limited pledging of our stock by our executive officers.

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Our pledging policy establishes the parameters of pledging arrangements, and provides that any pledging arrangement must be approved in advance by our Governance and Sustainability Committee, as well as sets an overall limit of $100 million on the total value of shares pledged by our executive officers (as a group). Under this policy, all pledges of shares of Company stock by our executives must comply with the following requirements:

●	any proposed pledge of shares must be approved in advance by the Governance and Sustainability Committee;
●	the loan amount against which shares are pledged must not exceed 30% of the aggregate fair market value of the individual’s total stock ownership at the time the arrangement is executed;
●	only outstanding shares held by an individual may be pledged (i.e., no shares subject to options or unvested RSUs, PSUs or other unvested equity awards may be pledged);
●	no shares may be pledged that would cause the total value of all pledged shares of our executive officers in the aggregate (as a group) to exceed $100 million;
●	pledged shares cannot consist of any shares that remain subject to the Company’s One Year Hold Policy; and
●	the stock ownership requirements applicable to our executives are in addition to, and cannot include, pledged shares.

When approving a pledging arrangement, in addition to the requirements above, the Governance and Sustainability Committee will consider any other factors deemed relevant by the Committee, including, without limitation, the total number of shares of Company stock beneficially owned by the applicable executive, the pledged shares as a percentage of the executive’s aggregate beneficially owned shares, the pledged shares as a percentage of the Company’s total outstanding shares, whether the pledged shares were purchased by the executive, and whether the executive has entered into any other pledging arrangement.

Tax and Accounting Considerations

Deductibility of Executive Compensation. Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and certain other highly compensated executive officers in any taxable year.

While our Compensation and People Committee is mindful of the benefit of being able to fully deduct the compensation paid to our NEOs, our Compensation and People Committee believes that we should retain the flexibility to provide compensation to our NEOs that is not fully tax deductible when it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives. Our Compensation and People Committee intends to continue to compensate our NEOs in a manner consistent with the best interests of our Company and our shareholders even if any portion of such compensation is non-deductible.

Taxation of “Parachute” Payments. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any of our NEOs with a “gross-up” or other reimbursement payment for any tax liability that the NEO might owe as a result of the application of Sections 280G or 4999 during fiscal 2023, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement in the future.

Accounting for Share-Based Compensation. We follow ASC Topic 718 for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

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Perquisites and Other Personal Benefits

Retirement Plans. We have established a U.S. tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We currently match contributions made to the plan by our employees up to $1,000, including our NEOs. In fiscal 2024, Messrs. Golechha, Jenkins and Klarich participated in our Section 401(k) retirement plan and each received a matching contribution of $1,000. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code, or the Code, so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan. We made payments for Mr. Zuk to certain Israeli pension and severance funds available to employees of our Israel subsidiaries.

Health and Welfare Plans. In addition, we provide other benefits to our NEOs on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. We made payments for Mr. Zuk to certain Israeli health insurance plans available to employees of our Israel subsidiaries.

Deferred Compensation Plan. We have adopted a deferred compensation plan, which is a non-qualified deferred compensation plan established in compliance with Section 409A of the Code. Participation in the deferred compensation plan is voluntary and limited to U.S. employees of the Company and affiliates that are at the Vice President level or above, as determined by the Compensation and People Committee, which administers the deferred compensation plan, and includes the Company’s executive officers. For a summary of the material terms and conditions of the deferred compensation plan, see the section titled “—Executive Compensation Tables.”

Other Personal Benefits. Our Compensation and People Committee determined that if any harm occurred to our Chief Executive Officer, our business operations, investor confidence and employee productivity would be severely impacted. Accordingly, the Board continued to take reasonable steps to ensure the safety and security of Mr. Arora, considering the nature of the position and its criticality to the operation of the Company.

We previously retained a leading global risk management and security consulting firm to analyze and determine if there was a bona-fide business related security concern for Mr. Arora. Based on the results of its investigation (which included investigation of a personal security incident involving Mr. Arora), this firm determined that there was a bona-fide, business related security concern for Mr. Arora and credible threat actors existed with both the willingness and resources necessary for conducting an attack on Mr. Arora. Accordingly, the firm recommended that the Company take various steps to ensure the safety of Mr. Arora. Our chartered aircraft policy requires the use of chartered aircraft for both business and personal-related air travel by Mr. Arora. To further ensure Mr. Arora’s safety during vehicular travel, as part of the overall security program, Mr. Arora is driven by a member of his security protection detail in a Company-leased automobile (including during his commute, which is considered a personal benefit under the relevant disclosure rules).

Our Compensation and People Committee periodically reviews the nature and cost of this program in relation to his security profile. In fiscal 2024, the Compensation and People Committee undertook an examination of the personal benefits of our NEOs, which resulted in meaningful decreases to the personal benefits accrued by Mr. Arora. The amount of personal benefits accrued by Mr. Arora decreased to a total of $1,686,522 in fiscal 2024 (reported in the "All Other Compensation" column of the Summary Compensation Table), an approximately 56% decrease when compared to the total amount reported for fiscal 2023 of $3,800,885. The decrease in personal benefits to Mr. Arora is in part due to a reduction in personal use of the private aircraft, as well as the result of a careful review of vendors under our security program and efficiencies gained from the decision to use a single vendor. This helped contribute to an approximate 55% decrease in the total amount of aircraft and security-related perquisites and benefits for Mr. Arora when compared to fiscal 2023 – from $3,768,893 in fiscal 2023 to $1,684,666 in fiscal 2024.

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Even though this security program was put in place for business reasons, the component of the program that includes security at Mr. Arora’s residence and during personal travel is required to be disclosed as a perquisite under the relevant SEC disclosure rules and is included in the “All Other Compensation” column in the Summary Compensation Table. The amount for these items from the security program that was paid in fiscal 2024 and is included as a component in the "All Other Compensation" column in the Summary Compensation Table was $1,115,315. The value of Mr. Arora’s use of chartered aircraft for personal travel in fiscal 2024 was $340,705, and the value attributed to Mr. Arora's personal use of the Company automobile under our overall security program is approximately $35,134. Mr. Arora recognizes imputed income from personal usage of the private aircraft and other travel expenses that may be deemed to be in the nature of commuting, and, in fiscal 2024, we paid $193,513 of his taxes on such imputed income. On occasion, guests of Mr. Arora also may accompany him, at a de minimis incremental cost to the Company.

Our Compensation and People Committee believes that amounts paid by the Company for this security program have been reasonable, necessary and for our benefit. We require these security measures for the Company’s benefit because of the importance of Mr. Arora to the Company, and we believe that the scope and costs of these security programs are appropriate and necessary.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual NEO in the performance of his or her duties, to make our NEOs more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation and People Committee.

Report of the Compensation and People Committee

Our Compensation and People Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our Compensation and People Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation and People Committee of our Board:

Rt Hon Sir John Key (Chair)
Aparna Bawa
John Donovan

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Executive Compensation Tables

Fiscal 2024 Summary Compensation Table

The following table presents summary information regarding the compensation paid to, or earned by, our NEOs for our fiscal year ended July 31, 2024.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Nikesh Arora Chief Executive Officer	2024	1,000,000		54,150,353	1,200,000	1,686,522	(2)	58,036,875
	2023	750,000	(3)	145,374,318	1,500,000	3,800,885		151,425,203
	2022	250,000	(3)	7,007,348	1,500,000	1,653,129		10,410,477
Dipak Golechha Chief Financial Officer	2024	600,000		13,301,233	720,000	2,924	(4)	14,624,157
	2023	600,000		7,879,645	900,000	2,023		9,381,668
	2022	600,000		1,868,557	900,000	251,946		3,620,503
William “BJ” Jenkins President	2024	750,000		16,365,230	900,000	15,285	(5)	18,030,515
	2023	750,000		12,116,568	1,125,000	31,836		14,023,404
	2022	734,375		17,835,150	1,125,000	1,996		19,696,521
Lee Klarich Chief Product Officer	2024	550,000		19,126,156	660,000	2,162	(6)	20,338,318
	2023	550,000		15,685,347	825,000	32,023		17,092,370
	2022	550,000		4,671,565	825,000	1,996		6,048,561
Nir Zuk(7) Founder and Chief Technology Officer	2024	400,140		11,349,785	480,168	72,086	(8)	12,302,179
	2023	419,515		6,961,334	629,272	76,091		8,086,212
	2022	459,420		1,635,031	689,130	83,576		2,867,157
(1)	The amounts reported in the Stock Awards column represent the grant date fair value of the RSUs (including time-based RSUs and PSUs) that were considered, under ASC Topic 718, to have been granted to our NEOs in each reported fiscal year, as computed in accordance with ASC Topic 718. The disclosure rules for stock awards in the summary compensation table are based on when there is a measurement date under financial accounting rules, because that is when it is possible to determine grant date fair value. As a result, performance-based stock awards are not always disclosed in the summary compensation table during the year that they were legally granted if performance metrics for a portion of the awards are set in a subsequent year. In the table above:
(i.)	The amounts included for fiscal 2022 includes the grant date fair value of approximately 42% (or in Mr. Jenkins’ case, 61%) of the PSUs legally granted in fiscal 2022 because the performance metrics for those PSUs were set in fiscal 2022.
(ii.)	The amounts included for fiscal 2023 includes the grant date fair value of approximately 42% (or in Mr. Jenkins’ case, 28%) of the PSUs legally granted in fiscal 2022, the grant date fair value of 1/3rd of the PSUs legally granted in August 2022 and the grant date fair value of all of the PSUs legally granted to Mr. Arora in June 2023 because the performance metrics for those PSUs were set in fiscal 2023.
(iii.)
The amounts included for fiscal 2024 includes the grant date fair value of approximately 16% (or in Mr. Jenkins’ case, 11%) of the PSUs legally granted in fiscal 2022, the grant date fair value of ⅓ of the PSUs legally granted in fiscal 2023 and the grant date fair value of 1/3 of the PSUs legally granted in fiscal 2024 because the performance metrics for those PSUs were set in fiscal 2024.
The result of this disclosure regime is that the increase in our stock price year over year results in larger grant date fair values reported in years subsequent to the year awards were legally granted because the higher stock price is used to establish the grant date fair value of the portion of an award that is set in those subsequent years. The grant date value of the awards that were considered to have been granted in fiscal 2024 under ASC Topic 718, assuming that the highest level of performance conditions will be achieved, is $155,378,068 for Mr. Arora, $38,017,080 for Mr. Golechha, $44,854,202 for Mr. Jenkins, $52,663,491 for Mr. Klarich, and $32,398,432 for Mr. Zuk. The portions of any awards that vest based on the achievement of performance goals (other than relative TSR) for fiscal years after fiscal 2024 do not have a reportable grant date fair value under ASC Topic 718 and are not included in this table. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024. For more information, see footnote 3 to the Fiscal 2024 Grants of Plan-Based Awards Table. Note that the amounts reported in this column do not correspond to the actual economic value that may be received by our NEOs from their equity awards.

(2)	Includes life insurance premiums of $770, personal security costs of $1,115,315 based on invoices provided by a third-party security company, approximately $375,839 for costs attributed to personal usage of private aircraft and a Company-leased automobile provided as part of the overall security program, $193,513 of taxes associated with personal usage of the private aircraft and other travel expenses from the Company-leased automobile provided under Mr. Arora’s overall security program that may be deemed to be in the nature of commuting, and $392 of taxes associated with gifts provided in connection with Company events (on the same basis as the Company provides to other employees who receive gifts). For purposes of reporting the value of personal usage of private aircraft in this table,

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we use costs provided by the applicable charter company, which include contracted hourly charges and fuel charges. For purposes of reporting the value of personal usage of the Company automobile provided under Mr. Arora’s overall security program in this table, we use the hourly rate of the member of his security detail driving Mr. Arora applied to the approximate hours the security detail drives Mr. Arora in the automobile for personal use, plus an estimated percentage of personal use by Mr. Arora applied to the cost of leasing, insuring, maintaining the automobile. On occasion, guests of Mr. Arora also may accompany him, at a de minimis incremental cost to the Company. For more information regarding Mr. Arora’s overall security program and personal usage of private aircraft, see the section entitled “Compensation Discussion and Analysis—Perquisites and Other Personal Benefits” above.
(3)	From November 1, 2021 to October 31, 2022, Mr. Arora elected to forego his salary.
(4)	Includes life insurance premiums of $770, 401(k) plan matching contributions by our Company of $1,000, and $1,154 of taxes associated with gifts provided in connection with Company events (on the same basis as the Company provides to other employees who receive gifts).
(5)	Includes life insurance premiums of $770, 401(k) plan matching contributions of $1,000, $12,139 of taxes associated with the reimbursement of taxable expenses associated with participation at Company events (on the same terms as provided to other participants in such events), and $1,376 of taxes associated with gifts provided in connection with Company events (on the same basis as the Company provides to other employees who receive gifts).
(6)	Includes life insurance premiums of $770, 401(k) plan matching contributions by our Company of $1,000, and $392 of taxes associated with gifts provided in connection with Company events (on the same basis as the Company provides to other employees who receive gifts).
(7)	For fiscal 2024, Mr. Zuk’s base salary, non-equity incentive compensation and all other compensation was paid in Israeli currency. The amounts set forth in the table for fiscal 2024 reflect the conversion from Israeli currency to U.S. dollars using an average exchange rate of approximately 0.27 U.S. dollars for one Israeli new shekel for fiscal 2024. This table preserves the Israel new shekel to U.S. dollar exchange rates used in prior fiscal years for consistency with disclosures in this table from prior fiscal years.
(8)	Includes $425 of taxes associated with gifts provided in connection with Company events (on the same basis as the Company provides to other employees who receive gifts), $395 of taxes associated with health insurance contributions by the Company, $37,114 contributed for social security and pension benefits under Israeli government schemes (on the same basis as the Company provides to other Israel-based employees), and $33,332 contributed for severance benefits under Israeli government schemes (on the same basis as the Company provides to other Israel-based employees).

CEO Pay Ratio

Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of our Chief Executive Officer and the annual total compensation of our median employee. As permitted by SEC rules, we used the same median employee for fiscal 2024 that we identified for fiscal 2023 because there have been no significant changes to our workforce or pay design for fiscal 2024 that we believe would significantly change our Chief Executive Officer pay ratio results. For our last completed fiscal year, which ended July 31, 2024:

●	The median of the annual total compensation of all employees (other than Mr. Arora) of our Company and our consolidated subsidiaries in fiscal 2024 was approximately $215,882. This annual total compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and reflects, among other things, salary, all bonuses earned, other cash payments (such as from our cash incentive plan), 401(k) contribution matches, life and disability insurance premiums paid by the Company, and the aggregate “grant date fair value” of equity awards granted during fiscal 2024.
●	Mr. Arora’s annual total compensation, as reported in the Fiscal 2024 Summary Compensation Table included in this Proxy Statement, was $58,036,875.
●	Based on the above, for fiscal 2024, the ratio of Mr. Arora’s annual total compensation to the median of the annual total compensation of all employees was approximately 269 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

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Fiscal 2024 Grants of Plan-Based Awards

The following table presents information regarding the amount of equity awards granted to our NEOs during our fiscal year ended July 31, 2024.

Name	Grant Date	Date of Board or Committee Action to Grant the Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Arora	—	—	450,000	1,000,000	1,650,000	—	—	—	—	—
	8/20/21	8/17/21	—	—	—	7,596	20,256	60,768	—	7,072,990
	8/23/22	8/18/22	—	—	—	1	72,504	435,024	—	26,946,837
	8/21/23	8/17/23	—	—	—	1	61,614	369,684	—	20,130,526
Mr. Golechha	—	—	270,000	600,000	990,000	—	—	—	—	—
	8/20/21	8/17/21	—	—	—	2,026	5,403	16,209	—	1,886,620
	8/23/22	8/18/22	—	—	—	1	17,172	103,032	—	6,382,146
	8/21/23	8/17/23	—	—	—	1	15,403	92,418		5,032,468
Mr. Jenkins	—	—	337,500	750,000	1,237,500	—	—	—	—	—
	8/20/21	8/17/21	—	—	—	4,555	12,147	36,441	—	4,241,489
	8/23/22	8/18/22	—	—	—	1	19,080	114,480	—	7,091,273
	8/21/23	8/17/23	—	—	—	1	15,403	92,418	—	5,032,468
Mr. Klarich	—	—	247,500	550,000	907,500	—	—	—	—	—
	8/20/21	8/17/21	—	—	—	5,063	13,503	40,509	—	4,714,978
	8/23/22	8/18/22	—	—	—	1	28,620	171,720	—	10,636,909
	8/21/23	8/17/23	—	—	—	1	11,552	69,312	—	3,774,269
Mr. Zuk(4)	—	—	180,063	400,140	660,231	—	—	—	—	—
	8/20/21	8/17/21	—	—	—	1,773	4,728	14,184	—	1,650,923
	8/23/22	8/18/22	—	—	—	1	15,264	91,584	—	5,673,018
	8/21/23	8/17/23	—	—	—	1	12,322	73,932	—	4,025,844
(1)	Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to target incentive compensation opportunities under the fiscal 2024 cash incentive plan and assumes achievement at target levels for our corporate performance measures. For achievement in excess of target, overperformance could be rewarded with a payout of up to 165% of each NEO’s target. The actual amounts paid to our NEOs are set forth in the “Fiscal 2024 Summary Compensation Table” above and the calculation of the actual amounts paid is discussed more fully in the section titled “ Compensation Discussion and Analysis—Fiscal 2024 Executive Compensation Program—Fiscal 2024 Executive Compensation Program Components—Annual Cash Incentive Compensation.”
(2)
Represents PSUs that were considered, under ASC Topic 718, to have been granted in fiscal 2024. The threshold is calculated as if the threshold of Company performance measure was reached and/or the lowest TSR modifier was reached. The maximum is calculated assuming all maximum Company performance targets were met and/or the relative TSR modifier was also at the maximum value. For more information, see the section titled “Compensation Discussion and Analysis—Fiscal 2024 Executive Compensation Program—Fiscal 2024 Executive Compensation Program Components—Fiscal 2024 Equity Compensation.”
The numbers included in the “Maximum” column for the PSUs granted in our fiscal 2023 (which have a grant date of August 23, 2022) and our fiscal 2024 (which have a grant date of August 21, 2023) reflect the terms of those PSUs as in effect on July 31, 2024. As discussed in the section titled “Compensation Discussion and Analysis--Fiscal 2025 Compensation Decisions,” following the end of our fiscal 2024, the maximum payout for the fiscal 2023 PSUs and fiscal 2024 PSUs was lowered from 600% to 400% of the target number of shares subject to the PSUs. Taking into account the reduced maximum payout, the numbers for the “Maximum” column for the PSUs granted in our fiscal 2023 (which have a grant date of August 23, 2022) and our fiscal 2024 (which have a grant date of August 21, 2023) would be as follows: (i) for Mr. Arora, 290,016 for the fiscal 2023 PSUs and 246,456 for the fiscal 2024 PSUs, (ii) for Mr. Golechha, 68,688 for the fiscal 2023 PSUs and 61,612 for the fiscal 2024 PSUs, (iii) for Mr. Jenkins, 76,320 for the fiscal 2023 PSUs and 61,612 for the fiscal 2024 PSUs, (iv) for Mr. Klarich, 114,480 for the fiscal 2023 PSUs and 46,208 for the fiscal 2024 PSUs, and (v) for Mr. Zuk, 61,056 for the fiscal 2023 PSUs and 49,288 for the fiscal 2024 PSUs.

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(3)	The amounts reported in the Grant Date Fair Value of Stock Awards column represent the grant date fair value of the portions of the PSU awards that were considered, under ASC Topic 718, to have been granted in fiscal 2024. The assumptions used in calculating the grant date fair value of the PSUs reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024. The value of the PSUs is calculated using a Monte-Carlo simulation valuation performed as of the date of grant by an independent third party. Because the grant date for a PSU under ASC Topic 718 occurs when performance targets are approved, and we approved performance targets only with respect to fiscal year 2024, PSU values in this column include
i.	with respect to PSUs granted in August 2021, 16% of the PSUs granted to Mr. Arora, Mr. Golechha, Mr. Klarich, and Mr. Zuk, and 11% of the PSUs granted to Mr. Jenkins; and
ii.
with respect to PSUs granted in August 2022 and in August 2023, ⅓ of the PSUs granted.
Note that the amounts reported in this column do not correspond to the actual economic value that may be received by our NEOs from their PSU awards.

(4)	The amounts set forth in the table for Mr. Zuk for estimated future payouts under Non-Equity Incentive Plan Awards reflect the conversion from Israeli currency to U.S. dollars using an average exchange rate of approximately 0.27 U.S. dollars for one Israeli new shekel for fiscal 2024.

Fiscal 2024 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding stock options and other equity awards held by our NEOs as of July 31, 2024.

Named Executive Officer	Grant Date		Option Awards— Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards— Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Awards— Option Exercise Price ($)	Option Awards— Option Expiration Date	Stock Awards— Number of Shares or Units of Stock That Have Not Vested (#)	Stock Awards— Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Arora	8/21/2023	(2)	—	—	—	—	—	—	1	325
	6/2/2023	(3)	—	—	—	—	—	—	750,000	243,547,500
	8/20/2022	(4)	—	—	—	—	—	—	1,305,090	423,801,876
	8/20/2021	(5)	—	—	—	—	93,578	30,387,584	—	—
	10/20/2020	(6)	—	—	—	—	54,233	17,611,082	—	—
	6/7/2018	(7)	—	—	—	—	85,116	27,639,719	—	—
	6/7/2018	(8)	2,378,092	—	66.17	12/6/25	—	—	—	—
Mr. Golechha	8/21/2023	(2)	—	—	—	—	—	—	1	325
	8/20/2022	(4)	—	—	—	—	—	—	309,096	100,372,744
	8/20/2021	(5)	—	—	—	—	24,953	8,102,988	—	—
	3/20/2021	(9)	—	—	—	—	12,468	4,048,734	—	—
	12/20/2020	(10)	—	—	—	—	5,043	1,637,613	—	—
Mr. Jenkins	8/21/2023	(2)	—	—	—	—	—	—	1	325
	8/20/2022	(4)	—	—	—	—	—	—	343,400	111,525,271
	8/20/2021	(5)	—	—	—	—	56,110	18,220,600	—	—
	8/20/2021	(11)	—	—	—	—	11,481	3,728,225	—	—
Mr. Klarich	8/21/2023	(2)	—	—	—	—	—	—	1	325
	8/20/2022	(4)	—	—	—	—	—	—	515,160	167,287,907
	8/20/2021	(5)	—	—	—	—	62,384	20,257,956	—	—
	10/20/2020	(12)	—	—	—	—	15,192	4,933,298	—	—
	10/20/2018	(8)	912,079	—	64.50	4/19/26	—	—	—	—

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Named Executive Officer	Grant Date		Option Awards— Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards— Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Awards— Option Exercise Price ($)	Option Awards— Option Expiration Date	Stock Awards— Number of Shares or Units of Stock That Have Not Vested (#)	Stock Awards— Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Zuk	8/21/2023	(2)	—	—	—	—	—	—	1	325
	8/20/2022	(4)	—	—	—	—	—	—	274,752	89,220,217
	8/20/2021	(5)	—	—	—	—	21,834	7,090,155	—	—
	10/20/2020	(13)	—	—	—	—	7,296	2,369,230	—	—
	10/20/2018	(8)	1,509,057	—	64.50	4/19/26	—	—	—	—
(1)	The market value of unvested or unearned shares is calculated by multiplying the number of unvested or unearned shares held by the applicable NEO by the closing market price of our common stock on Nasdaq on July 31, 2024 (the last trading day of our 2024 fiscal year), which was $324.73 per share.
(2)	Represents PSUs that were granted under our 2021 Equity Incentive Plan (“2021 Plan”). PSUs have a three-year performance period and will vest at the end of the performance period based on the achievement of performance goals for the Company’s 2024, 2025 and 2026 fiscal years. Values included in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested and Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested columns include the threshold values for number of shares and market value. For more information, see the section titled “Fiscal 2024 Executive Compensation Program—Fiscal 2024 Executive Compensation Program Components—Fiscal 2024 Equity Compensation.”
(3)	Represents PSUs that were granted under our 2021 Plan. Following the completion of a five-year performance period, the Compensation and People Committee will make the final determination of performance in connection with the award, after which the shares will fully vest. Values included in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested and Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested columns include the maximum values for number of shares and market value (i.e., calculated assuming the highest relative TSR target was met).
(4)	Represents PSUs that were granted under our 2021 Plan. PSUs have a three-year performance period and will vest at the end of the performance period based on the achievement of the performance goals for the Company’s 2023, 2024 and 2025 fiscal years. Values included in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns include the maximum values for number of shares and market value (i.e., calculated assuming all maximum performance targets were met and the relative TSR modifier was also at the maximum value), based on the terms of such PSUs as in effect on July 31, 2024. As discussed in the section titled “Compensation Discussion and Analysis--Fiscal 2025 Compensation Decisions,” following the end of our fiscal 2024, the maximum payout for the PSUs granted in our fiscal 2023 (which have a grant date of August 23, 2022) was lowered from 600% to 400% of the target number of shares subject to the PSUs. Taking into account the reduced maximum payout, the maximum values for number of shares and market value that would have been reported for these PSUs would have been: (i) for Mr. Arora, 870,060 PSUs with a value of $282,534,584, (ii) for Mr. Golechha, 206,064 PSUs with a value of $66,915,163, (iii) for Mr. Jenkins, 228,960 PSUs with a value of $74,350,181, (iv) for Mr. Klarich, 343,440 PSUs with a value of $111,525,271, and (v) for Mr. Zuk, 183,168 PSUs with a value of $59,480,145.
(5)	Represents PSUs that were granted under our 2012 Equity Incentive Plan (the “2012 Plan”). Specified performance metrics having been achieved, the PSUs that became eligible to vest will vest upon the Compensation and People Committee’s final determination of performance in connection with the award. Values included in the “Stock Awards—Number of Shares or Units of Stock That Have Not Vested” and “Stock Awards—Market Value of Shares or Units of Stock That Have Not Vested” columns reflect the PSUs that were eligible to vest, as of July 31, 2024, based upon achievement of the specified performance metric.
(6)	Represents PSUs that were granted under our 2012 Plan. A specified performance metric having been achieved, the PSUs that became eligible to vest will vest over a four-year period, with 15% of such PSUs having vested in equal quarterly increments during year two with the first vesting on January 20, 2022; 42.5% of such PSUs having vested in equal quarterly increments during year three; and 42.5% of such PSUs vesting in equal quarterly increments during year four, in each case subject to the executive’s continued service through the applicable vesting date.
(7)	Vested as to 1/7th of the restricted stock units on June 7, 2019 and the remaining restricted stock units vest in equal increments each quarter thereafter with full vesting occurring on June 7, 2025, in each case subject to the executive’s continued service through the applicable vesting date.
(8)	All shares subject to this PSO have vested due to the achievement of certain stock price targets and continued service. Under the terms of Mr. Arora’s PSO, 1/4th of the PSOs have an option expiration date of December 6, 2025 as reflected in the table, while the remaining 3/4ths of the PSOs have an option expiration date of June 6, 2025.
(9)	A specified performance metric having been achieved, the PSUs that became eligible to vest will vest over a four-year period with one fourth (1/4th) of such PSUs having vested on the one-year anniversary of the grant date; and one-sixteenth (1/16th) of such PSUs vesting quarterly thereafter, in each case subject to the executive’s continued service through the applicable vesting date.

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(10)	Vests over a four-year period, with one fourth (1/4th) of the restricted stock units having vested on the one-year anniversary of the grant date; and one-sixteenth (1/16th) of the restricted stock units vesting quarterly thereafter, in each case subject to the executive’s continued service through the applicable vesting date.
(11)	Vests over a four-year period, with forty percent (40%) of the restricted stock units having vested on the one-year anniversary of the grant date; thirty percent (30%) of the restricted stock units vesting in equal quarterly increments during the second year; twenty percent (20%) of the restricted stock units vesting in equal quarterly increments during the third year; and ten percent (10%) of the restricted stock units vesting in equal quarterly increments during the fourth year, in each case subject to the executive’s continued service through the applicable vesting date.
(12)	A specified performance metric having been achieved, the PSUs that became eligible to vest will vest over a four-year period, with 25% of such PSUs having vested on October 20, 2021; 25% of such PSUs having vested in equal quarterly increments during year two; 25% of such PSUs vesting in equal quarterly increments during year three; and 25% of such PSUs vesting in equal quarterly increments during year four, in each case subject to the executive’s continued service through the applicable vesting date.
(13)	A specified performance metric having been achieved, the PSUs that became eligible to vest will vest over a four-year period, with 20% of such PSUs having vested during year two with the first vest on January 20, 2022; 40% of such PSUs vesting in equal quarterly increments during year three; and 40% of such PSUs vesting in equal quarterly increments during year four, in each case subject to the executive’s continued service through the applicable vesting date.

Fiscal 2024 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options and the vesting of stock awards by our NEOs during our fiscal year ended July 31, 2024.

Named Executive Officer	Option Awards— Number of Shares Acquired on Exercise (#)	Option Awards—Value Realized on Exercise ($)	Stock Awards— Number of Shares Acquired on Vesting (#)		Stock Awards— Value Realized on Vesting ($)(1)
Mr. Arora	621,908	141,536,802	407,771	(2)	114,198,499
Mr. Golechha	—	—	54,895		14,762,227
Mr. Jenkins	—	—	78,753	(2)	19,799,205
Mr. Klarich	830,000	186,674,807	131,246		36,061,937
Mr. Zuk	—	—	53,835		14,990,119
(1)	Based on the market price of our Company’s common stock on the vesting date, multiplied by the number of shares vested.
(2)	Settlement of these shares, issuable pursuant to RSUs that vested during fiscal 2024, have been deferred under the Company’s deferred compensation plan, as described in the Nonqualified Deferred Compensation section below.

We did not sponsor any defined benefit pension or other actuarial plan for our NEOs during our fiscal year ended July 31, 2024.

Policies and Practices Related to Grants of Stock Options or Similar Awards

We have not granted options, stock appreciation rights, or other similar option-like instruments since 2020; however, it is our policy not to time any grants of equity awards in relation to the release of material non-public information.

Nonqualified Deferred Compensation

In May 2022, our Compensation and People Committee adopted a deferred compensation plan, which is a non-qualified deferred compensation plan established in compliance with Section 409A of the Code. Participation in the deferred compensation plan is voluntary and limited to U.S. employees of the Company and affiliates that are at the Vice President level or above, as determined by the administrator of the deferred compensation plan, and includes the Company’s executive officers, except Mr. Zuk who is not a U.S. employee. The plan allows eligible participants to defer salary, annual bonuses, commissions, other cash compensation approved by the administrator, and certain RSUs and PSUs, excluding any compensation that has already been deferred and cash compensation that is not paid through U.S. payroll.

The administrator may permit different deferral amounts for each component of compensation and may establish a minimum or maximum deferral amount for each component. Unless otherwise specified by the administrator, participants may defer (i) a minimum of 5% and a maximum of 50% of their annual base salary, (ii) a minimum of 5% and a maximum of 100% of their annual cash bonuses and commission, and (iii) a minimum of 5% and a maximum of 100% of any equity award or, to the extent a participant is permitted to defer the unvested tranche(s) of an equity award, the applicable unvested

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tranche(s). Participants’ deferrals will be credited to their accounts on the date that deferred compensation would have been paid. Participants will be 100% vested at all times in their deferred cash compensation. Each participant may allocate his or her deferrals to accounts under the deferred compensation plan that provide for payment of deferred amounts upon specified events, such as the participant’s separation from service or a date specified by the participant. Participants may elect to receive payment of their account balances in a single lump-sum distribution or in annual installments (as elected by the participant in accordance with the deferred compensation plan), except in certain limited circumstances and provided that payments upon a participant’s death will be provided in a single lump sum.

The Company may make discretionary matching, profit sharing, or other contributions to any participant account under the deferred compensation plan, and these contributions will vest according to the schedule specified by the administrator on or before the time the contributions are made. The Company has the discretion to accelerate the vesting of any of these contributions at any time.

Each account under the deferred compensation plan will be credited with earnings on each business day (unless another period is specified by the administrator with respect to a particular investment option), based upon the participant’s investment allocation, with respect to each deferral, among a menu of investment options selected in advance by the administrator. If a participant fails to make an investment allocation with respect to a deferral of an equity award, the deferral will be invested in notional shares of the Company’s common stock. If a participant fails to make an investment allocation with respect to a deferral of any other compensation, the deferral will be invested in a notional mutual fund specified by the administrator.

Upon a participant’s death, the balances under all of the participant’s accounts will be paid in a single lump sum no later than the end of the following year. In addition, the administrator has the discretion to accelerate or delay the payment of account balances, as long as such changes are permitted under applicable tax rules and requirements.

All accounts will be paid in fully vested RSUs settled in shares of the Company’s common stock issued under the Company’s equity plan, except that an account will be paid in cash to the extent there are not enough shares available under the Company’s equity plan to make such payment in shares. The following table summarizes the activity under the deferred compensation plan in fiscal 2024.

Named Executive Officer	Executive contributions in last fiscal year ($)(1)	Aggregate earnings or loss in last fiscal year ($)(2)	Aggregate balance at last fiscal year end ($)(3)
Mr. Arora	114,198,499	36,585,948	212,192,870
Mr. Golechha	—	—	—
Mr. Jenkins	19,799,205	10,657,709	46,782,552
Mr. Klarich	—	—	—
(1)
Represents the value of the RSUs that vested and were earned and deferred by our NEOs in fiscal 2024. The value of each vested deferred RSU is based on the closing price of the Company’s common stock on the applicable vesting date. No portion of the amount for any NEO is included as compensation for fiscal 2024 in the Fiscal 2024 Summary Compensation Table.
For Mr. Arora, (i) $23,990,689 of this amount represents the value of 85,116 RSUs granted to him in fiscal 2018, which were included in the amount reported in the Stock Award column of the Summary Compensation Table for fiscal 2018, (ii) $64,506,063 of this amount represents the value of 216,930 PSUs granted to him in fiscal 2021, which were included in the amount reported in the Stock Award column of the Summary Compensation Table for fiscal 2021 and (iii) $25,701,748 of this amount represents the value of 105,725 PSUs granted to him in fiscal 2022, which were included in the amounts reported in the Stock Award column of the Summary Compensation Table for fiscal 2022 and fiscal 2023.
For Mr. Jenkins, (i) $4,840,533 of this amount represents the value of 17,220 RSUs granted to him in fiscal 2022, which were included in the amount reported in the Stock Award column of the Summary Compensation Table for fiscal 2022, and (ii) $14,958,672 of this amount represents the value of 61,533 PSUs granted to him in fiscal 2022, which were included in the amounts reported in the Stock Award column of the Summary Compensation Table for fiscal 2022 and fiscal 2023.

(2)	Represents the net increase in the value of the shares underlying our NEOs’ vested deferred RSUs from the vesting date to July 31, 2024. No portion of the amount for any NEO is included as compensation for fiscal 2024 in the Fiscal 2024 Summary Compensation Table.
(3)	Represents the aggregate value of the vested deferred RSUs held by our NEOs as of July 31, 2024. The value of each vested deferred RSU is based on the closing market price of our common stock on Nasdaq on July 31, 2024 (which was $324.73).

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Executive Employment Agreements

We have entered into employment offer letters with each of our NEOs in connection with his or her commencement of employment with us.

In December 2011, we entered into confirmatory new employment agreements with Messrs. Klarich and Zuk to achieve consistency in the employment terms and conditions of our then-serving executive officers. Effective August 2020, in connection with Mr. Zuk’s relocation to Israel, Mr. Zuk entered into an employment agreement with one of our Israel subsidiaries. In February 2022, we entered into addendums to the offer letters of Messrs. Jenkins and Golechha to achieve consistency in the employment terms and conditions of our then-serving executive officers.

Each of our NEOs is eligible to receive certain severance payments and/or benefits in connection with his or her termination of employment under various circumstances, including following a change in control, pursuant to written severance and change in control arrangements.

For a summary of the material terms and conditions of these arrangements, as well as an estimate of the potential payments and/or benefits payable to our NEOs under these arrangements, see the description below and the section titled “—Potential Payments Upon Termination or Change in Control” below. The estimated potential severance payments and/or benefits payable to each NEO in the event of termination of employment as of July 31, 2024, pursuant to the arrangements under the employment agreements, are described below.

The actual amounts that would be paid or distributed to our NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and/or benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock. Although we have entered into written arrangements to provide severance payments and/or benefits to our NEOs in connection with a termination of employment under particular circumstances, we or an acquirer may mutually agree with the NEOs on severance terms that vary from those provided in these pre-existing arrangements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he or she held. For more information about the NEOs outstanding equity awards as of July 31, 2024, see the section titled “—Fiscal 2024 Outstanding Equity Awards at Fiscal Year-End.”

Along with the severance payments and/or benefits described in an NEO’s individual severance and change in control arrangement, they are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Termination of Employment and Potential Payments Unrelated to a Change in Control

MR. ARORA
In the event of an involuntary termination of employment (a termination of employment by us without “cause”), at any time before a “change in control” or more than 12 months following a “change in control,” provided that he executes an appropriate release and waiver of claims, Mr. Arora will be entitled to receive:

●	continued payment of his then-current base salary for a period of 12 months and reimbursement of 12 months of COBRA premiums; and
●	accelerated vesting of the time-based restricted stock units, investment restricted stock units and eligible options for shares of Company stock that would vest through the date 12 months after termination of employment.

Please refer to the section below titled “—Termination of Employment and Potential Payments in Connection with a Change in Control--Applicable Definitions” for a summary of the meaning of “cause” and “change in control.”

TERMINATION OF EMPLOYMENT— OTHER NAMED EXECUTIVE OFFICERS
None of the remaining NEOs are eligible to receive any specific payments or benefits in the event of an involuntary termination of employment unrelated to a change in control.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT UNRELATED TO A CHANGE IN CONTROL
The following table summarizes the potential payments to Mr. Arora upon a termination of employment unrelated to a change in control.

Named Executive Officer	Salary Continuation ($)	Target Annual Cash Bonus ($)	Value of Accelerated Equity Awards ($)		Value of Continued Health Care Coverage Premiums ($)	Total ($)
			Restricted Stock and Restricted Stock Units(1)	Options
Mr. Arora	1,000,000	—	75,638,709	—	32,662	76,671,371
(1)	The amounts reported in the table reflect the aggregate market value of the unvested shares of our common stock underlying outstanding RSUs and PSUs which remain subject to time-based vesting only. The aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock, subject to outstanding RSUs and PSUs which remain subject to time-based vesting only on July 31, 2024, that would become vested by (ii) $324.73 (the closing market price of our common stock on Nasdaq on July 31, 2024).
POTENTIAL PAYMENTS IN CONNECTION WITH TERMINATION OF EMPLOYMENT DUE TO DEATH
In August 2023, we adopted the Survivor Benefit Policy, which provides that if an individual’s death occurs while the individual is providing services as an employee to the Company or any subsidiary of the Company, all of the equity awards (other than equity awards issued in accordance with or subject to the provisions of the Israel Income Tax Ordinance and its applicable rules, regulations, orders or procedures (the “ITO”)) that the individual holds as of the date of death will be accelerated in accordance with the terms of the Survivor Benefit Policy. With respect to performance-based vesting terms that accelerate under the terms of the policy (unless otherwise specified in an award agreement, a Company policy that applies to the employee, a determination made by the Company, our Board, or our Compensation and People Committee before the employee’s death, or a written agreement with the employee), all performance goals or other vesting criteria are assumed achieved at 100% of target levels and any TSR modifier (or similar modifiers) are deemed not to impact the relevant award. The terms of the Survivor Benefit Policy were extended to our Israel-based employees beginning for new equity awards made to such employees (in accordance with or subject to the ITO) from and after April 2024. Accordingly, the Survivor Benefit Policy now applies to all our employees, including our NEOs.

The cash incentive plan adopted by our Compensation and People Committee for all employees not paid commissions, including NEOs (collectively, “eligible employees”), in August 2023 also provides that, if an employee (i) did not elect to defer any portion of their cash incentive plan payouts under our non-qualified deferred compensation plan and (ii) at the time of the employee’s death, was an eligible employee, then the eligible employee’s estate would be entitled to receive a prorated portion of the cash incentive plan payout. The amount payable is the amount that the eligible employee would have otherwise been entitled to receive for the fiscal half in which the eligible employee’s death occurred, assuming the employee’s individual performance results in a cash incentive plan payout at target levels and, to the extent the funding of the cash incentive plan for that fiscal half had not yet been determined at the time of the employee’s death, assuming the cash incentive plan was funded at 100% of the target funding amount for that fiscal half. The amount payable is prorated based on the number of days the relevant employee was alive and an eligible employee during the semi-annual period. For more information regarding our cash incentive plan, please see the section above titled “Executive Compensation—Fiscal 2024 Executive Compensation Program Components—Fiscal 2024 Cash Incentive Plan.”

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The following table summarizes the potential value of accelerated equity awards for our NEOs upon their death.

	Bonus ($)(1)	Value of Accelerated Equity Awards ($)		Total ($)
Named Executive Officer		Restricted Stock and Restricted Stock Units(2)	Options
Mr. Arora	500,000	368,661,098	—	369,161,098
Mr. Golechha	300,000	45,523,899	—	45,823,899
Mr. Jenkins	375,000	55,542,144	—	55,917,144
Mr. Klarich	275,000	64,327,065	—	64,602,065
Mr. Zuk	200,070	—	—	200,070
(1)	The amounts reported in this column assume the relevant NEO’s date of death is the last day of our fiscal 2024. Mr. Zuk’s cash bonus would be paid in Israeli currency. The amounts set forth for Mr. Zuk in the table for fiscal 2024 reflect the conversion from Israeli currency to U.S. dollars using an average exchange rate of approximately 0.27 U.S. dollars for one Israeli new shekel for fiscal 2024.
(2)	The amounts reported in this column reflect the aggregate market value of the unvested shares of our common stock underlying eligible outstanding RSUs and PSUs (in the case of PSUs, with all performance goals or other vesting criteria deemed achieved at 100% of target levels but any multipliers based on total shareholder return or otherwise deemed to not impact the PSUs). The aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock subject to outstanding RSUs and PSUs that would become vested by (ii) $324.73 (the closing market price of our common stock on Nasdaq on July 31, 2024). The terms of the Survivor Benefit Policy were only extended to our Israel-based employees beginning for equity awards granted from and after April 2024; therefore, Mr. Zuk had no awards eligible under the Survivor Benefit Policy as of the end of our fiscal 2024.

Termination of Employment and Potential Payments in Connection with a Change in Control

MR. ARORA
In the event of an involuntary termination of employment (a termination of employment by us or our successor without “cause or a termination of employment for “good reason”) within 12 months following a “change in control,” provided that he executes an appropriate release and waiver of claims, Mr. Arora will be entitled to receive:

●	a lump sum payment equal to his then-current annual base salary;
●	100% of his incentive compensation for that fiscal year;
●	reimbursement of 12 months of COBRA premiums;
●	accelerated vesting of each of his awards of time-based restricted stock units or investment restricted stock units as to the greater of: (x) 50% of the then-unvested portion of such award or (y) the portion of such award that would vest through the date 24 months after termination of employment; and
●	accelerated vesting of 100% of his eligible option shares subject to the performance option.
MESSRS. GOLECHHA, JENKINS, KLARICH, AND ZUK
In the event of an involuntary termination of employment (a termination of employment by us without “cause” or a termination of employment for “good reason”) within 12 months following a “change in control,” provided that the executive officer executes an appropriate release and waiver of claims, provided that they each execute an appropriate release and waiver of claims, Messrs. Golechha, Jenkins, Klarich and Zuk will each be entitled to receive:

●	a lump sum cash payment equal to 12 months of his base salary as in effect as of the date of termination;
●	a lump sum cash payment equal to 100% of his target incentive payment for that fiscal year;
●	a lump sum cash payment equal to the amount payable for premiums for continued COBRA benefits for a period of 12 months (except Mr. Zuk); and
●	accelerated vesting of each of his then outstanding time-based equity awards, as to (i) in the cases of Messrs. Golechha and Jenkins, 12 months’ vesting of such award, or (ii) in the cases of Messrs. Klarich and Zuk, the greater of 12 months’ vesting of such award and 50% of the then-unvested portion of such award.

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APPLICABLE DEFINITIONS
Generally, for purposes of the foregoing provisions, a “change in control” means:

●	the sale or other disposition of all or substantially all of our assets;
●	any sale or exchange of our capital stock by shareholders in a transaction or series of related transactions where more than 50% of the outstanding voting power of our Company is acquired by a person or entity or group of related persons or entities;
●	any reorganization, consolidation, or merger of our Company where our outstanding voting securities immediately before the transaction represent or are converted into less than 50% of the outstanding voting power of the surviving entity (or its parent organization) immediately after the transaction; or
●	the consummation of the acquisition of 51% or more of our outstanding stock pursuant to a tender offer validly made under any state or federal law (other than a tender offer by us).

Generally, for purposes of the foregoing provisions, “cause” is limited to:

●	conviction of any felony or any crime involving moral turpitude or dishonesty;
●	participation in intentional fraud or an act of willful dishonesty against us;
●	willful breach of our policies that materially harms us;
●	intentional damage of a substantial amount of our property;
●	willful and material breach of the NEO’s employment offer letter, employment agreement or his employee invention assignment and confidentiality agreement; or
●	a willful failure or refusal in a material respect to follow the lawful, reasonable policies or directions of us as specified by our board of directors or Chief Executive Officer after being provided with notice of such failure, which failure is not remedied within 30 days after receipt of written notice from us.

Generally, for purposes of the foregoing provisions, “good reason” means a resignation within 12 months following the occurrence, without the NEO’s written consent, of one or more of the following:

●	there is a material reduction in the NEO’s authority, status, obligations, or responsibilities;
●	there is a reduction in the NEO’s total annual compensation of more than 10% unless such reduction is no greater (in percentage terms) than compensation reductions imposed on substantially all of our employees pursuant to a directive of our board of directors;
●	any failure by us to pay the NEO’s base salary; or
●	the relocation of the principal place of our business to a location that is more than a specified number of miles further away from the NEO’s home than our current location.

A resignation for “good reason” will not be deemed to have occurred unless the NEO gives us written notice of one of the above conditions within 90 days of its occurrence, and we fail to remedy the condition within 30 days of receipt of such notice.

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POTENTIAL PAYMENTS UPON TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL
The following table summarizes the potential payments to our NEOs upon a termination of employment in connection with a change in control.

			Value of Accelerated Equity Awards ($)		Value of Continued Health Care Coverage Premiums ($)
Named Executive Officer	Salary Continuation ($)	Target Annual Cash Bonus ($)	Restricted Stock and Restricted Stock Units(1)	Options		Total ($)
Mr. Arora	1,000,000	1,000,000	75,638,709	—	32,662	77,671,371
Mr. Golechha	600,000	600,000	13,789,335	—	32,662	15,021,996
Mr. Jenkins	750,000	750,000	21,327,292	—	32,919	22,860,211
Mr. Klarich	550,000	550,000	25,191,254	—	32,662	26,323,916
Mr. Zuk(2)	400,140	400,140	9,459,385	—	—	10,259,665
(1)	The amounts reported in this column reflect the aggregate market value of the unvested shares of our common stock underlying outstanding RSUs and PSUs which remain subject to time-based vesting only. The aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock subject to outstanding RSUs and PSUs which remain subject to time-based vesting only on July 31, 2024, that would become vested by (ii) $324.73 (the closing market price of our common stock on Nasdaq on July 31, 2024).
(2)	Mr. Zuk’s base salary and target annual cash bonus would be paid in Israeli currency. The amounts set forth for these items in the table for fiscal 2024 reflect the conversion from Israeli currency to U.S. dollars using an average exchange rate of approximately 0.27 U.S. dollars for one Israeli new shekel for fiscal 2024.

Pay vs. Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance measures of the Company. For further information concerning the Company’s pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, please see the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement.

Pay vs. Performance Table

	Summary Comp Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Comp Table Total for Non- PEO NEOs(2)	Average Compensation Actually Paid to Non- PEO NEOs(4)	Value of $100 initial investment based on		PANW Net Income (Loss) (in millions)(7)		Annual Billings Growth(8)
Year(1)					PANW TSR(5)	Peer Group TSR(6)
2024	$58,036,875	$105,275,811	$16,323,792	$14,485,907	$380.66	$226.91		$2,577.6	11.0%
2023	$151,425,203	$266,368,755	$12,145,914	$31,768,696	$293.01	$167.84		$439.7	23.1%
2022	$10,410,477	$208,514,831	$8,058,186	$56,805,285	$195.02	$132.31	-$	267.0	37.0%
2021	$23,283,858	$219,731,970	$10,279,163	$54,811,159	$155.93	$140.03	-$	498.9	26.7%
(1)	During each of the years presented, our PEO was Nikesh Arora. During fiscal 2024, fiscal 2023 and fiscal 2022, our non-PEO NEOs were Dipak Golechha, William “BJ” Jenkins, Lee Klarich and Nir Zuk. During fiscal 2021, our non-PEO NEOs were Dipak Golechha, Lee Klarich, Amit Singh, Luis Felipe Visoso and Nir Zuk.
(2)	Amounts reported in this column represent (i) the total compensation, as reported in the Summary Compensation Table in our annual proxy statement (“SCT”), for the applicable year for Mr. Arora and (ii) the average of the total compensation, as reported in the SCT in our annual proxy statement, for the applicable year for our non-PEO NEOs.
(3)	“Compensation actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The table below sets forth the adjustments made during our fiscal 2024 presented in the table to calculate the “Compensation Actually Paid” to our PEO (Mr. Arora) for fiscal 2024.

120	2024 Proxy Statement

Executive Compensation

   PEO

2024
Total Reported in SCT for the covered fiscal year	$58,036,875
Less, grant date fair value of equity awards reported in SCT for the covered fiscal year	(54,150,353)
Plus, fair value (as of the end of the covered fiscal year) of equity awards granted in the covered fiscal year that are unvested and outstanding as of the end of the covered fiscal year, computed in accordance with ASC Topic 718	7,487,613
Plus, change in fair value (from the end of the prior fiscal year to the end of the covered fiscal year) of equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year, computed in accordance with ASC Topic 718	81,618,519
Plus, fair value (as of the vesting date) of equity awards that are granted and vested in the covered fiscal year, computed in accordance with ASC Topic 718	-
Plus, change in fair value (from the end of the prior fiscal year to the vesting date) of equity awards granted in any prior fiscal year that vested in the covered fiscal year, computed in accordance with ASC Topic 718	12,272,157
Less, fair value (as of the end of the prior fiscal year) of equity awards granted in any prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year, computed in accordance with ASC Topic 718	-
Total Adjustments	47,238,936
Compensation Actually Paid	$105,275,811
(4)	“Compensation actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The table below sets forth the adjustments made during our fiscal 2024 presented in the table to calculate the “Average Compensation Actually Paid” to our non-PEO NEOs for fiscal 2024.

    Non-PEO NEOs

2024
Average Total Reported in SCT for the covered fiscal year	$16,323,792
Less, grant date fair value of equity awards reported in SCT for the covered fiscal year	(15,035,601)
Plus, fair value (as of the end of the covered fiscal year) of equity awards granted in the covered fiscal year that are unvested and outstanding as of the end of the covered fiscal year, computed in accordance with ASC Topic 718	3,311,462
Plus, change in fair value (from the end of the prior fiscal year to the end of the covered fiscal year) of equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year, computed in accordance with ASC Topic 718	8,787,643
Plus, fair value (as of the vesting date) of equity awards that are granted and vested in the covered fiscal year, computed in accordance with ASC Topic 718	-
Plus, change in fair value (from the end of the prior fiscal year to the vesting date) of equity awards granted in any prior fiscal year that vested in the covered fiscal year, computed in accordance with ASC Topic 718	1,098,611
Less, fair value (as of the end of the prior fiscal year) of equity awards granted in any prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year, computed in accordance with ASC Topic 718	-
Total Adjustments	(1,837,885)
Average Compensation Actually Paid	$14,485,907
(5)	Pursuant to Item 402(v) of Regulation S-K, assumes $100 was invested on July 31, 2020 in our common stock and reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.
(6)	Pursuant to Item 402(v) of Regulation S-K, assumes $100 was invested on July 31, 2020 in the stocks represented by the peer group and reinvestment of dividends. The peer group consists of the S&P 500 Information Technology Index, an independently prepared index, which is the peer group we used for the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended July 31, 2024.
(7)	Represents net income (loss), as reflected in the Company’s audited financial statements included in our Annual Reports on Form 10-K.
(8)	We have selected annual billings growth as the Company-Selected Measure because we have considered billings to be a key metric used by management to manage our business, and, accordingly, was utilized as a performance measure in the PSUs granted in fiscal 2023 and fiscal 2024. Annual billings growth is the percentage increase in billings in a fiscal year over the billings in the immediately preceding fiscal year. For these purposes, billings is total revenue plus the change in total deferred revenue, net of acquired deferred revenue, during the period.

2024 Proxy Statement	121

Executive Compensation

2024 Performance Measures

In accordance with SEC rules, listed below are the four financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs to Company performance for fiscal 2024, as further described in our Compensation Discussion and Analysis.

Financial Performance Measures

●	Annual Billings Growth
●	Annual Revenue Growth
●	Company’s Relative TSR Percentile Rank (how the Company’s TSR compares to the TSRs of the companies that are a component of the S&P 500 Index on the last day of fiscal 2024)
●	Non-GAAP Organic Operating Margin

Relationship Between “Compensation Actually Paid” and Performance Measures

In accordance with SEC rules, the charts below illustrate how “compensation actually paid” (CAP) to our NEOs aligns with our Company’s financial performance as measured by our total shareholder return, our peer group total shareholder return, our net income, and annual billings growth rate.

CAP vs. TSR

$380.66
$293.01
$226.91
$195.02
$167.84
$155.93
$132.31
$140.03
$266.4M
$219.7M
$208.5M
$105.3M
$54.8M
$56.8M
$31.8M
$14.5M
2021
2022
2023
2024
Company TSR
Peer Group TSR
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)

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Executive Compensation

CAP vs. Net Income (Loss)

$2,577.6M
-$267.0M
$439.7M
-$498.9M
$266.4M
$219.7M
$208.5M
$105.3M
$54.8M
$56.8M
$31.8M
$14.5M
2021
2022
2023
2024
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Net income (loss) (millions)

CAP vs. Annual Billings Growth

2024 Proxy Statement	123

Executive Compensation

Executive Officers

The following table identifies certain information about our executive officers as of October 18, 2024. Officers are appointed by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position(s)
Nikesh Arora	56	Chief Executive Officer and Chairman
Dipak Golechha	50	Executive Vice President and Chief Financial Officer
William “BJ” Jenkins	58	President
Lee Klarich	49	Chief Product Officer
Nir Zuk	53	Chief Technology Officer and Director

Nikesh Arora. For a brief biography of Mr. Arora, please see “Proposal No. 1 - Election of Directors - Directors - Continuing Directors.”

Dipak Golechha has served as our Chief Financial Officer since March 2021. Mr. Golechha joined the Company in December 2020 as Senior Vice President, Finance. Prior to joining the Company, from August 2020 until December 2020, Mr. Golechha served as senior advisor at Boston Consulting Group, a management consulting firm. From December 2016 to April 2020, Mr. Golechha was President and Chief Executive Officer of Excelligence Learning Corporation, a tech-enabled platform company in early childhood education. From August 2014 through July 2016, Mr. Golechha served as the chief financial officer of NBTY Inc., also known as The Nature’s Bounty Company, a manufacturer of vitamins, minerals and health supplements. During 2014, Mr. Golechha served as the chief financial officer of Chobani, a yogurt company. Prior to Chobani, Mr. Golechha worked at The Procter & Gamble Company, an American multinational consumer goods corporation, for 18 years, most recently serving as chief financial officer / chief operating officer of the Global Feminine Care / Adult Care Division from August 2012 to December 2013. Mr. Golechha holds a bachelor’s degree and a master’s degree from St. John’s College, Cambridge University in Economics.

William “BJ” Jenkins has served as our President since August 2021. Prior to joining the Company, Mr. Jenkins served as President and CEO of Barracuda Networks, Inc., a computer security and data storage company, from November 2012 through July 2021. Prior to this position, Mr. Jenkins held multiple business unit and sales and marketing leadership roles at EMC Corporation, a provider of enterprise storage systems, software, and networks. Mr. Jenkins holds an engineering degree from the University of Illinois and an M.B.A. from Harvard Business School.

Lee Klarich has served as our Chief Product Officer since August 2017. Prior to this appointment, Mr. Klarich served as our Executive Vice President of Product Management, a role he held since November 2015. From November 2012 to November 2015, Mr. Klarich served as our Senior Vice President, Product Management and our Vice President, Product Management from May 2006 to November 2012. Prior to joining us, Mr. Klarich held various positions at NetScreen Technologies, Juniper Networks, Excite@Home, and Packard Bell-NEC. Mr. Klarich holds a B.S. in Engineering from Cornell University.

Nir Zuk. For a brief biography of Mr. Zuk, please see “Proposal No. 1 - Election of Directors - Directors - Nominee Directors.”

124	2024 Proxy Statement

Executive Compensation

Equity Compensation Plan Information

The following table provides information as of July 31, 2024, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	19,731,229	$65.33	31,509,432
Equity compensation plans not approved by shareholders	57,941	—	—
Total	19,789,170		31,509,432
(1)	Includes the following plans: the 2012 Plan, 2021 Plan and 2012 Employee Stock Purchase Plan (“2012 ESPP”). Our 2012 ESPP provides that on the first day of each fiscal year beginning with fiscal year 2014 the number of shares authorized for issuance under the 2012 ESPP is automatically increased by a number equal to the lesser of (i) 6,000,000 shares of common stock, (ii) one percent (1.0%) of the aggregate number of shares of common stock outstanding on such date, or (iii) an amount determined by our board of directors or a duly authorized committee of our board of directors.
(2)	The weighted average exercise price does not take into account outstanding restricted stock, PSUs or time-based RSUs, which have no exercise price.

2024 Proxy Statement	125

PROPOSAL NO. 5
Amendment to Our 2021 Equity Incentive Plan

We are asking our shareholders to approve an amendment to our 2021 Equity Incentive Plan (“2021 Plan”) to increase the number of shares of our common stock (“Shares”) reserved for issuance under the 2021 Plan by 3,000,000 Shares. Other than this increase, no changes have been made to the 2021 Plan.

Why Should Shareholders Vote to Approve the Amendment to the 2021 Plan?

The Amendment to the 2021 Plan Will Allow Us to Continue Attracting and Retaining the Best Talent

Our Board believes that our success depends on the ability to attract and retain the best available personnel for positions of substantial responsibility and that the ability to grant equity awards is crucial to recruiting and retaining the services of these individuals. In addition, our Board believes that equity awards provide additional incentive to our employees, directors and consultants and promote our success. Without a motivated and dedicated workforce, we could not deliver the strong financial performance we experienced in fiscal 2024 (as described elsewhere in this proxy). If shareholders do not approve the amendment to the 2021 Plan at the Annual Meeting, we may be unable to continue granting equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

A Principled and Disciplined Approach

The Compensation and People Committee has adopted a principled and disciplined approach to increasing the shares authorized for issuance under our 2021 Plan, which we believe aligns with best practices. This approach consists of the following principles:

●Share requests should align with our commitments to reduce stock-based compensation expense as a percentage of revenue.
●Share reserves should be sufficient to cover one and a half to two years of grants, which the Committee believes is aligned with best practices and provides the Company with a reasonable buffer in case of extraordinary circumstances (e.g., stock price volatility, changes in hiring, acquisitions, etc.).
●Share requests should be subject to shareholder approval on an annual basis, which the Committee believes provides transparency to our shareholders and more flexibility to manage our needs.

A Reasonable Number of Shares Will Be Added to the 2021 Plan

If our shareholders approve the amendment to the 2021 Plan, 3,000,000 Shares will be added to the 2021 Plan. We anticipate these Shares will be enough to meet our expected needs for the next one to two years.

●Number of Shares Remaining under the 2021 Plan. As of October 18, 2024, 12,391,895 Shares remained available for grant under the 2021 Plan.
●Overhang. As of October 18, 2024, outstanding equity awards under our 2012 Plan and the 2021 Plan covered 18,457,466 Shares which represented approximately 5.6% of our outstanding Shares as of that date.
●Historical Grant Practices. In fiscal 2022, 2023 and 2024, we granted equity awards (excluding RSUs we have assumed in acquisitions) covering 6.7 million, 9.3 million, and 6.3 million Shares, respectively, for approximately 22.3 million equity awards over that three-year period.

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Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

● Forecasted Grants. To determine how long the Shares to be added to the 2021 Plan will enable us to make grants of equity awards, our Compensation and People Committee and our Board reviewed a forecast that considered these factors: (i) the remaining number of Shares available for future grants under the 2021 Plan and (ii) forecasted future grants, with the future grant numbers determined based on assumptions about stock price and the competitive dollar value to be delivered to the grant recipient. Because we generally determine the size of equity awards to be granted based on the value of the award, if the stock price used to determine the number of Shares subject to an award differs significantly from the stock price assumed in the forecast (which was $315 to $365 per share), our actual Share usage will deviate significantly from our forecasted Share usage. For example, if our stock price used to determine the number of Shares subject to an award is lower than the stock price assumed in the forecast, we would need a larger number of Shares than anticipated to deliver the same intended value to participants.

We Have Used Our Equity Plans Responsibly

We recognize the dilutive impact of our equity compensation on our shareholders and continuously strive to balance this concern with the competition for talent. In the process it used to determine the number of Shares to be added to the 2021 Plan, our Compensation and People Committee and Board reviewed analyses prepared by Meridian Compensation Partners, independent compensation consultant, which included analysis of the burn rate and overhang metrics discussed below. If approved, the Shares added to the 2021 Plan would represent approximately 0.9% of our 327,250,757 outstanding Shares as of October 18, 2024. Our Board believes the potential dilution to shareholders is reasonable and sustainable to meet our business goals.

Gross burn rate can be used by some to assess a company’s use of equity compensation. Gross burn rate is defined as the number of shares underlying equity awards granted in a given fiscal year (excluding any RSUs we have assumed in acquisitions) divided by the number of shares of weighted average common stock outstanding (“CSO”).

Potential actual dilution to shareholders is often measured by analyzing the net burn rate. Net burn rate is defined as (i) the number of shares underlying equity awards granted in a given fiscal year (excluding any RSUs we have assumed in acquisitions) minus shares subject to outstanding equity awards forfeited during the year and returned to the plan divided by (ii) CSO. This measure indicates the rate at which we actually create potential future shareholder dilution. We have managed our net burn rate to 1.1% in fiscal 2022, 2.4% in fiscal 2023, and 1.3% in fiscal 2024.

The following table shows our gross and net burn rate over the past three fiscal years and the average CSO of those three years.

in millions	Fiscal 2022	Fiscal 2023	Fiscal 2024	Average
Performance-based stock options (“PSOs”) granted	0	0	0	0
PSOs earned	5.6	1.2	0	2.3
RSUs granted(1)	5.9	5.7	4.1	5.2
PSUs granted(2)	0.8	3.6	2.2	2.3
PSUs earned	1.1	1.3	1.6	1.3
Total awards granted(3)	6.7	9.3	6.3	7.4
Weighted average common stock outstanding	295.6	303.2	319.2	306.0
Gross Burn Rate	2.3%	3.1%	2.0%	2.4%
Forfeitures of Options	0	0	0	0
Forfeitures of PSOs	0.3	0	0	0.1
Forfeitures of PSUs and time-based RSUs	3.2	1.9	2.0	2.4
Net Burn Rate	1.1%	2.4%	1.3%	1.6%
(1)	Excludes approximately 0.1 million RSUs assumed in acquisitions in each of fiscal 2023 and fiscal 2024.
(2)	For PSUs, shares granted represent the aggregate maximum number of shares that may be earned and issued with respect to these awards over their full terms.
(3)	Includes time-based RSUs and PSUs granted.

2024 Proxy Statement	127

Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

The 2021 Plan Includes Compensation and Governance Best Practices

The 2021 Plan includes provisions considered best practices for compensation and corporate governance purposes. These provisions protect our shareholders’ interests:

●Administration. The 2021 Plan is administered by our Compensation and People Committee, which consists entirely of independent non-employee directors.
●Repricing is Not Allowed without Shareholder Approval. The 2021 Plan does not permit awards to be repriced or exchanged for other awards unless shareholders approve the repricing or exchange.
●No Single-Trigger Vesting Acceleration upon a Change in Control for Employees and Consultants. Awards under the 2021 Plan will be treated in a change in control (as defined in the 2021 Plan) in the manner determined by the administrator, and except for awards granted to our non-employee directors for their service as non-employee directors, the terms of the 2021 Plan provide for no automatic vesting of awards upon a change in control unless the award is not assumed or substituted.
●Limited transferability. Awards under the 2021 Plan generally may not be sold, assigned, hypothecated, transferred, or disposed of in any manner, unless otherwise approved by the administrator (on such terms as the administrator deems appropriate) or required by applicable laws.
●No Tax Gross-ups. The 2021 Plan does not provide for any tax gross-ups.
●Forfeiture Events. Each award under the 2021 Plan and any other incentive compensation paid to a participant is subject to our clawback policy that was in effect when the 2021 Plan was originally adopted and any clawback policy that we establish or amend to comply with applicable laws, and the administrator may require a participant to forfeit, return, or reimburse all or a portion of the award or other compensation and any amounts paid under the award or other compensation to comply with such clawback policy or applicable laws.
●Reasonable Annual Limits on Non-Employee Director Compensation. The 2021 Plan sets limits as to the total compensation that non-employee directors may receive (for service as a non-employee director) during each fiscal year.
●No Dividends on Unvested Awards. No dividends or other distributions may be paid with respect to any Shares underlying the unvested portion of an award.

Our executive officers and directors have an interest in the approval of the amendment to the 2021 Plan because they are eligible to receive equity awards under the 2021 Plan.

Required Vote

The approval of the amendment to our 2021 Plan requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board
The Board recommends that you vote “FOR” the approval of the amendment to the 2021 Equity Incentive Plan and the number of shares reserved for issuance under the 2021 Equity Incentive Plan.

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Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

Summary of the 2021 Plan

The following paragraphs summarize the principal features of the 2021 Plan, as amended, and its operation. However, this summary is not a complete description of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan. A copy of the 2021 Plan is provided as Appendix B to this proxy statement.

Purpose of the 2021 Plan

The purpose of the 2021 Plan is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors, and consultants, and promote the success of our business. These incentives can be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares.

Shares Available for Issuance

Subject to the adjustment provisions in the 2021 Plan, the number of Shares reserved for issuance under the 2021 Plan is equal to (a) 24,185,000 Shares plus (b) any Shares subject to awards previously granted under the 2012 Plan that, on or after the date our shareholders initially approve the 2021 Plan, expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or that are forfeited to or repurchased by us due to failure to vest, with the maximum number of shares to be added under the foregoing clause equal to 31,740,063 Shares. If we substitute equity awards for equity awards of acquired entities in connection with mergers, reorganizations, separations, or other transactions as described in the 2021 Plan, the grant of such substituted awards will not decrease the number of Shares available for issuance under the 2021 Plan. Shares may be authorized, but unissued, or reacquired common stock.

If an award granted under the 2021 Plan expires or becomes unexercisable without having been exercised in full or is forfeited to or repurchased by us due to failure to vest, then the expired, unexercised, forfeited, or repurchased Shares subject to that award will become available for future grant or sale under the 2021 Plan. If an award of stock appreciation rights is exercised, the gross number of Shares underlying the portion of a stock appreciation right that is exercised will cease to be available under the 2021 Plan. Shares actually issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future grant or sale under the 2021 Plan; provided, however, that if Shares issued under awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us due to failure to vest, such Shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy tax withholding obligations related to an award will not become available for future grant or sale under the 2021 Plan. If an award is paid in cash rather than Shares, such payment will not reduce the number of Shares available for issuance under the 2021 Plan.

In the event of certain dividends or other distributions (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or other change in the corporate structure affecting our Shares, the 2021 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

During the term of the 2021 Plan, we will at all times reserve and keep available a number of Shares sufficient to satisfy the requirements of the 2021 Plan.

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Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

Limitations

The 2021 Plan also provides that no non-employee director may be paid compensation for service as a non-employee director that, in the aggregate, exceeds $2,000,000 for any fiscal year of ours, increased to $4,000,000 for the non-employee director for our fiscal year in which he or she joins our Board as a non-employee director. For these purposes, compensation includes equity awards (including any awards issued under the 2021 Plan), with the value of such equity awards measured based on their grant date fair value (determined under U.S. generally accepted accounting principles), and any other compensation (such as cash retainers or fees) for director service. Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for this limitation.

Administration

Our Board, any committee of individuals satisfying applicable laws appointed by our Board, or any duly authorized committee of our Board acts as the “administrator” of the 2021 Plan. Different administrators may administer the 2021 Plan with respect to different groups of service providers. Our Board has designated our Compensation and People Committee as an administrator of the 2021 Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the terms of the 2021 Plan, the administrator has the authority to make any determinations and perform any actions that it deems necessary or advisable to administer the 2021 Plan, such as the authority to: determine the fair market value of a Share, select the service providers who will receive awards; determine the number of Shares covered by each award and the terms of each award; approve forms of award agreements for use with the 2021 Plan; interpret, modify or amend each award (subject to the repricing restrictions of the 2021 Plan), including to accelerate vesting or waive forfeiture restrictions; interpret the 2021 Plan; and delegate ministerial duties to any of our employees. The administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares otherwise due to such participant. The administrator may make rules and regulations relating to the 2021 Plan, including rules, regulations, and sub-plans to facilitate compliance with applicable non-U.S. laws, easing the administration of the 2021 Plan, and/or take advantage of tax-favorable treatment of awards granted to service providers outside the U.S., and may make all other determinations deemed necessary or advisable for administering the 2021 Plan.

Eligibility

All types of awards, other than incentive stock options, may be granted to our non-employee directors and to employees and consultants of ours or any parent or subsidiary corporation of ours. Incentive stock options may be granted only to employees of ours or any parent or subsidiary corporation of ours. As of July 31, 2024, we and our parent and subsidiary corporations had approximately 15,289 employees (including two employee directors), approximately eighteen consultants, and eight non-employee directors.

Stock Options

An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period. Each option granted under the 2021 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option and the other terms of the option, consistent with the 2021 Plan.

The exercise price per Share of each option may not be less than the fair market value of a Share on the date of grant (except, in the case of a nonstatutory stock option, as otherwise required by applicable laws). However, any incentive stock option granted to a person who at the time of grant owns stock representing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent shareholder”) must have an exercise price per Share equal to at least 110% of the fair market value of a Share on the date of grant. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. For this purpose, the fair market value of a Share is generally the closing sales price of our stock, as reported on the primary stock exchange on which it is traded. On October 18, 2024, the closing price of a Share on Nasdaq was $374.83.

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Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. When a participant’s service ends, the unvested portion of the participant’s option generally expires. The vested portion of the option will remain exercisable for the period following the end of the participant’s service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was specified in the award agreement, the vested portion of the option will remain exercisable for: (i) 3 months following the end of the participant’s service provider status for reasons other than death or disability or (ii) 12 months following the end of the participant’s service provider status due to death or disability. In addition, a participant’s award agreement may provide for an extension of the post-service exercise period if the participant’s service ends for reasons other than his or her death or disability and the exercise of the option following the termination of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.

The term of an option will be specified in the award agreement, but the term of an incentive stock option may not be more than ten years (or five years for an incentive stock option granted to a ten percent shareholder).

The administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with any amounts necessary to satisfy withholding obligations for tax-related items. At any time after the grant of an option, the administrator has the discretion to accelerate the time at which the option will vest or become exercisable.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the value of a Share between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined as the product of: (i) the difference between the fair market value of a Share on the date of exercise and the exercise price per Share and (ii) the number of Shares covered by the exercised portion of the stock appreciation right. We may pay that amount in cash, Shares, or a combination of both. Each stock appreciation right granted under the 2021 Plan will be evidenced by an award agreement specifying the exercise price and the other terms of the award.

The exercise price per Share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant, unless otherwise required by applicable laws.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The terms relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above. At any time after the grant of a stock appreciation right, the administrator has the discretion to accelerate the time at which the stock appreciation right will vest or become exercisable.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares that vest under the terms established by the administrator in its sole discretion. Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights with respect to such Shares without regard to vesting. After an award of restricted stock has been granted, the administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

A restricted stock unit represent a right to receive cash or Shares if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests. Each award of restricted stock units granted under the 2021 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and other terms of the award.

The administrator may set vesting conditions based upon the achievement of Company-wide, divisional, business unit or individual goals (such as continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the administrator, in its discretion.

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Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units on the date specified in the participant’s award agreement. The administrator in its sole discretion may pay earned restricted stock units in cash, Shares, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance shares granted under the 2021 Plan will be evidenced by an award agreement specifying the performance period and other terms of the award. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (such as continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the performance period), or a combination of both.

A participant will forfeit any performance units or performance shares not earned and not vested as of the date specified in the participant’s award agreement.

Transferability of Awards

Unless otherwise specified by the administrator or required by applicable laws, awards are not transferable other than by will or by the laws of descent or distribution. The administrator may permit an award to be transferred (i) under a domestic relations order, official marital settlement agreement, or other divorce or separation agreement, or (ii) to the extent permitted by Form S-8 under the Securities Act and any other applicable laws. Any individual or entity to whom an award is transferred will be subject to all of the terms and conditions applicable to the participant who transferred the award, including the terms and conditions in the 2021 Plan and the award agreement. If an award is unvested, then the service of the participant will continue to determine whether the award will vest and when it will terminate.

Dissolution or Liquidation

In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Merger or Change in Control

The 2021 Plan provides that, in the event of a merger or change in control, each award will be treated as the administrator determines without a participant’s consent. The administrator will not be required to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards the same in the transaction.

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If the successor corporation does not assume or substitute for the award (or portion thereof), the participant will vest in and may exercise all of the participant’s outstanding options and stock appreciation rights (or portion thereof) that is not assumed or substituted for, all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms met, in each case, unless specifically provided otherwise under the applicable award agreement. In addition, if an option or stock appreciation right (or its applicable portion) is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

For awards granted to each of our non-employee directors, in the event of a change in control, (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions will be deemed met, unless specifically provided otherwise under the applicable award agreement.

Forfeiture Events

Each award under the 2021 Plan and any other compensation paid or payable to a participant (including, but not limited to, equity awards issued outside of the 2021 Plan) will be subject to any clawback policy of ours, and the administrator also may specify in an award agreement that the participant’s rights, payments, and benefits regarding an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. An award will be subject to the Company’s clawback policy in effect when the award is granted and any other clawback policy of ours as established and/or amended from time to time (including without limitation pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act). The administrator may require a participant to forfeit, return, or reimburse all or a portion of the award and any amounts paid under the award to comply with such clawback policy or applicable laws.

No recovery of compensation under a clawback policy or otherwise will constitute an event that triggers or contributes to any right of a participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with us or any of our parent or subsidiary corporations, unless the 2021 Plan provisions described in the prior paragraph specifically are mentioned and waived in an award agreement or other document.

Termination or Amendment

The administrator may amend, alter, suspend, or terminate the 2021 Plan at any time, provided that no amendment may be made without shareholder approval to the extent approval is necessary to comply with any applicable laws. No amendment, alteration, suspension, or termination may materially impair the rights of any participant with respect to his or her outstanding awards unless mutually agreed otherwise between the participant and the administrator. The 2021 Plan will continue until terminated by the administrator, but no incentive stock option may be granted after the tenth anniversary of the date the 2021 Plan was originally adopted by our Board.

Notwithstanding the prior paragraph, the Administrator may amend the terms of any one or more awards without an affected participant’s consent even if it does materially impair the participant’s rights, subject to the limitations of applicable laws, if any, if such amendment is done (i) in a manner expressly permitted under the 2021 Plan; (ii) to maintain the qualified status of the award as an incentive stock option under Section 422 of the Code; (iii) to change the terms of an incentive stock option, if such change results in impairment of the award only because it impairs the qualified status of the award as an incentive stock option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the award into compliance with, Section 409A of the Code; or (v) to comply with other applicable laws.

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Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state, or non-U.S. country in which a participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. However, upon exercising the option with respect to any Shares, the participant normally recognizes ordinary income equal to the amount that the fair market value of such Shares on such date exceeds the exercise price for such Shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by exercising a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant generally recognizes no taxable income as the result of the grant of a stock appreciation right. However, upon exercising the stock appreciation right with respect to any Shares, the participant normally recognizes ordinary income equal to the amount that the fair market value of such Shares on such date exceeds the exercise price for such Shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by exercising a stock appreciation right, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.

Restricted Stock Awards

A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the amount that the fair market value of the Shares on the vesting date exceeds the purchase price paid by the participant for such Shares (if any). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

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Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will have to recognize ordinary income equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, when vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A violates Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income and potentially penalties and interest on such deferred compensation.

Tax Effect for Us

We generally will be entitled to a tax deduction in connection with an award under the 2021 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option or the disqualifying disposition of Shares acquired through the exercise of an incentive stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE SUMMARY ABOVE IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION ON PARTICIPANTS AND US WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT IS NOT INTENDED TO BE COMPLETE AND MAY NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

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Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

New Plan Benefits

The number of awards that an employee, director, or consultant may receive under the 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) time-based restricted stock units (“RSUs”), and performance-based restricted stock units (“PSUs”) granted under the 2012 Plan and the 2021 Plan during fiscal 2024 to each of our NEOs; our executive officers, as a group; our directors who are not executive officers, as a group; and all of our employees who are not executive officers, as a group; and (ii) the aggregate grant date fair value of such RSUs and PSUs.

Name of Individual or Group	Number of Shares Subject to RSUs and PSUs Granted(1)		Dollar Value of Shares Subject to RSUs and PSUs Granted(1)
Nikesh Arora Chief Executive Officer and Chair of the Board	154,374	(2)	$54,150,353
Dipak Golechha Executive Vice President, Chief Financial Officer	37,978	(2)	$13,301,233
William “BJ” Jenkins President	46,630	(2)	$16,365,230
Lee Klarich Chief Product Officer	53,675	(2)	$19,126,156
Nir Zuk Chief Technology Officer	32,314	(2)	$11,349,785
All executive officers, as a group	324,971		$114,292,758
All directors who are not executive officers, as a group	9,702	(3)	$2,964,737
All employees who are not executive officers, as a group	4,902,780	(4)	$1,321,276,523
(1)	The amounts reported represent the grant date fair value of the PSUs and the RSUs granted in fiscal 2024, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the PSUs and the RSUs reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024. The value of the PSUs is calculated using a Monte-Carlo simulation valuation performed as of the date of grant by an independent third party. With respect to the fiscal 2024 PSUs, the fiscal 2023 PSUs, and the fiscal 2022 PSUs, in fiscal year 2024, we approved only the fiscal 2024 performance targets. As a result, (i) for the fiscal 2024 PSUs and the fiscal 2023 PSUs, only these portions of these PSUs (covering 33% of the PSUs) have a reportable grant date fair value under ASC Topic 718 and are included in this table, and (ii) for the fiscal 2022 PSUs, only these portions of these PSUs (covering 16% of the fiscal 2022 PSUs for Messrs. Arora, Golechha, Klarich, and Zuk, and 11% of the fiscal 2022 PSUs for Mr. Jenkins) have a reportable grant date fair value under ASC Topic 718 and are included in this table. The remaining fiscal 2024 PSUs and the fiscal 2023 PSUs do not have a reportable grant date fair value under ASC Topic 718 and are not included in this table.
(2)	Consists of PSUs only.
(3)	Consists of RSUs only.
(4)	Does not include shares subject to vesting conditions that were issued outside of our 2012 Plan and 2021 Plan in connection with acquisitions. See Note 7 in our Annual Report on Form 10-K for our fiscal year ended July 31, 2024, for information regarding these issuances.

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Proposal No. 5 Amendment to Our 2021 Equity Incentive Plan

Additional Equity Plan Information

The following table provides certain additional information regarding our equity compensation plans, excluding the Employee Stock Purchase Plan:

As of 10/18/2024
Total Stock Options (including PSOs) Outstanding	4,241,136
Weighted-Average Exercise Price of Stock Options Outstanding	$65.29 per share
Weighted-Average Remaining Duration of Stock Options Outstanding	1.03 years
Total Restricted Stock Units (including PSUs) Outstanding	14,216,330
Total Shares Available for Issuance under the 2021 Equity Incentive Plan	12,391,895

For more information regarding our equity compensation plans, including the Employee Stock Purchase Plan, please see “Equity Compensation Plan Information.”

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PROPOSAL NO. 6
Shareholder Proposal – Report on Climate Risks to Retirement Plan Beneficiaries

As You Sow has advised us that they intend to present the following proposal for consideration at the Annual Meeting on behalf of:

●Frances L. Bell T/W fbo Graham de Freitas, a beneficial owner of 25 shares of our common stock; and
●Roy A. Hunt Foundation, a beneficial owner of 87 shares of our common stock.

The Board accepts no responsibility for the contents of the proposal or the supporting statement. The Board opposes the proposal for the reasons stated after the proposal.

Shareholder’s Proposal and Supporting Statement

WHEREAS: Greenhouse gas emissions and the resulting warming is causing significant, deleterious consequences for the global economy. Those harms are predicted to grow. Prior studies estimate that unmitigated climate change will cut the world economy by $23 trillion by 2050; a recent study indicates that the long-term costs may be six times higher than previously estimated.[1,2]

These effects will have a particularly significant impact on workers saving for retirement. Retirement plan beneficiaries have long investment horizons, and “[t]he longer term the investment horizon, the more likely it is that climate will not only be a material risk, but the most material risk.”[3] Climate portfolio risk to retirement plans will be difficult to mitigate. An International Finance Corporation report concludes that “...the traditional way of managing risk through a shift in asset allocation into increased holdings of more conservative, lower risk, lower return, asset classes may do little to offset climate risks.”[4]

While our Company has taken actions to address its operational greenhouse gas emissions,[5] it has not acted to meaningfully address the emissions generated by its retirement plan investments. The plan’s most popular option by assets invested is the Fidelity Freedom Index series. The funds in this series account for 53% of plan assets.[6] These funds invest heavily in high-carbon companies and companies contributing to deforestation.[7]

High-carbon and deforestation-risk retirement plan investments are especially perverse when made on behalf of younger workers with longer term investment time horizons.[8] Such investments help fuel the climate crisis and make worst-case economic scenarios more likely by locking in future temperature increases. The retirement savings of younger workers will therefore suffer relatively higher impact from climate-related declines in global GDP than older workers’ retirement savings.

[1]	https://www.nytimes.com/2021/04/22/climate/climate-change-economy.html
[2]	https://www.ucl.ac.uk/news/2021/sep/economic-cost-climate-change-could-be-six-times-higher-previously-thought
[3]	https://www.plansponsor.com/in-depth/climate-change-benchmarking-risk-retirement-plans/
[4]	https://www.calpers.ca.gov/docs/forms-publications/mercer-asset-allocation-report.pdf, p.2
[5]	https://www.paloaltonetworks.com/about-us/corporate-responsibility#modal-planet
[6]	https://investyourvalues.org/retirement-plans/palo-alto-networks
[7]	https://investyourvalues.org/retirement-plans/palo-alto-networks
[8]	https://www.bloomberg.com/news/features/2022-10-20/how-to-purge-fossil-fuel-investments-from-your-401-k-or-ira#xj4y7vzkg

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Proposal No. 6 Shareholder Proposal – Report on Climate Risks to Retirement Plan Beneficiaries

The Company’s high carbon retirement plan may also contribute to difficulty in worker recruitment and retention, as polling indicates employee demand for responsible retirement options.[9]

Federal law requires that retirement plan fiduciaries act in beneficiaries’ best interests and ensure prudence of the plan’s investments. Recent regulatory amendments have confirmed that managing material climate risk is an appropriate consideration for retirement plan fiduciaries.[10] The Company can best ensure that it is meeting its obligations to employees — especially younger employees — by appropriately mitigating climate risk in its retirement plan investments.

BE IT RESOLVED: Shareholders request Palo Alto Networks publish a report disclosing if and how the Company is protecting plan beneficiaries — especially those with a longer investment time horizon — from increased future portfolio risk created by present-day investments in high-carbon companies.

Company Opposing Statement

The Board believes that the report requested by the shareholder proposal would not do more to protect participants in our 401(k) plan or provide any meaningful additional information to our shareholders. As described in more detail below, the Board recommends a vote “AGAINST” the proposal for the following reasons:

●Our 401(k) Plan Offers Flexibility to Participants. Our 401(k) plan provides participants with a diverse array of investment options, including a self-directed brokerage option that allows participants to invest outside of the plan. Participants in our 401(k) plan are able to choose investments in a way that aligns with their financial goals, risk tolerances and investment preferences.
●Investment Determinations are Required to be Based on Relevant Risk-Return Factors. A plan fiduciary is responsible for selecting 401(k) investment options. Federal law requires that the plan fiduciary make investment determinations in a prudent manner and based on relevant risk-return investment options. By focusing too narrowly on climate risks, the proposal risks putting undue pressure on the plan fiduciary to make decisions that are not in the best interests of the participants.

Our 401(k) Plan Offers Flexibility to Participants

Our 401(k) plan provides participants with a variety of investment options, including target retirement trusts, index-based funds, a money market fund, actively managed funds, and a self-directed brokerage option that gives participants access to individual stocks, bonds, mutual funds from hundreds of fund families, and exchange-traded funds. The primary investment manager, Fidelity Investments, and nearly all of the subadvisors of the funds offered by our 401(k) plan are signatories of the UN Principles for Responsible Investment, and already incorporate ESG factors into their investment process and practices, to varying extents. In addition, our 401(k) plan offers plan participants an ESG index fund as an investment option, and our 401(k) plan’s self-directed brokerage account option enables participants to invest according to their personal investment goals, including any ESG strategies, and provides access to an array of ESG-themed investment opportunities. As a result, plan participants already have the ability to invest their plan accounts according to their personal preferences, which may or may not include climate risk or ESG-related outcomes.

[9]	https://www.benefitnews.com/news/employees-want-retirement-plans-to-include-esg-investing
[10]	https://www.federalregister.gov/documents/2022/12/01/2022-25783/prudence-and-loyalty-in-selecting-plan-investments-and-exercising-shareholder-rights

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Proposal No. 6 Shareholder Proposal – Report on Climate Risks to Retirement Plan Beneficiaries

Investment Determinations are Required to be Based on Relevant Risk-Return Factors

The Board does not have responsibility for, or other control over, our 401(k) plan investment options. Instead, employees’ contributions made to our 401(k) plan, as well as the Company’s matching contributions, are deposited and held for the participating employees’ benefit in plan accounts maintained in trust by Fidelity Management Trust Company. As is customary for large retirement plans like our 401(k) plan, a management-level committee serves as the plan fiduciary responsible for selecting the 401(k) investment options, and consults with a third party investment advisor in exercising its responsibilities.

U.S. federal law mandates that a responsible plan fiduciary select 401(k) investment options based on economic factors the fiduciary “reasonably determines are relevant to a risk and return analysis” for the particular investment or investment course of action. This may include the economic risk and return effects of climate change or carbon-emissions on a particular investment. However, the law provides that a fiduciary may not sacrifice the interest of plan participants’ retirement income or other financial benefits by compromising investment returns or taking on additional investment risks to promote unrelated benefits or goals. The weight given to a risk factor should be based on the facts and a reasonable assessment of its impact on risk and return.

We believe this proposal, and the report it suggests, focuses too narrowly on climate risks and carbon emissions. Instead, and in accordance with the law, the plan fiduciary offers participants a broad range of investment strategies across different asset classes and investment styles — taking into account a variety of potential risks, reward opportunities, and goals, including, but not limited to those related to climate change — to allow participants to diversify their investments and pursue their individual retirement objectives and financial interests.

REQUIRED VOTE

The approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board The Board recommends that you vote “AGAINST” this shareholder proposal.

140	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 23, 2024 for:

●	each of our directors and nominees for director;
●	each of our NEOs;
●	all of our current directors and executive officers as a group; and
●	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 327,002,601 shares of our common stock outstanding at September 23, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable (or issuable upon vesting of restricted stock units or performance stock unit awards) within 60 days of September 23, 2024. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, California 95054. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Number of Shares	Percent of Shares Outstanding
5% Shareholders:
The Vanguard Group(1)	27,568,500	8.4%
BlackRock, Inc.(2)	24,622,005	7.5%
Named Executive Officers and Directors:
Nikesh Arora(3)	3,420,767	1.0%
William “BJ” Jenkins(4)	213,457	*
Dipak Golechha(5)	79,034	*
Lee Klarich(6)	1,383,471	*
Nir Zuk(7)	2,957,370	*
Aparna Bawa(8)	3,501	*
John M. Donovan(9)	17,778	*
Carl Eschenbach(8)	17,914	*
Helene D. Gayle(8)	11,808	*
James J. Goetz(10)	201,132	*
Rt Hon Sir John Key(8)	8,280	*
Mary Pat McCarthy(8)	31,167	*
Lorraine Twohill(8)	19,914	*
All current directors and executive officers as a group (13 persons)(11)	8,365,593	2.5%
*	Represents beneficial ownership of less than one percent (1%).

2024 Proxy Statement	141

Security Ownership of Certain Beneficial Owners and Management

(1)	According to a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, Inc. (“Vanguard”), as investment advisor, has sole voting power with respect to none of the reported shares, shared voting power with respect to 412,260 of the reported shares, sole dispositive power with respect to 26,235,869 of the reported shares and shared dispositive power with respect to 1,332,631 of the reported shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(2)	According to a Schedule 13G/A filed with the SEC on January 26, 2024, BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 22,409,511 of the reported shares, and sole dispositive power with respect to 24,622,005 of the reported shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)	Consists of (i) 500,644 shares held of record by Mr. Arora, (ii) 16,005 shares held of record by Bacchey Investments L.P., of which Bacchey Management LLC (the “LLC”) is the General Partner, Mr. Arora is the manager of the LLC and the sole member of the LLC is the Aurora Trust, for which Mr. Arora serves as a trustee, (iii) 674,723 shares from RSUs and PSUs that vested and were earned and deferred under our deferred compensation plan, (iv) 147,809 shares issuable upon the vesting of PSUs within 60 days of September 23, 2024, subject to Mr. Arora’s elections under our deferred compensation plan, and (v) 2,081,586 PSOs exercisable within 60 days of September 23, 2024.
(4)	Consists of (i) 7,545 shares held of record by Mr. Jenkins, (ii) 147,894 shares from RSUs and PSUs that vested and were earned and deferred under our deferred compensation plan, and (iii) 58,018 shares issuable upon the vesting of RSUs and PSUs within 60 days of September 23, 2024, subject to Mr. Jenkin’s elections under our deferred compensation plan.
(5)	Consists of (i) 51,563 shares held of record by Mr. Golechha and (ii) 27,471 shares that are issuable upon the vesting of RSUs and PSUs within 60 days of September 23, 2024.
(6)	Consists of (i) 143,817 shares held of record by Mr. Klarich, (ii) 370,000 shares held of record by the Lee and Susan Klarich 2005 Trust, (iii) 77,575 shares that are issuable upon the vesting of PSUs within 60 days of September 23, 2023, and (iii) 792,079 PSOs exercisable within 60 days of September 23, 2024.
(7)	Consists of (i) 1,129,685 shares held of record by Mr. Zuk, (ii) 274,914 shares held of record by the Cliff Family Trusts, for which Mr. Zuk serves as a trustee, (iii) 14,586 shares held of record by the Hawk Family Trust, for which Mr. Zuk serves as co-trustee, (iv) 29,128 shares that are issuable upon the vesting of PSUs within 60 days of September 23, 2024 and (v) 1,509,057 PSOs exercisable within 60 days of September 23, 2024.
(8)	Consists of shares held of record by the director or officer.
(9)	Consists of (i) 4,353 shares held of record by Mr. Donovan, (ii) 12,462 shares held of record by The Donovan Family Living Trust U/A DTD 09/28/2012, for which Mr. Donovan serves as co-trustee and (iii) 963 shares held of record by SRJ Norway Partners LP, for which Mr. Donovan serves as the general partner.
(10)	Consists of (i) 157,290 shares held of record by Mr. Goetz and (ii) 43,842 shares held of record by the Goetz Children’s Trust 4/24/1998.
(11)	Consists of (i) 2,820,253 shares beneficially owned by the current directors and executive officers, (ii) 340,001 shares issuable upon the vesting of RSUs and PSUs within 60 days of September 23, 2024, (iii) 822,617 shares from RSUs and PSUs that vested and were earned and deferred under our deferred compensation plan, and (iv) 4,382,722 PSOs exercisable within 60 days of September 23, 2024.

142	2024 Proxy Statement

Related Person Transactions

The Audit Committee of the Board of Directors has adopted a written policy and procedures for the review, approval and ratification, if necessary, of the transactions among the Company and its directors, executive officers and their related interests.

We have entered into employment arrangements with our executive officers. See also the section titled “Discussion of our Fiscal 2024 Executive Compensation Program—Executive Employment Agreements.” We have also entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Person Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying transactions with related persons.

We have a formal written policy providing that any transactions in which the aggregate amount exceeds or may be expected to exceed $120,000 between us and a related person (defined as an executive officer, director, nominee for election as director, beneficial owner of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest) are reviewed and approved or ratified quarterly by our Audit Committee. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, whether the transaction is on terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related person’s interest in the transaction. In addition, it is our policy that directors interested in a related person transaction will recuse themselves from any discussion or vote on a related person transaction in which they may have an interest.

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About the Annual Meeting

Why are you holding a virtual meeting and how can shareholders attend?

We have adopted a virtual meeting format for our Annual Meeting this year to provide a consistent experience to all shareholders regardless of geographic location and enhance shareholder access and engagement. To participate in our Annual Meeting, including to vote and ask questions during the meeting, visit www.virtualshareholdermeeting.com/PANW2024 with your 16-digit control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. If you did not receive a 16-digit control number, please reach out to your broker for instructions. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting.

How can I ask questions during the Annual Meeting?

The virtual format allows shareholders to communicate with us during the Annual Meeting. Shareholder questions may be submitted in the field provided in the web portal prior to or during the Annual Meeting for consideration. Detailed guidelines for submitting written questions during the Annual Meeting are available at www.virtualshareholdermeeting.com/PANW2024. You can submit questions in advance of the Annual Meeting by visiting www.proxyvote.com. The chairperson of the meeting will review the questions and determine whether the questions are relevant to the subject matter of the meeting and otherwise appropriate for answering at the meeting. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or our business, or are otherwise not appropriate for answering at the meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Who is entitled to vote?

Only holders of our common stock as of the close of business on October 18, 2024 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, 327,250,757 shares of our common stock were outstanding and entitled to vote. For each proposal at the Annual Meeting, each shareholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Shareholders may not cumulate votes in the election of directors. Our list of shareholders, as of the Record Date, will be available for inspection for the ten days prior to the Annual Meeting. If you would like to inspect the shareholder list, email our Investor Relations department at ir@paloaltonetworks.com to make arrangements.

Registered Shareholders of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and the Notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on your proxy card, or to vote online, by telephone or virtually at the Annual Meeting as described above. Throughout this proxy statement, we refer to these registered shareholders as “shareholders of record.”

Street Name Shareholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to participate in and vote online at the Annual Meeting; however, since a beneficial owner is not the shareholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “street name shareholders.”

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About the Annual Meeting

How do I vote?

If you are a shareholder of record, there are four ways to vote:

●	by Internet, prior to the Annual Meeting at http://www.proxyvote.com or by scanning the QR code included on your proxy card, 24 hours a day, seven days a week (have your proxy card in hand when you visit the website);
●	by toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Standard Time, on December 9, 2024 (have your proxy card in hand when you call);
●	by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
●	by attending and voting during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PANW2024. Please have your 16-digit control number to join the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone, or returning a proxy card so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name shareholder, you may not vote your shares online at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet (at http://www.proxyvote.com or by scanning the QR code included on your proxy card) or by telephone on a later date;
●	completing and returning a later-dated proxy card;
●	sending a written notice of revocation to our Corporate Secretary at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, CA 95054; or
●	attending and voting online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PANW2024. Please have your 16-digit control number to join the Annual Meeting.

If you are a street name shareholder, your broker, bank or other nominee can provide you with instructions on how to change your vote or revoke your proxy.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

●	“FOR” all the Company’s nominees Rt Hon Sir John Key, Mary Pat McCarthy, and Nir Zuk to be elected as Class I directors;
●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2025;
●	For the approval, on an advisory basis, of a “ONE-YEAR” frequency of holding advisory votes on the compensation of our named executive officers;
●	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
●	“FOR” the approval of an amendment of our 2021 Equity Incentive Plan to increase the number of plan shares reserved for issuance; and
●	“AGAINST” a shareholder proposal for the Company to report on climate risks to retirement plan beneficiaries.

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About the Annual Meeting

How many votes are needed for approval of each proposal?

●	Proposal No. 1: Each director nominee will be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” that nominee. You may vote “for,” “against,” or “abstain” on each of the nominees for election as a director. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
●	Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2025 requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
●	Proposal No. 3: The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon is required to determine, on an advisory basis, our shareholders’ preference regarding the frequency of holding future advisory votes on NEO compensation. You may indicate whether you would prefer an advisory vote on executive compensation every “1 year,” “2 years,” or “3 years,” or you may “abstain” from voting on this proposal. However, in the event that no voting option receives a majority, the Compensation and People Committee will consider the voting option that receives the greatest number of votes to be the preference of our shareholders. Abstentions will be included in the total number of shares present and entitled to vote to tabulate whether a majority has been obtained. Broker non-votes will have no effect on the outcome of this proposal. Although the advisory vote is non-binding, our Board values our shareholders’ opinions. The Compensation and People Committee and the Board will review the results of the vote and, consistent with our record of shareholder responsiveness, consider shareholders’ concerns and take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our NEO.
●	Proposal No. 4: The approval, on an advisory basis, of the compensation of our NEO requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Although the advisory vote is non-binding, our Board values our shareholders’ opinions. The Compensation and People Committee will review the results of the vote and, consistent with our record of shareholder responsiveness, consider shareholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.
●	Proposal No. 5: The approval of an amendment of our 2021 Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
●	Proposal No. 6: The approval of a shareholder proposal requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxies by our Board. When a proxy card is properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the shareholder. If a proxy card is signed, but no specific instructions are given, the shares represented by such proxy card will be voted in accordance with the recommendations of our board of directors, as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares subject to proxies. If the Annual Meeting is adjourned, the proxy holders can vote your shares subject to proxies when the Annual Meeting is rescheduled, unless you have properly revoked your proxy instructions, as described above.

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About the Annual Meeting

Why did I receive the Notice instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about October 29, 2024 to all shareholders entitled to vote at the Annual Meeting. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage shareholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of shareholders.

What is a quorum?

A quorum is the minimum number of shares required to be present for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote shares held in street name on a particular matter in the absence of instructions from the beneficial owner of such shares (“broker non-vote”). See the question below titled “How may my broker, bank or other nominee vote my shares if I fail to timely provide voting instructions?” The shares of our common stock subject to a proxy that are not being voted on a particular matter because of a broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary voting results and will provide the final voting results in an amendment to the Current Report on Form 8-K as soon as they become available.

How are proxies solicited for the Annual Meeting?

Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds your shares of our common stock. In addition to using the internet, our directors, officers and employees may solicit proxies in person and by mail, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation. We have retained Georgeson LLC to assist us in soliciting proxies for a fee of approximately 40,500 plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

How may my broker, bank or other nominee vote my shares if I fail to timely provide voting instructions?

Brokerage firms, banks or other nominees holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by the beneficial owner. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2025. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will serve as the independent inspector of election and, in such capacity, will count and tabulate the votes.

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About the Annual Meeting

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice, and if applicable, our proxy materials to multiple shareholders who share the same address unless we receive contrary instructions from one or more of the shareholders sharing the same address. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate copies of the Notice, and if applicable, our proxy materials. Upon written or oral request, we will deliver promptly separate copies of the Notice, or if applicable, our proxy materials, to any shareholder at a shared address which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of the Notice, or if applicable our proxy materials, shareholders may contact us at our principal executive address: Palo Alto Networks, Inc., Attention: Investor Relations, 3000 Tannery Way, Santa Clara, California 95054 or Tel: (408) 753-4000.

Shareholders who hold shares of our common stock in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

SHAREHOLDER PROPOSALS

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a Rule 14a-8 shareholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of shareholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than July 1, 2025. In addition, shareholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals should be addressed to:

Palo Alto Networks, Inc., Attention: Corporate Secretary, 3000 Tannery Way, Santa Clara, California 95054.

Our amended and restated bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a shareholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2025 annual meeting of shareholders, our Corporate Secretary must receive the proper written notice at our principal executive offices:

●	not earlier than 5:00 p.m. Pacific Time on August 12, 2025; and
●	not later than 5:00 p.m. Pacific Time on September 11, 2025.

In the event that we hold our 2025 annual meeting of shareholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement must be received no earlier than 5:00 p.m. Pacific Time on the 120th day before such annual meeting and no later than 5:00 p.m. Pacific Time on the later of the following two dates:

●	the 90th day prior to such annual meeting; or
●	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

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About the Annual Meeting

If a shareholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

DIRECTOR NOMINATIONS

Shareholders may recommend director candidates for consideration by our Governance and Sustainability Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding shareholder recommendations for director candidates, see the section titled “Identification and Evaluation of Director Nominees—Shareholder Recommendations for Nominations to the Board of Directors” beginning on page 62 of this proxy statement.

In addition, our amended and restated bylaws permit shareholders to nominate directors for election at an annual meeting of shareholders. To nominate a director, the shareholder must provide the information required by our amended and restated bylaws, which includes the information required by Rule 14a-19 of the Exchange Act. In addition, the shareholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received at the address set forth above within the time periods described above under the section titled “Shareholder Proposals” for shareholder proposals that are not intended to be included in a proxy statement.

Furthermore, our amended and restated bylaws permit shareholders or a group of shareholders that wish to nominate one or more directors through proxy access for inclusion in our proxy statement. To nominate a director using this process, the shareholder must provide the information required by the proxy access provision of our amended and restated bylaws. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary at our principal executive offices:

●	not earlier than the close of business on June 1, 2025; and
●	not later than the close of business on July 1, 2025.

AVAILABILITY OF BYLAWS

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

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Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of filed reports or written representations from certain Reporting Persons relating to fiscal 2024, the Company believes that all reports were filed on a timely basis except that a sale transaction and ten purchase and sale transactions of shares were reported late on two separate Form 4s filed on behalf of Aparna Bawa, a Board member; sales of shares were reported late on two separate Form 4s filed on behalf of Mary Pat McCarthy, a Board member; due to the late reporting of a PSU performance condition certification for PSUs held by certain of the Reporting Persons, (i) an acquisition and deferral of shares was reported late on separate Form 4s filed on behalf of each of Nikesh Arora, our Chief Executive Officer, and William “BJ” Jenkins, our President, and (ii) an acquisition of shares was reported late on separate Form 4s filed on behalf of each of Dipak Golechha, our Chief Financial Officer, Lee Klarich, our Chief Product Officer, and Nir Zuk, our Chief Technology Officer; and a sale of shares was reported late on a Form 4 filing on behalf of Josh Paul, our Chief Accounting Officer.

Fiscal Year 2024 Annual Report and SEC Filings

Our financial statements for our fiscal year ended July 31, 2024, are included in our Annual Report on Form 10-K, which we will make available to shareholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at www.paloaltonetworks.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, California 95054.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on your proxy card or execute and return, at your earliest convenience, your proxy card in the envelope provided.

THE BOARD OF DIRECTORS

Santa Clara, California
October 29, 2024

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Appendix A

Calculation of Billings and Organic Operating Margin

CALCULATION OF BILLINGS
($ in millions)

Billings	FY’ 21	FY’ 22	FY’ 23	FY’ 24
Total Revenue	$4,256.1	$5,501.5	$6,892.7	$8,027.5
Add: Change in total deferred revenue, net of acquired deferred revenue	1,196.1	1,970.0	2,301.7	2,180.6
Total billings	$5,452.2	$7,471.5	$9,194.4	$10,208.1

CALCULATION OF ORGANIC OPERATING INCOME AND ORGANIC OPERATING MARGIN
($ in millions)

	FY’24
Organic Operating Income and Operating Margin:	$	%
GAAP operating income and operating margin	683.9	8.5%
Share-based compensation-related charges	1,161.7	14.5%
Acquisition-related costs(1)	13.6	0.2%
Amortization expense of acquired intangible assets	119.0	1.5%
Litigation-related charges(2)	211.5	2.6%
Restructuring and other costs(3)	—	—
Non-GAAP operating income and operating margin	2,189.7	27.3%
Operating loss from acquired entities(4)	29.6	0.4%
Incremental bonus payout(5)	50.1	0.6%
Organic operating income and operating margin	2,269.4	28.3%
(1)	Consists of acquisition transaction costs, share-based compensation related to the cash settlement of certain equity awards, and costs to terminate certain employment, operating lease, and other contracts of the acquired companies.
(2)	Consists of the amortization of intellectual property licenses and covenant not to sue, a legal contingency charge and a litigation settlement charge.
(3)	Consists of manufacturing related charges, loss on the closure of an office facility, other costs, and related adjustments.
(4)	Consists of operating loss from the entities acquired in fiscal 2024.
(5)	Consists of bonus payout in excess of 100% of the target cash incentive of the 2024 Incentive Compensation Plan.

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Appendix A

Calculation of Adjusted Operating Margin, Free Cash Flow Margin and Adjusted Free Cash Flow Margin

CALCULATION OF OPERATING MARGIN AND ADJUSTED OPERATING MARGIN
($ in millions)

	FY’22	FY’23	FY’24
GAAP operating income (loss)	$(188.8)	$387.3	$683.9
Share-based compensation-related charges	1,072.0	1,145.1	1,161.7
Acquisition-related costs(1)	5.5	19.5	13.6
Amortization expense of acquired intangible assets	125.8	103.1	119.0
Litigation-related charges(2)	7.1	7.1	211.5
Restructuring and other costs(3)	21.2	(2.2)	—
Non-GAAP operating income	$1,042.8	$1,659.9	2,189.7
Non-GAAP operating margin	19.0%	24.1%	27.3%

FREE CASH FLOW MARGIN AND ADJUSTED FREE CASH FLOW MARGIN

	FY’22	FY’23
Net cash provided by operating activities	$1,984.7	$2,777.5
Less: purchases of property, equipment, and other assets	192.8	146.3
Free cash flow (non-GAAP)	$1,791.9	$2,631.2
Add: capital expenditures of headquarters(4)	38.9	—
Add: cash payment related to tax settlement	—	39.8
Adjusted free cash flow (non-GAAP)	$1,830.8	$2,671.0
Free cash flow margin (non-GAAP)	32.6%	38.2%
Adjusted free cash flow margin (non-GAAP)	33.3%	38.8%
(1)	Consists of acquisition transaction costs, share-based compensation related to the cash settlement of certain equity awards, and costs to terminate certain employment, operating lease, and other contracts of the acquired companies.
(2)	Consists of the amortization of intellectual property licenses and covenant not to sue. For FY’24, also includes a legal contingency charge and a litigation settlement charge.
(3)	Consists of manufacturing related charges, loss on the closure of an office facility, other costs, and related adjustments.
(4)	Consists of a land purchase of $38.9 million.

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Appendix A

Non-GAAP Financial Measures and Other Key Metrics

Palo Alto Networks has provided in this Proxy Statement financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures and other key metrics internally to set targets for employee compensation programs.

Billings. Palo Alto Networks defines billings as total revenue plus the change in total deferred revenue, net of acquired deferred revenue, during the period. The Company has considered billings to be a key metric used by management to manage our business. Billings growth is the percentage change in billings for a fiscal year as compared to the prior fiscal year.

Free Cash Flow (non-GAAP). Palo Alto Networks defines free cash flow, a non-GAAP financial measure, as cash provided by operating activities less purchases of property, equipment, and other assets. We consider free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures. A limitation of the utility of free cash flow as a measure of our financial performance and liquidity is that it does not represent the total increase or decrease in our cash balance for the period. In addition, it is important to note that other companies, including companies in our industry, may not use free cash flow, may calculate free cash flow in a different manner than we do, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a comparative measure.

Next Generation Security annual recurring revenue, or NGS ARR, is annualized allocated revenue of all active contracts as of the final day of the reporting period for Prisma and Cortex offerings inclusive of the VM-Series and related services, and certain cloud-delivered security services.

Non-GAAP Net Income and Net Income per share, diluted (Non-GAAP EPS). Palo Alto Networks defines non-GAAP net income as net income plus share plus share-based compensation-related charges, including share-based payroll tax expense, acquisition-related costs, amortization expense of acquired intangible assets, litigation-related charges, including legal settlements, restructuring and other costs, and non-cash charges related to convertible notes. The Company also excludes from non-GAAP net income foreign currency gains (losses) and tax adjustments related to our long-term non-GAAP effective tax rate in order to provide a complete picture of the Company’s recurring core business operating results. The Company defines non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of the Company’s employee equity incentive plan awards and the Company’s convertible senior notes outstanding and related warrants, after giving effect to the anti-dilutive impact of the Company’s note hedge agreements, which reduces the potential economic dilution that otherwise would occur upon conversion of the Company’s convertible senior notes. Under GAAP, the anti-dilutive impact of the note hedge is not reflected in diluted shares outstanding.

Non-GAAP Operating Margin. Palo Alto Networks defines non-GAAP operating margin as operating margin plus share-based compensation-related charges, including share-based payroll tax expense, acquisition-related costs, amortization expense of acquired intangible assets, litigation-related charges, including legal settlements, along with certain non-recurring expenses. The Company believes that excluding these items from non-GAAP operating margin provides management and investors with greater visibility into the underlying performance of the Company’s core business operating results, meaning its operating performance excluding these items and, from time to time, other discrete charges that are infrequent in nature, over multiple periods.

Organic operating margin. Palo Alto Networks defines organic operating margin as non-GAAP operating margin, excluding the effects of acquisitions and dispositions and bonus payout in excess of 100% of the target cash incentive under the 2023 Cash Incentive Compensation Plan.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. In particular, the billings metric reported by the Company includes amounts that have not yet been recognized as revenue. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP.

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Appendix B

Amended and Restated 2021 Equity Incentive Plan

PALO ALTO NETWORKS, INC.
2021 EQUITY INCENTIVE PLAN

(As amended and restated, subject to, and contingent upon, stockholder approval at the 2024 annual meeting of the Company’s stockholders)

1.	Purpose of the Plan. The purpose of this Plan is to:
	●	to attract and retain the best available personnel for positions of substantial responsibility,
	●	to provide additional incentive to Employees, Directors and Consultants, and
	●	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.	Definitions. The following definitions are used in this Plan:
	(a)	“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
	(b)	“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and issuance of shares of Common Stock, including under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan. Reference to a specific section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation or other official guidance issued under that section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding that section or regulation.
	(c)	“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
	(d)	“Award Agreement” means the written or electronic agreement between the Company and Participant setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
	(e)	“Board” means the Board of Directors of the Company.
	(f)	“Change in Control” means the occurrence of any of the following events:
(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, if any one Person is already considered to own more than 50% of the total voting power of the stock of the Company, the acquisition of additional stock by such Person will not be considered a Change in Control; or
(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

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(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)	”Code” means the U.S. Internal Revenue Code of 1986.
(h)	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i)	“Common Stock” means the common stock of the Company.
(j)	“Company” means Palo Alto Networks, Inc., a Delaware corporation, or any successor thereto.
(k)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning used with respect to Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(l)	“Director” means a member of the Board.
(m)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)	“Employee” means any person, including Officers and Inside Directors, providing services as an employee to the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

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Appendix B

(o)	“Exchange Act” means the U.S. Securities Exchange Act of 1934.
(p)	“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. As described in Section 4(i), the Administrator may not institute an Exchange Program.
(q)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market of Nasdaq Stock Market or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator deems reliable;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or the closing bid, if no sales were reported), as reported by such source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
If the Fair Market Value is to be determined under subsection (i) or (ii) above and the determination date for the Fair Market Value occurs on a day other than a Trading Day, the Fair Market Value will be the price as determined under subsection (i) or (ii) above, as applicable, on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of withholding Tax-Related Items may be made in the Administrator΄s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(r)	“Fiscal Year” means the fiscal year of the Company.
(s)	“Incentive Stock Option” means an Option that is intended to qualify, and actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)	“Inside Director” means a Director who is an Employee.
(u)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)	“Option” means a stock option granted pursuant to the Plan.
(x)	“ Outside Director” means a Director who is not an Employee.
(y)	“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z)	“Participant” means the holder of an outstanding Award.

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(aa)	“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(bb)	“Performance Unit” means an Award denominated in Shares or cash, which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(cc)	“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(dd)	“Plan” means this Palo Alto Networks, Inc. 2021 Equity Incentive Plan.
(ee)	“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(ff)	“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(gg)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(hh)	“Section 16(b)” means Section 16(b) of the Exchange Act.
(ii)	“Section 409A” means Section 409A of the Code.
(jj)	“Securities Act” means the U.S. Securities Act of 1933.
(kk)	“Service Provider” means an Employee, Director or Consultant.
(ll)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(mm)	“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(nn)	“Subsidiary” means a “subsidiary corporation” of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.
(oo)	“Substituted Award” means an Award granted in substitution for an equity award of an acquired entity in connection with a merger, reorganization, separation, or other transaction to which Section 424(a) of the Code applies.
(pp)	Tax-Related Items” means any U.S. and non–U.S. federal, state, or local taxes (including, without limitation, income tax, social insurance, payroll tax, fringe benefits tax, payment on account and any other tax-related items) related to a Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant, or have been transferred to the Participant.
(qq)	“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed is open for trading.

3.	Stock Subject to the Plan.
	(a)	Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 27,185,000 Shares, plus (ii) any Shares subject to awards granted under the Company’s 2012 Equity Incentive Plan, as amended, that, on or after the date stockholders initially approve the Plan, expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 31,740,063 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock. If the Committee grants Substituted Awards in substitution for equity awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those Substituted Awards will not decrease the number of Shares available for issuance under the Plan.

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Appendix B

(b)	Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross number of Shares underlying the portion of a Stock Appreciation Right that is exercised will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c)	Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.
	(a)	Procedure.
		(i)	General. The Plan will be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws. The Board or Committee will be the Administrator. Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may, at any time, revoke the delegation of some or all authority previously delegated.
		(ii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
	(b)	Powers of the Administrator. Subject to the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including to:
		(i)	determine the Fair Market Value;
		(ii)	select the Service Providers to whom Awards may be granted hereunder;
		(iii)	determine the number of Shares to be covered by each Award granted hereunder;
		(iv)	approve forms of Award Agreements for use under the Plan;
		(v)	determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;
		(vi)	establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations, and sub-plans for the purposes of facilitating compliance with non-U.S. laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Service Providers outside the U.S.;
		(vii)	interpret the Plan and make any decision necessary to administer the Plan;
		(viii)	interpret, modify or amend each Award (subject to Section 17(c) of the Plan), including without limitation the discretionary authority to extend the post-termination exercisability period of Awards;

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	(ix)	allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15 of the Plan;
	(x)	authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
	(xi)	delegate ministerial duties to any of the Company’s employees;
	(xii)	temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;
	(xiii)	allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award; and
	(xiv)	make all other determinations deemed necessary or advisable for administering the Plan.
(c)	Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.
(d)	Waiver. The Administrator may waive any terms, conditions or restrictions.
(e)	Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be cancelled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(f)	Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or its agent) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(g)	Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(h)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
(i)	Exchange Program. The Administrator may not institute an Exchange Program.

5.	Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.	Stock Options.
	(a)	Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator determines in its sole discretion.
	(b)	Stock Option Agreement. Each Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator determines in its sole discretion.
	(c)	Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

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(d)
Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be 10 years from the Grant Date or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be 5 years from the Grant Date or such shorter term as may be provided in the Award Agreement.

(e)	Option Exercise Price and Consideration.
	(i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
		(1)	In the case of an Incentive Stock Option
(A)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the Grant Date.

(B)
granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the Grant Date.

(2)
In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator and may no less than 100% of the Fair Market Value per Share on the Grant Date unless otherwise required by Applicable Laws.

(3)
Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Grant Date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check or wire transfer; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) net exercise, under which Shares are withheld from otherwise deliverable Shares that has been approved by the Board or a Committee; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(f)	Exercise of Option.
(i)
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of an Option, the Administrator, in its sole discretion, may accelerate the time at which the Option will vest or become exercisable. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any amounts necessary to satisfy withholding obligations for Tax-Related Items). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant and approved by the Administrator, in the name of the

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Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 3 months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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		(v)	Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)
if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in liability under Section 16(b); or

(2)
if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of 30 days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.	Restricted Stock.
(a)
Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator determines in its sole discretion.

(b)
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator determines in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)
Transferability. Except as provided in this Section 7 of the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.

	(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)
Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. Notwithstanding the foregoing, at any time after the grant of an Option, the Administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)
Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)
Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.	Restricted Stock Units.
(a)
Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)
Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify vesting criteria, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator determines in its sole discretion.

(c)
Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws or any other basis determined by the Administrator in its discretion.

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(d)
Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(e)
Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units only in cash, Shares, or a combination of both.

	(f)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9.	Stock Appreciation Rights.
(a)
Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)
Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator determines in its sole discretion. Notwithstanding the foregoing, at any time after the grant of a Stock Appreciation Right, the Administrator, in its sole discretion, may accelerate the time at which the Stock Appreciation Right will vest or become exercisable.

	(c)	Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(d)
Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the Grant Date. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(e)
Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the tolling and expiration rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

	(f)	Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.
10.	Performance Units and Performance Shares.
(a)
Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)
Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

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Appendix B

(c)
Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/ Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator determines in its sole discretion. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)
Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/ Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Notwithstanding the foregoing, at any time after the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)
Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/ Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)
Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.	Award Limitations.
(a)
Outside Director Award Limitations. No Outside Director may be paid compensation for service as an Outside Director that, in the aggregate, exceeds $2,000,000, increased to $4,000,000 for such Outside Director for the Fiscal Year in which he or she joins the Board as an Outside Director. Compensation includes equity awards, including any Awards issued under this Plan, the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles and any other compensation (including without limitation any cash retainers or fees). Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 11(a).

(b) Dividends and Other Distributions. No dividends or other distributions shall be paid with respect to any Shares underlying any unvested portion of an Award.
12.
Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or Applicable Laws require otherwise, vesting of Awards will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or the Participant’s employer is not so guaranteed, then 6 months following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.	Transferability of Awards.
(a)
General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.

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(b)
Domestic Relations Orders. If approved by the Administrator, an Award may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)
Limited Transfers for the Benefit of Family Members. The Administrator may permit an Award or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws. For the avoidance of doubt, during the lifetime of the Participant, no Award may be assigned or transferred to a third-party financial institution.

(d)
Permitted Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If an Award is unvested, then the service of the Participant will continue to determine whether the Award will vest and when it will terminate.

14.	Adjustments; Dissolution or Liquidation; Merger or Change in Control; Death.
(a)
Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b)
Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or its Parent. The Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

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Appendix B

For the purposes of this Section 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

(d)
Outside Director Awards. With respect to Awards granted to Outside Directors for their service as Outside Directors, in the event of a Change in Control, such Participants will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Awards, including those Shares which would not be vested or exercisable, all restrictions on such Participants’ Restricted Stock and Restricted Stock Units will lapse, and, with respect to such Participants’ Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreements or other written agreements between the Participants and the Company or any of its Subsidiaries or Parents, as applicable.

15.	Tax Matters.
(a)
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any withholding obligations for Tax-Related Items are due, the Company (or any of its Subsidiaries, Parents or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or affiliates, as applicable), an amount sufficient to satisfy any Tax-Related Items required to be withheld with respect to such Award (or exercise thereof).

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Appendix B

(b)
Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding obligation for Tax-Related Items, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or such greater amount as the Administrator may determine (including up to a maximum statutory amount) if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or such greater amount as the Administrator may determine (including up to a maximum statutory amount), in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) to cover the amount of the withholding obligation for Tax-Related Items, (v) having the Company or a Parent or Subsidiary withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary, (vi) any other method of withholding determined by the Administrator, or (vii) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum statutory rates applicable in a Participant’s jurisdiction with respect to the Award on the date that the amount of Tax-Related Items to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the amount of Tax-Related Items to be withheld is calculated.

(c)
Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

16.	Miscellaneous.
(a)
Stockholder Approval and Term of Plan. The Plan will become effective upon its approval by the Company’s stockholders within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will continue in effect until terminated earlier under Section 17 of the Plan, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board.

(b)
Legal Compliance. Shares will not be issued pursuant an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(c)
Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(d)
Inability to Obtain Authority. If the Company determines it to be impossible or impracticable to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same

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class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

(e)
No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

(f)
Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award and any other compensation paid or payable to a Participant (including, but not limited to, equity awards issued outside of this Plan) (such compensation, “Other Compensation”) will be subject to the Company’s clawback policy in effect as of the adoption of this Plan, and will be subject to any other clawback policy of the Company as may be established and/or amended from time to time to comply with applicable laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award or Other Compensation and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this subsection (f) specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary.

17.	Amendment and Termination of the Plan.
	(a)	Amendment and Termination. The Administrator, at any time, may amend, alter, suspend or terminate the Plan.
	(b)	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)
Consent of Participants Generally Required. Subject to Section 17(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.

	(d)	Exceptions to Consent Requirement.
(i)
A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights, and

(ii)
Subject to the limitations of Applicable Laws, if any, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done

			(1)	in a manner expressly permitted under the Plan;
			(2)	to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code;
(3)
to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code;

			(4)	to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A; or
			(5)	to comply with other Applicable Laws.

168	2024 Proxy Statement

BOARD OF DIRECTORS	CORPORATE HEADQUARTERS
Nikesh Arora
Chief Executive Officer and
Chair of the Board of Directors
Nir Zuk
Chief Technology Officer and Director
Aparna Bawa
Chief Operating Officer
Zoom Video Communications, Inc.
John M. Donovan
Former Chief Executive Officer
AT&T Communications
Carl Eschenbach
Chief Executive Officer, Workday, Inc.
Dr. Helene D. Gayle
President, Spelman College
James J. Goetz
Managing Member, Sequoia Capital
Rt Hon Sir John Key
Former Prime Minister of New Zealand
Mary Pat McCarthy
Former Vice Chair, KPMG LLP
Lorraine Twohill
Chief Marketing Officer, Google
CORPORATE EXECUTIVES
Nikesh Arora
Chief Executive Officer and
Chair of the Board of Directors
Dipak Golechha
Chief Financial Officer
William “BJ” Jenkins
President
Lee Klarich
Chief Product Officer
Nir Zuk
Chief Technology Officer and Director

Palo Alto Networks, Inc.
3000 Tannery Way
Santa Clara, California 95054
T: (408) 753-4000
www.paloaltonetworks.com
VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
Tuesday, December 10, 2024 at 11:00 a.m. PST
www.virtualshareholdermeeting.com/PANW2024

3000 Tannery Way Santa Clara, CA 95054 Main: +1.408.753.4000 Sales: +1.866.320.4788 Support: +1.866.898.9087 www.paloaltonetworks.com

PALO ALTO NETWORKS, INC. 3000 TANNERY WAY SANTA CLARA, CA 95054
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on December 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/PANW2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on December 9, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V57861-P18361	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PALO ALTO NETWORKS, INC.
The Board of Directors recommends you vote
"FOR" each of the following nominees, "FOR"
proposals 2, 4 and 5 and "1 YEAR" on proposal 3.
1.	Election of Class I Directors
	Nominees:		For	Against	Abstain
	1a.	Right Honorable Sir John Key	☐	☐	☐
	1b.	Mary Pat McCarthy	☐	☐	☐
	1c.	Nir Zuk	☐	☐	☐
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending July 31, 2025.		☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
3.	To approve, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation.	☐	☐	☐	☐

		For	Against	Abstain
4.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
5.	To approve an amendment to the Palo Alto Networks, Inc. 2021 Equity Incentive Plan.	☐	☐	☐
The Board of Directors recommends you vote "AGAINST" proposal 6.		For	Against	Abstain
6.	To consider and vote upon a shareholder proposal, if properly presented at the Annual Meeting, regarding a report on climate risks to retirement plan beneficiaries.	☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V57862-P18361
PALO ALTO NETWORKS, INC.
Annual Meeting of Shareholders
December 10, 2024 at 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned shareholder of Palo Alto Networks, Inc., a Delaware corporation ("Palo Alto Networks"), hereby appoints Nikesh Arora, Dipak Golechha and Bruce Byrd, or any of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Palo Alto Networks to be held on December 10, 2024 at 11:00 AM Pacific Standard Time virtually via a live webcast at www.virtualshareholdermeeting.com/PANW2024 and at any adjournment or postponement thereof, and to vote all shares of common stock of Palo Alto Networks held of record by the undersigned at the close of business on October 18, 2024, as hereinafter specified upon the proposals on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALO ALTO NETWORKS. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES, "FOR" PROPOSALS 2, 4 AND 5, "1 YEAR" FOR PROPOSAL 3 AND "AGAINST" PROPOSAL 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side